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Wells Fargo & Company

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WELLS FARGO

Wells Fargo & Company 2017 Proxy Statement

Wells Fargo Logo Wells Fargo & Company 2017 Proxy Statement

Letter to our Stockholders from our Chairman and our Chief Executive Officer March 15, 2017

Dear Fellow Stockholders,

Thank you for your support of Wells Fargo during 2016. It was a difficult year as unacceptable sales practices in our retail bank did not serve the interests of our customers, our team members, or our Company. Restoring your trust and the trust of all key stakeholders is our top priority and, while we have more work to do, we firmly believe we are on the right path. We have taken decisive actions, many of which are discussed in this proxy statement, to make things right for our customers and team members, and are fixing problems at their root cause and building a better Wells Fargo for the future.

Our focus on making things right for customers includes reviewing millions of checking, credit card, and line of credit accounts, dating from 2009 to 2016, and refunding charges and fees. We reached out to customers to confirm they still want and need their products. We are doing a number of things to earn back the trust of our team members, including communicating actively about the changes we are making and listening to their feedback. We also have increased the information we provide to our investors, so we are transparent about the effects of the sales practices issues on our business.

Fixing problems at their root cause is a second way we are working to rebuild trust. We have named new leadership in the Community Bank, eliminated product sales goals for our branch team members, and introduced a new compensation plan for our retail bankers. These changes keep our focus on what’s best for our customers.

As we look ahead and build a better Wells Fargo, we are focused on serving our customers, now and in the future. This includes strengthening core functions for effective risk management. It also means creating the next generation of payments capabilities and digital and online offerings for our customers.

Our Board is actively involved in oversight of our Company and management, and in February 2017 we were pleased to welcome two new members to our Board, Karen Peetz and Ron Sargent. Each brings deep and relevant experience to Wells Fargo. We want to extend our thanks to Elaine Chao, who resigned from our Board in January upon her confirmation as U.S. Secretary of Transportation, and Susan Engel, who will retire from our Board at our 2017 annual meeting of stockholders, after many years of distinguished service.

On behalf of our Board of Directors and our management team, we are pleased to invite you to attend our 2017 annual meeting of stockholders on April 25, 2017 at 10:00 a.m., Eastern Time, at the Sawgrass Marriott, 1000 PGA Tour Boulevard, Ponte Vedra Beach, Florida. A notice of the meeting and our 2017 Proxy Statement containing important information about the matters to be voted upon and instructions on how you can vote your shares follow this letter.

Your vote is important to us. Please vote as soon as possible even if you plan to attend the annual meeting.

Thank you for your interest in and support of Wells Fargo.

Sincerely,

Stephen W. Sanger Chairman Timothy J. Sloan CEO and President
Stephen W. Sanger Chairman	Timothy J. Sloan CEO and President

WELLS FARGO & COMPANY

420 Montgomery Street

San Francisco, California 94104

Notice of Annual Meeting of Stockholders

Tuesday, April 25, 2017

10:00 a.m., Eastern Time (ET)

Sawgrass Marriott

1000 PGA Tour Boulevard

Ponte Vedra Beach, Florida 32082

Items of Business

1.	Elect as directors the 15 nominees named in our proxy statement;

2.	Vote on an advisory resolution to approve executive compensation;

3.	Vote on an advisory proposal on the frequency (every year, every 2 years, or every 3 years) of future advisory votes to approve executive compensation;

4.	Ratify the appointment of KPMG LLP as our Company’s independent registered public accounting firm for 2017;

5.	Vote on six stockholder proposals (Items 5–10 in our proxy statement), if each is properly presented at the meeting and not previously withdrawn; and

6.	Consider any other business properly brought before the meeting or any adjournment or postponement thereof.

Record Date and Voting

You may vote if you owned shares of our common stock at the close of business on March 1, 2017, the record date for notice of and voting at our annual meeting.

It is important that your shares be represented and voted at the meeting. You can vote your shares over the internet, using your mobile device, or by telephone. If you received a paper proxy card or voting instruction form by mail, you may also vote by signing, dating, and returning the proxy card or voting instruction form in the envelope provided. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. For instructions on how to vote your shares, see the information under Voting and Other Meeting Information in this proxy statement.

Meeting Admission and Notice of Internet Availability of Proxy Materials

You or your legal proxy may attend the meeting if you owned shares of our common stock at the close of business on March 1, 2017. If you or your legal proxy plan to attend the meeting in person, you must follow the admission procedures described in Meeting Admission Information in this proxy statement. If you do not comply with these procedures, you or your legal proxy will not be admitted to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 25, 2017: Wells Fargo’s 2017 Proxy Statement, Annual Report to Stockholders for the year ended December 31, 2016, and other proxy materials are available at: www.proxypush.com/wfc (for record holders) or www.proxyvote.com (for street name holders and Company Plans participants).

By Order of our Board of Directors,

Anthony R. Augliera Corporate Secretary

This notice and the accompanying proxy statement, 2016 annual report, and proxy card or voting instruction form were first made available to stockholders beginning on March 15, 2017.

Proxy Statement Summary

This summary highlights certain information contained in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Wells Fargo 2017 Annual Meeting Information

Date and Time: Tuesday, April 25, 2017 10:00 a.m., ET	Place: Sawgrass Marriott 1000 PGA Tour Boulevard Ponte Vedra Beach, Florida 32082

Items for Vote		Board Recommendation

1.	Elect 15 directors	FOR all nominees

2.	Advisory resolution to approve executive compensation (Say on Pay)	FOR

3.	Advisory proposal on the frequency (every year, every 2 years, or every 3 years) of future advisory votes to approve executive compensation	EVERY YEAR

4.	Ratify the appointment of KPMG LLP as our Company’s independent registered public accounting firm for 2017	FOR

5–10.	Six stockholder proposals as described in this proxy statement, if each is properly presented at the meeting and not previously withdrawn	AGAINST these proposals

In addition, stockholders may be asked to consider any other business properly brought before the meeting or any adjournment or postponement thereof.

Voting and Admission Information

Voting.     Holders of our common stock as of the record date, March 1, 2017, are entitled to notice of and to vote at our annual meeting. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at our annual meeting. Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible.

REVIEW YOUR PROXY STATEMENT AND VOTE IN PERSON OR IN ONE OF THESE FOUR WAYS:

Via the Internet Visit the website listed in your notice of internet availability of proxy materials or your proxy or voting instruction form	By Telephone Call the toll-free voting number in your voting materials from the U.S., U.S. territories, or Canada

By Mobile Device Scan the QR Barcode on your voting materials	By Mail Mail your completed and signed proxy or voting instruction form

Admission.     Wells Fargo stockholders as of the record date are entitled to attend the annual meeting. To attend, stockholders must present an admission ticket available online or other proper verification of stock ownership and a valid photo ID. Please review the admission procedures in this proxy statement under Meeting Admission Information.

Live Audio of Meeting.     You may listen to live audio of the annual meeting, but will not be able to vote your shares or ask questions.

Each stockholder’s vote is important.

Please submit your vote by proxy over the internet, using your mobile device, or by telephone, or complete, sign, date, and return your proxy or voting instruction form.

Wells Fargo & Company 2017 Proxy Statement            i

Building a Better Wells Fargo

On September 8, 2016, we announced regulatory and legal settlements relating to our retail banking sales practices, which damaged the trust many of our stakeholders have in Wells Fargo. Our Board and management have taken decisive actions to rebuild the trust of our customers, team members, investors, and other stakeholders through a comprehensive action plan outlined below, and to strengthen our culture and make sure our practices align with our values.

Action plan focused on rebuilding trust

Rebuilding Trust
Making things right for our customers and team members	Fixing problems at their root cause	Building a better Wells Fargo for the future

How we are working to rebuild trust – our top priority

Our action plan starts at the top of our organization with our Board
Board Leadership Structure and Composition	>	Separated the roles of Chairman and CEO, elected an independent Chairman and Vice Chair, and amended our By-Laws to require that those roles be held by independent directors
	>	Elected Timothy J. Sloan as CEO
	>	As part of Board succession planning, added two new directors with expertise to enhance the overall mix of skills and experience on our Board and key committees
Executive Accountability	>	Our effective compensation design provides our Board with discretion to forfeit and adjust unpaid equity and annual incentive awards
	>	Our Board used that discretion and took decisive compensation actions to hold our current and former executives accountable
Board Oversight of Risk	>

Our Board enhanced its oversight of conduct risk, including sales practices risk, through the Risk Committee’s oversight of enterprise-wide conduct risk and our Company’s new Office of Ethics, Integrity, and Oversight, and the expansion of other Board committees’ responsibilities for overseeing aspects of conduct risk

Board Independent Investigation	>	Launched a comprehensive independent investigation into our Company’s retail banking sales practices and related matters
	>	Our Board expects to disclose findings from its investigation publicly in April prior to our annual meeting
How our Company is responding
Engagement and Transparency	>	Recommitting to our customers and earning back the trust of our team members
	>	Engaging with and listening to our investors, including with the participation of our independent Chairman and independent Vice Chair
	>	Engaged external consultants to review sales practices across our Company
>

Being more transparent in our disclosures to our investors, customers, team members, and our other stakeholders about the changes we are making and the impact of the retail banking sales practices matter on our business

Compensation and Performance Management Changes	>	Eliminated product sales goals for retail banking team members in our branches and call centers on October 1, 2016
	>	Introduced new compensation and performance management programs in our Community Bank focused on the customer experience within our branches
	>	Strengthened our incentive compensation risk management program and practices
Risk Management Organization and Controls	>	Improving our enterprise risk management practices and controls
>

Changed reporting lines for risk team members to report into our central Corporate Risk group and for staff groups throughout our Company to report into their central control groups rather than the line of business

Our Culture and Ethics	>	Reviewing and strengthening our culture, including ethics and compliance culture
Our Company’s Leadership and Long-Term Business Strategy	>	Changed senior management of our Company and the Community Bank
	>	Focused on our long-term business strategy, including our mission to satisfy our customers’ financial needs and help them succeed financially

ii            Wells Fargo & Company 2017 Proxy Statement

Board Leadership Structure and Composition

Our Board is committed to sound and effective corporate governance principles and practices, including robust annual board self-evaluations, board succession planning, board refreshment, board diversity, and recruitment of new directors to complement the existing skills and experience of our Board in areas identified by our Board through its annual self-evaluation process. In addition, our Board considers the feedback it receives from our investors and has taken a number of actions to increase stockholder rights and enhance our Board’s structure that were based, in part, on input received from our investors.

•	Changed our Board Leadership Structure and Amended our By-Laws to Require that the Chairman and any Vice Chairman of our Board be Independent Directors
	¡	Our Board separated the roles of Chairman and Chief Executive Officer on October 12, 2016, and elected Stephen W. Sanger, previously our Lead Director, as independent Chairman of our Board.
¡

Our Board elected an independent Vice Chair, Elizabeth A. Duke. As a former Governor of the Federal Reserve, she has strong regulatory and financial services expertise and brings a fresh perspective to assist the Chairman.

	¡	Following engagement with our investors, our Board amended our Company’s By-Laws on November 29, 2016 to require that the Chairman and any Vice Chairman of our Board be independent directors.
•	Refreshed our Board in 2017
¡

Added two new directors, Karen B. Peetz and Ronald L. Sargent, who bring financial services, client services, regulatory, and consumer retail and marketing experience, as well as experience in the management of a large workforce serving customers globally through a variety of channels

	¡	Refreshed the composition of key Board committees, including the Human Resources Committee and Governance and Nominating Committee
	¡	Continued to demonstrate our commitment to Board diversity
	¡	Following changes made to our Board composition, the average director tenure of our independent director nominees is 8.4 years.
•	Provided Stockholders a Proxy Access Right in our By-Laws
	¡	Our Board adopted a proxy access by-law in December 2015

Qualifications and Experience Represented on Our Board

Management and/or Leadership Experience (15 directors)	Financial Services (5 directors)	Finance, Accounting, or Financial Reporting (15 directors)	Risk Management (8 directors)	Human Capital Management, Corporate Governance, Management Succession Planning (13 directors)

Information Security (including Cyber), Technology (3 directors)	Marketing, Consumer (6 directors)	Community Affairs, Governmental Relations, Public Policy, Social Responsibility (11 directors)	International (8 directors)	Legal and/or Regulatory (10 directors)

Wells Fargo & Company 2017 Proxy Statement            iii

Executive Accountability and Other Compensation Actions

Our Effective Compensation Design Provides Our Board Discretion to Hold Executives Accountable and to Pay for Performance.     The design and risk management features of our Company’s executive compensation program provide our Board with the discretion to forfeit and adjust unpaid equity and annual incentive awards.

Our Board Took Decisive Actions to Hold Executives Accountable.     Since the beginning of our Board’s independent investigation into our retail banking sales practices, our Board and its Human Resources Committee (HRC) have taken a number of decisive actions to promote executive accountability. None of these steps preclude our Board and the HRC from taking additional actions they deem appropriate, including actions based on findings from our Board’s independent investigation.

•	In September 2016, our Board took the following actions to promote executive accountability in response to our unacceptable retail banking sales practices:

$41 million forfeited for Stumpf	Our Board and John G. Stumpf, former Chairman and CEO, agreed that he would forfeit all of his unvested equity awards and that he would forgo his salary during our Board’s independent investigation.

$19 million forfeited for Tolstedt	Carrie L. Tolstedt, former head of the Community Bank, left our Company and our Board determined that she would forfeit all of her unvested equity awards.

No stock option exercises for Tolstedt	Ms. Tolstedt agreed not to exercise any of her fully vested stock options pending our Board’s independent investigation and that, at the conclusion of the investigation, our Board would have the authority to determine the extent to which such options will be forfeited.

No 2016 bonuses for Stumpf or Tolstedt	Our Board determined that Mr. Stumpf and Ms. Tolstedt would not receive 2016 annual incentive award payments.
Mr. Stumpf and Ms. Tolstedt will not receive any severance payments.

•	In February 2017, based on its investigation into our retail banking sales practices, our Board took the following actions:

Additional terminations and forfeitures	Our Board terminated the employment of four current or former senior managers in our Community Bank for cause, with the result that they forfeited annual incentive awards and outstanding equity awards. None of these senior managers will be paid any severance.

•	In February 2017, our Board took the following actions, after discussion with Mr. Sloan, for the eight members of our Operating Committee who were in place before it was reconstituted in November 2016 based on the accountability of all those in senior management for the overall operational and reputation risk of our Company:

No 2016 bonuses	The HRC eliminated their 2016 annual incentive award payments, with a total target value of approximately $6 million.

$26 million reduction to 2014 Performance Shares	The HRC significantly reduced the payout on their 2014 Performance Shares that vested following 2016, from the maximum amount (of 125% or 150% of target), which would have been earned based on our 2014 to 2016 financial performance, to 75% of target.

Our Board is Guided by Our Compensation Principles.     Based on our compensation principle to pay for performance, our Board took the following additional action in February 2017:

Additional Performance Share reduction	The HRC reduced by 20% to 40% the payout on all 2014 Performance Shares held by other current senior managers, based on our Company’s overall performance in 2016.

iv            Wells Fargo & Company 2017 Proxy Statement

Board Oversight of Risk

As part of its annual self-evaluation process, our Board made changes to enhance the risk oversight responsibilities of various Board committees, including its Risk Committee, and will continue to review its and each of its committee’s oversight responsibilities as part of its self-evaluation process.

•	Enhanced Board Oversight of Conduct Risk. Our Board has enhanced its oversight of conduct risk, including sales practices risk, by focusing management’s reporting to the Board on the alignment of team member conduct with (1) our Company’s risk appetite and (2) our Company’s culture as reflected in our Vision and Values and our Code of Ethics and Business Conduct.

In addition, our Board enhanced Board committee oversight of conduct risk as follows:

Risk Committee

Expanded the Risk Committee’s oversight responsibilities to include our enterprise-wide conduct risk, risk culture, and new Office of Ethics, Oversight, and Integrity

The Risk Committee will continue to oversee our enterprise risk management framework, Corporate Risk function, and key risks identified by our Company.

Human Resources Committee (HRC)

Expanded the HRC’s oversight responsibilities to include human capital management, culture, our Code of Ethics and Business Conduct, and implementation and effectiveness of our Company’s ethics, business conduct, and conflicts of interest program

The HRC will continue to oversee our incentive compensation risk management program.

Audit and Examination Committee (AEC)

Expanded the AEC’s oversight responsibilities for legal and regulatory compliance to include our Company’s compliance culture

The AEC will continue to oversee our operational risk program and all operational risk types, as well as complaints and allegations related to accounting, internal accounting control, and auditing matters.

Corporate Responsibility Committee (CRC)

The CRC will continue to oversee our Company’s reputation, customer complaints policy and processes, and complaints and allegations relating to customers and will receive enhanced reporting from management on complaints and allegations from all sources, including the EthicsLine, relating to customers.

Board Independent Investigation into our Retail Banking Sales Practices

Following the September 8, 2016 announcement of the legal and regulatory settlements, our Board’s independent directors launched a comprehensive independent investigation into our Company’s retail banking sales practices and related matters. The investigation covers a broad range of topics so that it addresses questions and concerns raised by our stockholders, customers, team members, regulators, and other government officials, including the actions of our Board, senior management, the Community Bank, and key corporate functions.

•	Board Oversight of Investigation. The investigation is being overseen by a special Board committee, which is chaired by our Board’s independent Chairman, Stephen W. Sanger, and includes three other independent directors (Elizabeth A. Duke, Vice Chair; Enrique Hernandez, Jr.; and Donald M. James). These members were chosen for their experience and background and have the full support of our Board. Mr. Sanger previously served as our Board’s Lead Director; Ms. Duke brings substantial regulatory expertise and industry experience as a former executive at several banks; and Messrs. Hernandez and James have legal backgrounds that are of assistance in structuring an investigation and digesting a vast investigative record. The independent directors have retained the law firm of Shearman & Sterling LLP to assist in the investigation.

•	Our Board Is Committed to Public Disclosure of Findings from its Investigation. Our Board expects to disclose findings from its independent investigation publicly in April prior to our 2017 annual meeting.

Wells Fargo & Company 2017 Proxy Statement            v

How Our Company Is Responding — Our Path Forward

•      We Are Fully Committed to Serving our Customers and We Failed to Live Up To that Commitment. We recognize that the initial actions our Company took to address the retail banking sales practices matter were not quick or aggressive enough. In addition, our Company failed initially to fully appreciate the impact of this matter on our customers, team members, and other stakeholders.

•      Our Board and Company Are Taking Decisive Actions. Since September 2016, our Board and our Company have taken decisive and comprehensive actions to address retail banking sales practices issues, work to restore the trust of our many stakeholders, and build a better Wells Fargo for the future. Wells Fargo has not waited for the completion of our Board’s independent investigation, and has already taken actions to enhance our compensation and performance management programs, risk management organization and practices, and the ways we reinforce our culture.

•      These Actions Reflect Feedback Received. We have been listening to feedback and are committed to being more transparent about the changes we are making. Many of our actions were informed by our engagement with our investors, customers, team members, and other stakeholders.

•      We Are Confident that We Will Emerge as a Stronger Company. Though we have more work to do, we are confident that we will use the lessons learned from this experience to make Wells Fargo stronger in the years ahead.

Key Compensation and Performance Management Changes

•	Modified our Compensation and Performance Management Programs. We eliminated product sales goals for our retail bank team members who serve customers in our bank branches and call centers on October 1, 2016, to help ensure our retail bankers do not put their interests ahead of our customers. In addition, we made the following changes in our retail bank compensation program:

¡	Put in place a new incentive program effective January 1, 2017 for our retail branch team members, including managers, tellers, and personal bankers. Key aspects of the new program include:

∎	No product sales goals

∎	Rewards based on customer service, growth in branch primary customers, household relationship balance growth, and risk management, including a larger allocation of incentives associated with direct customer feedback

∎	Metrics take a longer term view of the customer relationship

∎	Additional centralized monitoring and controls to provide enhanced oversight of sales processes

∎	Strong controls, including periodic reviews and checkpoints, to monitor the new incentive compensation plan

¡	Changed our performance review processes for retail bank team members and managers

•	Strengthened our Incentive Compensation Risk Management Practices. We are expanding the scope of our incentive compensation risk management program, which is subject to HRC oversight, to include a broader population of team members, including team members in our retail branches and call centers.

vi            Wells Fargo & Company 2017 Proxy Statement

Our Director Nominees

Our Board recommends that you vote FOR each of these director nominees for a one year term

Nominee	Age	Director Since	Principal Occupation or Affiliation	# of Other Public Boards		Indep- endent	Committees (*Chair)
John D. Baker II	68	2009	Executive Chairman, FRP Holdings, Inc.	1		Yes	AEC; CRC; Credit
John S. Chen	61	2006	Executive Chairman and Chief Executive Officer, BlackBerry Limited	2		Yes	HRC
Lloyd H. Dean	66	2005	President, Chief Executive Officer and Director, Dignity Health	1		Yes	CRC; GNC; HRC*; Risk
Elizabeth A. Duke	64	2015	Vice Chair, Wells Fargo & Company Former member of the Federal Reserve Board of Governors	0		Yes	Credit; Finance; Risk
Enrique Hernandez, Jr.	61	2003	Chairman, President, and Chief Executive Officer, Inter-Con Security Systems, Inc.	2	**	Yes	CRC; Finance*; Risk*
Donald M. James	68	2009	Retired Chairman and Chief Executive Officer, Vulcan Materials Company	1		Yes	Finance; HRC
Cynthia H. Milligan	70	1992	Dean Emeritus, College of Business Administration, University of Nebraska-Lincoln	1		Yes	CRC; Credit*; GNC; Risk
Karen B. Peetz	61	2017	Retired President, The Bank of New York Mellon Corporation	0		Yes	Finance; HRC
Federico F. Peña	70	2011	Senior Advisor, Colorado Impact Fund; Former U.S. Secretary of Energy and Former U.S. Secretary of Transportation	1		Yes	AEC; CRC*; GNC; Risk
James H. Quigley	65	2013	CEO Emeritus and a retired Partner of Deloitte	2		Yes	AEC*; Credit; Risk
Stephen W. Sanger	70	2003	Chairman, Wells Fargo & Company Retired Chairman and CEO, General Mills, Inc.	1		Yes	GNC*; HRC; Risk
Ronald L. Sargent	61	2017	Retired Chairman and Chief Executive Officer, Staples, Inc.	2		Yes	GNC; HRC
Timothy J. Sloan	56	2016	Chief Executive Officer and President, Wells Fargo & Company	0		No	N/A
Susan G. Swenson	68	1998	Chair and Chief Executive Officer, Inseego Corp.	2		Yes	AEC; GNC
Suzanne M. Vautrinot	57	2015	President, Kilovolt Consulting Inc.; Major General (retired), U.S. Air Force	2		Yes	AEC; Credit

**	Reflects Mr. Hernandez’s announced retirement from one of his outside boards in May 2017.

AEC	Audit and Examination Committee	GNC	Governance and Nominating Committee
CRC	Corporate Responsibility Committee	HRC	Human Resources Committee
Credit	Credit Committee	Risk	Risk Committee
Finance	Finance Committee

Key Facts about our Director Nominees

93% are independent	8.4-year average tenure of independent director nominees	5 new independent director nominees since 2013	33% are women	27% are ethnically diverse	33% have financial services experience	100% have management and/or leadership experience

Wells Fargo & Company 2017 Proxy Statement            vii

Corporate Governance Highlights

Board Governance

–      Independent Chairman and independent Vice Chair with clearly defined powers and duties

–      Adopted overboarding policy in 2017, which limits the number of public company boards on which our directors may serve (a director who is the CEO of a public company may not serve on more than 3 total public company boards and other directors may not serve on more than 4 total public company boards, including Wells Fargo)

–      All of our directors are in compliance with our overboarding policy

–      Our CEO does not serve on any other public company boards

–      Robust annual Board self-evaluations, and similar annual self-evaluations are conducted by each Board committee

–      Two new directors added in 2017 who bring financial services, client services, regulatory, consumer retail and marketing, and large workforce management experience

–      9 of 15 director nominees are women or ethnically diverse

–      8.4-year average tenure of independent director nominees

–      No committee chair has served as chair of the same committee more than 10 years, consistent with the policy on committee chair service in our Corporate Governance Guidelines

–      14 of 15 director nominees are independent

–      All standing Board committees consist solely of independent directors

–      97.5% average Board attendance in 2016 at Board and committee meetings

Stockholder Rights and Engagement

–      During 2016 our Company engaged with institutional investors representing more than 30% of our outstanding common shares

–      Independent Chairman or Vice Chair and senior management participate in investor outreach program

–      Annual director elections

–      Directors elected by a majority of votes cast in uncontested elections, and by plurality vote in contested elections

–      Stockholders may call special meetings and act by written consent

–      Proxy access by-law allowing an eligible stockholder (or a group of up to 20 stockholders) who has owned 3% of our Company’s stock for 3 years to nominate up to the greater of 2 directors and 20 percent of our Board, subject to the terms and conditions in our Company’s By-Laws

Compensation

–      Effective executive compensation design and risk management features provided our Board discretion to hold executives accountable

–      Multiple executive compensation clawback and forfeiture policies and provisions

–      Pay-for-performance compensation philosophy and approach

–      Robust stock ownership and retention policies for our executive officers and non-employee directors

–      Prohibit hedging of Company securities by team members and directors

–      Prohibit pledging by directors and executive officers of Company equity securities as collateral for margin or other similar loan transactions

–      Independent compensation consultant and independent legal advisor engaged by Human Resources Committee

viii            Wells Fargo & Company 2017 Proxy Statement

Wells Fargo & Company 2017 Proxy Statement            ix

x            Wells Fargo & Company 2017 Proxy Statement

WELLS FARGO & COMPANY

Proxy Statement

You are invited to attend Wells Fargo’s 2017 annual meeting of stockholders to be held on Tuesday, April 25, 2017, and to vote on the items of business described in this proxy statement.

Please read this proxy statement carefully and consider the information it contains when deciding how to vote your shares at the annual meeting. When we use the term “proxy materials” in this proxy statement, we mean the notice of the 2017 annual meeting of stockholders, this proxy statement, our annual report to stockholders for the fiscal year ended December 31, 2016, and the proxy card or voting instruction form.

The proxy materials were first made available to stockholders beginning on March 15, 2017.

Your vote is important.

Our Board is soliciting your proxy to vote your shares of our common stock at the annual meeting, or at any adjournment or postponement of the meeting. We encourage you to vote as soon as possible before the meeting, even if you plan to attend in person. Information about the annual meeting and voting your shares appears under Voting and Other Meeting Information.

Voting Matters

The following table describes the items to be considered at the meeting and how our Board recommends that you vote:

Items for Vote		Board Recommendation	Page

	Management proposals

1.	Elect 15 directors	FOR all nominees	17

2.	Advisory resolution to approve executive compensation	FOR	52

3.	Advisory proposal on the frequency (every year, every 2 years, or every 3 years) of future advisory votes to approve executive compensation	EVERY YEAR	53

4.	Ratify the appointment of KPMG LLP as our Company’s independent registered public accounting firm for 2017	FOR	83

	Stockholder Proposals

5-10.	Vote on six stockholder proposals, if each is properly presented at the meeting and not previously withdrawn	AGAINST these proposals	85

Wells Fargo & Company 2017 Proxy Statement            1

Retail Banking Sales Practices – Our Path Forward

Background

On September 8, 2016, we announced regulatory and legal settlements relating to our retail banking sales practices, which damaged the trust many of our stakeholders have in Wells Fargo. Our Board and management have taken decisive actions to rebuild the trust of our customers, team members, investors, and other stakeholders through a comprehensive action plan outlined below, and to strengthen our culture and make sure our practices align with our values.

Our action plan is focused on rebuilding trust in Wells Fargo.

Rebuilding Trust

Making things right for our customers and team members	Fixing problems at their root cause	Building a better Wells Fargo for the future

Our Board’s Independent Investigation

Our Board’s independent directors launched a comprehensive independent investigation into our Company’s retail banking sales practices and related matters. The investigation covers a broad range of topics so that it addresses questions and concerns raised by our stockholders, customers, team members, regulators, and other government officials, including the actions of our Board, senior management, the Community Bank, and key corporate functions.

The investigation is being overseen by a special Board committee, which is chaired by our Board’s independent Chairman, Stephen W. Sanger, and includes three other independent directors (Elizabeth A. Duke, Vice Chair; Enrique Hernandez, Jr.; and Donald M. James). These members were chosen for their experience and background and have the full support of our Board. Mr. Sanger previously served as our Board’s lead director; Ms. Duke brings substantial regulatory expertise and industry experience as a former executive at several banks; and Messrs. Hernandez and James have legal backgrounds that are of assistance in structuring an investigation and digesting a vast investigative record. The independent directors have retained the law firm of Shearman & Sterling LLP to assist in the investigation. Our Board is committed to public disclosure of findings from its independent investigation and expects to disclose findings in April prior to our 2017 annual meeting.

Our Path Forward

How Our Company is Responding — Our Path Forward

•	We Are Fully Committed to Serving our Customers and We Failed to Live Up To that Commitment. We recognize that the initial actions our Company took to address the retail banking sales practices matter were not quick or aggressive enough. In addition, our Company failed initially to fully appreciate the impact of this matter on our customers, team members, and other stakeholders.

•	Our Board and Company Are Taking Decisive Actions. Since September 2016, our Board and our Company have taken decisive and comprehensive actions to address retail banking sales practices issues, work to restore the trust of our many stakeholders, and build a better Wells Fargo for the future. Wells Fargo has not waited for the completion of our Board’s independent investigation, and has already taken actions to enhance our compensation and performance management programs, risk management organization and practices, and the ways we reinforce our culture.

•	These Actions Reflect Feedback Received. We have been listening to feedback and are committed to being more transparent about the changes we are making. Many of our actions were informed by our engagement with our investors, customers, team members, and other stakeholders.

•	We Are Confident that We Will Emerge as a Stronger Company. Though we have more work to do, we are confident that we will use the lessons learned from this experience to make Wells Fargo stronger in the years ahead.

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Focused on our Long-Term Business Strategy

We remain focused on our long-term business strategy and how the changes we are making will help to build a better Wells Fargo for the future.

•	Our mission is to satisfy our customers’ financial needs and help them succeed financially. We are focused on providing excellent customer service.

•	Our long-term strategy is grounded in our three corporate strategic pillars: (1) deepen relationships and attract new customers; (2) seamlessly serve our customers, anywhere, any time; and (3) consistently earn customer trust.

•	We discontinued reporting the cross-sell metric as a measure of success for our retail bank.

•	We will continue to measure how we are growing our relationships with customers, but we will place the focus on measures that better reflect the kind of relationship our customers want to have with their primary bank.

•	We are investing in digital, data, technology, and information security in order to deliver a seamless, easy, and engaging customer experience to better meet customers’ preferences for how they want to interact with us.

Making Things Right for Our Customers

We are dedicated to serving our customers and focusing on their financial needs.

Proactively Communicating with Our Customers and Making Things Right

•	Leading up to the September 8, 2016 regulatory and legal settlements, Wells Fargo retained a third-party consulting firm, PricewaterhouseCoopers (PwC), to conduct large-scale data analysis of more than 94 million deposit, credit card, and unsecured line of credit accounts opened from May 2011 to mid-2015 to evaluate whether customers may have incurred financial harm from potentially unauthorized accounts.

•	Wells Fargo directed PwC to take a conservative approach, erring on the side of the customer; if a deposit or credit card account could not be ruled out from being unauthorized, Wells Fargo designated those accounts for further analysis. Wells Fargo continues its ongoing data analysis, including its review and validation of the identification of potentially unauthorized accounts.

•	Wells Fargo worked with PwC to analyze whether any of those accounts that in February 2016 we could not rule out from being unauthorized were charged fees. Wells Fargo began issuing reimbursement in February 2016 regardless of whether an account was proven unauthorized or not.

•	We are working to complete the requirements of our regulatory consent orders and in some cases we are going beyond the requirements of the consent orders. For example:

¡	In addition to required account reviews for 2011 to 2016 that we are conducting under regulatory consent orders, our Company voluntarily expanded our reviews of retail and small business accounts to include 2009 and 2010. These reviews, as well as our ongoing data analysis, could lead to, among other things, an increase in the identified number of potentially impacted customers.

¡	To date, we have reached out to approximately 40 million retail and 3 million small business customers through statement messaging, mailings, and online communications.

¡	To date, we have refunded more than $3.2 million to customers on approximately 130,000 accounts that we could not rule out as being unauthorized, including the $2.6 million that was part of our regulatory and legal settlements in September 2016.

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¡	We are offering a nationwide mediation program at no charge to customers with sales practices claims.

¡	We are researching how customers’ credit scores may have been impacted as a result of potentially unauthorized credit cards — with the goal of aiding customers whose credit scores were negatively affected.

¡	We have engaged external consultants to review sales practices across our Company.

Focused on Serving our Customers and Putting Customer Interests First

•	We are focused on our mission, which is to satisfy our customers’ financial needs and help them succeed financially.

•	We eliminated product sales goals for our retail banking team members who serve customers in our branches and call centers effective October 1, 2016, so that their focus will be on meeting our customers’ financial needs, not meeting sales goals.

•	We put in place a new incentive program in January 2017 for our retail bank team members to focus on the customer experience within our branches. We also have put additional centralized monitoring and controls in place to provide enhanced oversight of sales processes, including periodic reviews and checkpoints to monitor for any unintended outcomes or behavior prompted by the new compensation plan for retail bank team members. See Compensation Governance and Risk Management for additional information.

Full Transparency

•	We have increased transparency by sending automatic notifications to customers after a personal or small business checking account, savings account, or credit card has been opened.

•	We revised procedures for credit cards to require each applicant’s documented consent before a credit report is pulled.

•	Customers can see their eligible accounts at any time when enrolled in Wells Fargo Online.

•	If our customers have any concerns about their accounts or any aspect of their relationship with Wells Fargo, we have established a dedicated 24/7 toll-free number they can call, which is available on our website at https://www.wellsfargo.com/commitment/.

•	We are making additional information about our efforts to make things right for our customers and our path forward available on our website at https://stories.wf.com/series/our-path-forward/.

Our Culture and Ethics

Our focus is to uphold our long-held values that respect and honor our customers, team members, stockholders, and community partners. We view our team members as our Company’s greatest asset and have been working to rebuild their trust, including by listening to their feedback and communicating with them about the changes we are making. We are doing a number of things to earn back the trust of our team members and engage them actively in our effort to rebuild trust.

Our Top Priority — Rebuilding Trust

•	Our top priority — Rebuilding Trust — sharpens our focus on the task ahead, what our Company and team members must accomplish together, and how best to serve customers.

Listening and Introspection

•	We are having more candid and frequent dialogue about our challenges and opportunities, including in connection with our Town Halls led by our CEO, Timothy J. Sloan, along with other Company executives who listen to questions and concerns from our team members and during in-person sessions with team members held across the country by members of our Operating Committee. These forums provide an open venue for team members to learn about our progress and to share their thoughts and perspective.

•	We launched listening sessions and a “Conversations” tour to create open dialogue between our senior leadership team and key stakeholders, including team members, around the progress we are making

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to earn back the trust of all stakeholders and gather ideas to build a better Wells Fargo. Since this outreach began, our senior leaders have reached more than 27,000 team members, either in-person, on TeamTV, or online using video streaming.

•	We increased internal communications about changes we are making, including through live chats with members of our senior leadership team.

•	We are surveying team members to understand their views on our approach to ethics and integrity. To date, we have reached out to over 80,000 team members through “pulse” surveys, in addition to conducting separate ethics surveys and engaging directly with smaller groups of team members through focus groups.

Improving Escalation and Providing Team Members Multiple Ways to Raise Concerns, including through the EthicsLine

•	We are working to create an environment in which team member feedback is actively solicited and welcomed. In addition, we are putting team member feedback into action. For example, below are some of the things we have heard and implemented:

¡	We are providing more training and continuing education classes, particularly on leadership, management, ethics, reputation, and risk.

¡	We are expanding our “Raise your Hand” initiative, which is a program first introduced in our Wealth and Investment Management group, to encourage team members to speak up when they see something unethical or if they have an idea about how to help reduce risk.

¡	We are empowering managers to extend the Conversations tours and Town Halls so that managers can share the information they receive, and report recurring questions or ideas.

¡	We are providing managers and supervisors with easily shareable information for their teams and other stakeholders.

¡	We are making sure tough questions are asked and answered.

•	We are looking into all allegations of retaliation and at every part of our escalation process, including the EthicsLine and policies and practices of all groups within Wells Fargo that are involved in researching or investigating issues.

•	We have made changes to our organizational structure to improve objectivity so that issues and concerns are escalated more quickly, and to be more consistent about how we research and investigate concerns, and how we categorize and track them. See Our Risk Management Organization and Controls for more information on these organizational changes.

Independent Third-Party Reviews

•	We are working with outside culture experts to help us understand where we have cultural weaknesses that need to be strengthened.

•	We are conducting a thorough review of and making enhancements to our EthicsLine processes with the support of a third-party expert to help identify possibilities for additional improvements.

Training and Development

•	We have invested in enhanced training on and monitoring of team members’ compliance with our Company’s Code of Ethics and Business Conduct to strengthen our Company’s ethics culture, including in connection with the update of our Code of Ethics and Business Conduct during 2016.

¡	Our Code of Ethics and Business Conduct states our policy and standards for ethical conduct by our team members, including executive officers, and directors.

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¡	We expect all of our team members and directors to adhere to the highest possible standards of ethics and business conduct with other team members, customers, stockholders, and the communities we serve and to comply with all applicable laws, rules, and regulations that govern our businesses.

•	We have expanded training for our managers and bankers on acceptable sales practices and how to report unethical behavior; we are also reinforcing our non-retaliation policy in our Code of Ethics and Business Conduct.

Being More Transparent

•	Part of our action plan to lead our Company forward is focused on outreach to our customers, team members, investors, regulators, elected officials, and the communities in which we do business. Our action plan includes being more transparent in our communications.

¡	We launched a new webpage at www.wellsfargo.com/commitment to keep our customers and other stakeholders updated on the latest developments.

¡	We are providing monthly updates on the impact of the sales practices matter on customer activity in our retail bank.

¡	We are enhancing disclosures on our website, including on a broad range of environmental, social, and governance matters in response to feedback from our investors and other stakeholders.

Our Risk Management Organization and Controls

We have made improvements to strengthen our risk management practices and controls, including through continued expansion of our central Corporate Risk group, organizational changes to provide more independent oversight, and enhanced monitoring and controls to allow us to assess how we are doing.

Changes in our Organizational Structure to Strengthen Risk Management

We have made structural changes to improve objectivity and be more consistent with how we research and investigate concerns, and how we categorize and track them. We believe these organizational changes create a stronger risk and control foundation that allows senior risk and other control function team members across our Company to provide more independent, credible challenges to how we operate.

•	During 2016, we conducted a review of risk management across our Company and made several important changes in our organizational structure to provide greater role clarity, increased coordination, and stronger oversight.

¡	We changed reporting lines for approximately 4,100 risk team members, who previously reported within our businesses, to report into our central Corporate Risk group. We expect an additional 1,100 risk team members will also be realigned to report into Corporate Risk during 2017.

¡	We changed reporting lines for staff groups throughout our Company, including finance, marketing, communications, and human resources (including compensation and employee relations), to report into their central control groups rather than into the lines of business they support.

•	We created a new Office of Ethics, Oversight, and Integrity, which is tasked with ensuring a consistent process for identifying, assessing, investigating, correcting, and reporting on practices that do not align with our expectations for high ethical standards and excellence in risk management. This new office combines our existing enterprise sales practices oversight, global ethics and integrity program, complaints oversight, and internal investigations groups. The head of the Office of Ethics, Oversight, and Integrity reports to our Chief Risk Officer.

•	We formed a new Rebuilding Trust Office in early 2017, which organizes and accelerates our efforts to rebuild trust in Wells Fargo through one integrated program and oversees our Company’s compliance with the requirements under our sales practices consent orders with our regulators. The head of the Rebuilding Trust Office also reports to our Chief Risk Officer.

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Enhancements to our Systems and Controls

•	We have made system and process enhancements, including sending automated confirmation emails to our customers every time a new personal or small business checking account or a savings account is opened; letter acknowledgements for credit card applications; and same-day emails to credit card customers.

•	We have improved multi-factor authentication to protect our customers’ information.

•	We are analyzing customer complaints, both those made to government agencies and those made directly to Wells Fargo, to identify any sales practice concerns.

•	We have increased oversight of our retail bank monitoring activities and enhanced quality assurance monitoring – a $50 million investment annually – including through a third-party mystery shopper program involving 15,000 to 20,000 visits a year and an additional 600 conduct risk reviews each year in branches across the U.S.

•	We have added risk professionals in our second line of defense to provide greater oversight of the retail bank and expanded our customer complaint servicing and resolution process.

Increased Training and Monitoring

•	We are making changes and enhancements to our training and development programs to provide additional education regarding appropriate product delivery to customers.

•	We are providing additional training to managers about how to support team members and escalate issues to more senior managers because they are often the first to hear about ethical concerns.

Independent Third-Party Reviews

•	We have engaged external consultants to review sales practices in Community Banking as required under our regulatory consent orders.

•	In addition, we have engaged external consultants to review sales practices across the rest of our Company.

Ongoing Assessment and Monitoring

•	Our Rebuilding Trust Office will help monitor whether we are complying with our regulatory consent orders and achieving our objectives.

•	Our Office of Ethics, Oversight, and Integrity will monitor alignment of behavior with our Vision and Values and Code of Ethics and Business Conduct.

•	We established stronger controls and will monitor our new retail bank incentive compensation plan for any unintended outcomes or behaviors, and will make changes as needed.

•	Our Board, including the Risk Committee and Human Resources Committee, will receive reports from the Rebuilding Trust Office and Office of Ethics, Oversight, and Integrity, respectively, on our efforts and progress towards achieving our objectives.

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Corporate Governance

Our Corporate Governance Framework and Governance Documents

Our Board is committed to sound and effective corporate governance principles and practices, and has adopted Corporate Governance Guidelines to provide the framework for the governance of our Board and our Company. These Guidelines address, among other matters, the role of our Board, Board membership criteria, director retirement and resignation policies, our Director Independence Standards, information about the committees of our Board, and information about other policies and procedures of our Board, including the majority vote standard for directors, management succession planning, our Board’s leadership structure, and director compensation. Our Board reviews its Corporate Governance Guidelines annually as part of its Board self-evaluation process.

Our Corporate Governance Documents

Information relating to the corporate governance of our Company, including the following corporate governance documents, is available on our website at https://www.wellsfargo.com/about/corporate/governance.

•	The Board’s Corporate Governance Guidelines, including its Director Independence Standards

•	Our Code of Ethics and Business Conduct applicable to our team members, including our executive officers, and directors

•	Charters for each of the Board’s seven standing committees, including the Audit and Examination Committee, the Governance and Nominating Committee, and the Human Resources Committee

•	Our Board Communication Policy, which describes how stockholders and other interested parties can communicate with our Board

•	Our By-Laws, which were amended and restated effective November 29, 2016 to require that the Chairman and any Vice Chairman of our Board of Directors be independent directors

Our Investor Outreach Program

As part of our commitment to effective corporate governance practices, since 2010 we have had an investor outreach program with independent director participation to help us better understand the views of our investors on key corporate governance and other topics.

In connection with our investor outreach program in 2016 and 2017, our independent Chairman, independent Vice Chair, and management have participated in meetings with many of our largest institutional stockholders and other stockholders upon their request. We greatly value our dialogue with our investors and believe our outreach efforts, which are in addition to other communication channels available to our stockholders and other interested parties, help us to continue to enhance our corporate governance practices in a way that reflects the insights and perspectives of our many stakeholders. We share the feedback received during our outreach process with the GNC and the full Board.

•	Our Company contacted many of our largest institutional investors and engaged with institutional investors representing more than 30% of our Company’s outstanding common shares.

•	We also met with other stakeholders interested in our corporate governance practices, policies, and disclosures.

•	Discussion topics with our institutional investors included recent events relating to sales practices, Board composition, director tenure, Board oversight of risk, and our executive compensation program.

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Key Facts About Our Investor Outreach Program

Independent Director Participation since 2010	Feedback Summarized and Shared with our full Board	Meetings held with institutional investors representing more than 30% of our Company’s outstanding common shares in 2016 and early 2017

Recent Actions Responsive To Investor Feedback

Our Board considers the feedback it receives from our investors and other stakeholders and has taken a number of actions to increase stockholder rights and enhance the Board’s structure. These actions were based, in part, on input received from our investors and other stakeholders.

By-Laws

Our Board amended our Company’s By-Laws to:

•	Require that the Chairman and any Vice Chairman of our Board be independent directors beginning in November 2016.

•	Adopt a proxy access by-law in December 2015 allowing an eligible stockholder (or a group of up to 20 stockholders) who has owned 3% of our Company’s stock for 3 years to nominate up to the greater of 2 directors and 20 percent of our Board, subject to the terms and conditions in our Company’s By-Laws.

Corporate Governance Guidelines

In addition, our Board amended its Corporate Governance Guidelines in late 2016 and early 2017 to:

•	Reflect changes made in our Board’s leadership structure including our Board’s decision to separate the roles of Chairman and CEO and elect an independent Chairman and independent Vice Chair;

•	Specify the primary duties of our Board’s independent Chairman and independent Vice Chair; and

•	Adopt an overboarding policy applicable to our Company’s directors that limits the number of public company boards on which our directors may serve, unless the GNC determines that such other board service would not impair the director’s service to our Company, as follows:

¡	directors shall not serve as a director of more than four total public companies, including Wells Fargo; and

¡	a director who serves as the CEO of a public company shall not serve as a director of more than three total public companies, including the company for which he or she serves as CEO and Wells Fargo.

Other Public Disclosures

We have enhanced disclosures on our website on a broad range of environmental, social, and governance (ESG) matters in response to feedback from our investors and other stakeholders. You can access our ESG Guide on our website at https://www.wellsfargo.com/about/investor-relations/environmental-social-governance-guide/ .

Our Code of Ethics and Business Conduct also reflects, among other things, our standards related to our commitment to core ESG principles, such as supporting our communities, respecting human rights, and protecting the environment.

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Board Composition

Board Succession Planning

Over the past year, our Board’s succession planning focused primarily on the composition of our Board and its committees, upcoming retirements of individual directors under the director retirement policy, succession plans for committee chairs, our commitment to Board diversity, and recruiting strategies for adding new directors.

In its succession planning, the GNC and our Board consider the results of our Board’s annual self-evaluation discussed below, as well as other appropriate information, including the overall mix of tenure and experience of our Board, the types of skills and experience desirable for future Board members, and the needs of our Board and its committees at the time. Our Board values the contributions of directors who have developed extensive experience and insight into our Company during the course of their service on our Board and, therefore, our Board does not believe arbitrary term limits on directors’ service are appropriate. At the same time, our Board recognizes the importance of Board refreshment to continue to provide an appropriate balance of experience and perspectives on our Board. In order to facilitate our Board’s recruitment of new directors with appropriate skills, experience, and backgrounds and provide for an orderly transition of leadership on our Board and its committees, in November 2014 our Board increased the retirement age for directors to 72 with the understanding that directors may not necessarily serve until their retirement age. Under the director retirement policy contained in our Corporate Governance Guidelines, six of our directors are scheduled to retire over the next four years.

Board Refreshment

Our Board continues to be committed to sound and effective corporate governance principles and practices, including board refreshment, board diversity, and recruitment of new directors to complement the existing skills and experience of our Board in areas identified by our Board through its annual self-evaluation process.

Recent changes in our Board composition include:

•	Karen B. Peetz, an independent director with financial services, client services, and regulatory experience, joined our Board in February 2017 and serves on the Finance Committee and HRC.

•	Ronald L. Sargent, an independent director with consumer retail and marketing experience, as well as experience in the management of a large workforce serving customers globally through a variety of channels, joined our Board in February 2017 and serves on the GNC and HRC.

•	After over 5 years of dedicated service on our Board, Elaine L. Chao resigned as a director upon her confirmation on January 31, 2017 as Secretary of the U.S. Department of Transportation.

•	After 18 years of dedicated service on our Board, Susan E. Engel decided not to stand for re-election and will retire from our Board at our 2017 annual meeting.

Board Composition Snapshot – Results of Board Succession Planning and Refreshment Efforts

•      15 director nominees; 14 are independent

•      Highly qualified directors with a diverse mix of qualifications, skills, and experience

•      2 new directors added in 2017 with key areas of expertise, which reflects our Board’s efforts to bring a fresh perspective to our Board

•      5 new independent directors since 2013; 3 of the 5 new independent directors are women

•      9 of 15 director nominees are women or ethnically diverse

•      8.4-year average tenure of independent director nominees

•      Continued Board refreshment expected; 6 directors scheduled to retire over the next 4 years

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The chart below illustrates the varying tenure (calculated by full years of completed service based on date of initial election) of our Board’s independent director nominees.

Board Qualifications and Experience

Our Board has identified the following minimum qualifications for its directors:

•	individuals of the highest character and integrity;

•	a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role, such as chief executive officer, president or partner, in a large or recognized organization or governmental entity;

•	financial literacy or other professional or business experience relevant to an understanding of our Company and its business; and

•	a demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment.

Our Board believes that the qualification referred to in the second bullet above provides our directors with substantial experience relevant to serving as a director of our Company, including in many of the areas highlighted in the accompanying chart that our Board views as important when evaluating director nominees.

Our Board believes that each of our nominees satisfies our director qualification standards and during the course of their business and professional careers as a chief executive officer or other senior leader has acquired extensive executive management experience in these and other areas. In addition, the GNC and our Board believe that each nominee brings to our Board his or her own unique background and range of expertise, knowledge, and experience, including as a result of his or her valued service on our Board and its committees, that provide our Board as a whole with an appropriate and diverse mix of qualifications, skills, and attributes necessary for our Board to fulfill its oversight responsibility to our Company’s stockholders.

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The following chart reflects areas of qualifications and experience that our Board views as important when evaluating director nominees. Additional information on the business experience and other skills and qualifications of each of our director nominees is included under Item 1 – Election of Directors. Each director also contributes other important skills, expertise, experience, and personal attributes to our Board.

Director Name	Qualifications and Experience

John D. Baker II	✓		✓	✓				✓		✓
John S. Chen	✓		✓		✓	✓	✓	✓	✓
Lloyd H. Dean	✓		✓		✓			✓		✓
Elizabeth A. Duke	✓	✓	✓	✓				✓		✓
Enrique Hernandez, Jr.	✓		✓	✓	✓		✓	✓	✓	✓
Donald M. James	✓	✓	✓	✓	✓					✓
Cynthia H. Milligan	✓	✓	✓	✓	✓			✓		✓
Karen B. Peetz	✓	✓	✓	✓	✓			✓	✓	✓
Federico F. Peña	✓		✓		✓			✓		✓
James H. Quigley	✓		✓	✓	✓				✓	✓
Stephen W. Sanger	✓		✓		✓		✓		✓
Ronald L. Sargent	✓		✓		✓		✓	✓	✓
Timothy J. Sloan	✓	✓	✓	✓	✓		✓	✓	✓	✓
Susan G. Swenson	✓		✓		✓	✓	✓
Suzanne M. Vautrinot	✓		✓		✓	✓		✓	✓
Total Directors with the Particular Qualifications and Experience	15	5	15	8	13	3	6	11	8	10

Management and/or Leadership	Financial Services Industry	Finance, Accounting, or Financial Reporting	Risk Management	Human Capital, Corporate Governance, Management Succession Planning

Information Security (including Cyber), Technology	Marketing, Consumer	Community Affairs, Government Relations, Public Policy, Social Responsibility	International	Legal and/or Regulatory

Board Diversity

Although the GNC does not have a separate policy specifically governing diversity, in identifying first-time candidates or nominees for director and in evaluating individuals recommended by stockholders, as described in the Corporate Governance Guidelines and its charter, the GNC will consider the current composition of our Board in light of the diverse communities and geographies we serve and the interplay of the candidate’s or nominee’s experience, education, skills, background, gender, race, ethnicity, and other qualities and attributes with those of the other Board members. The GNC also incorporates this broad view of diversity into its director nomination process by taking into account all of the factors above when evaluating and recommending director nominees to serve on our Board so that our Board’s composition as a whole appropriately reflects the current and anticipated needs of our Board and our Company.

In implementing its practice of considering diversity, the GNC may place more emphasis on attracting or retaining director nominees with certain specific skills or experience, such as industry, regulatory, operational, or financial expertise, depending on the circumstances and the composition of our Board at the time. Gender, race, and ethnic diversity also have been, and will continue to be, a priority for the GNC and our Board in its director nomination process because the GNC and our Board believe that it is essential that the composition of our Board appropriately reflects the diversity of our Company’s team members and the customers and communities they serve.

The GNC believes that it has been successful in its past efforts to increase gender, race, and ethnic diversity on our Board, as reflected in the charts below. The GNC and our Board believe that the 15 nominees bring to our Board a variety of different backgrounds, skills, professional and industry experience, and other personal qualities, attributes, and perspectives that contribute to the overall diversity of our Board.

The GNC and our Board will continue to monitor the effectiveness of their practice of considering diversity through assessing the results of any new director search efforts, such as those involving Mses. Duke, Vautrinot, and Peetz during the last few years, and through the GNC’s and our Board’s annual self-evaluation processes in which directors discuss and evaluate the composition and functioning of our Board and its committees.

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Annual Board and Committee Self-Evaluations

Our Board conducts an annual evaluation of its performance and the performance of its committees. The GNC annually reviews the format and scope of our Board’s annual evaluation process as well as our Board’s Corporate Governance Guidelines in light of general corporate governance developments and best practices and recommends changes it believes are appropriate. In addition, our Board’s annual performance evaluation is a key component of its director nomination process and succession planning. Each of our Board’s committees annually conducts a separate self-evaluation led by the committee chair, as provided in its charter. Each performance evaluation includes a review of the Corporate Governance Guidelines and its committee charter, respectively, to consider any proposed changes. As part of this self-evaluation process in 2016, our Board made changes discussed under Our Board’s Role in Risk Oversight to enhance the risk oversight responsibilities of various Board committees.

2016 Board Self-Evaluation Process

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Board Leadership and Management Succession Planning

During 2016, we experienced a CEO transition and also made changes in our Board leadership structure, which took into account feedback from our investors, as discussed below.

Separated Chairman and CEO Roles

•	On October 12, 2016, our Board separated the roles of Chairman and CEO of our Company and elected Stephen W. Sanger, our Company’s former Lead Director, as independent Chairman of our Board. Our Board also elected Timothy J. Sloan as CEO following the retirement of our former CEO, John G. Stumpf, on October 12, 2016.

•	In addition, our Board elected Elizabeth A. Duke as independent Vice Chair of our Board on October 12, 2016, in light of her strong regulatory and financial services expertise, to assist the Chairman and provide the fresh perspective of a recently elected director. Ms. Duke joined our Board in January 2015.

Amended By-Laws to Require our Chairman and any Vice Chairman to be Independent

•	On November 29, 2016, following further consideration about formalizing the separation of the Chairman and CEO roles and taking into account feedback received from our investors, our Board amended our Company’s By-Laws and its Corporate Governance Guidelines to reflect our new Board leadership structure and require that the Chairman of our Board and any Vice Chairman of our Board be independent directors.

Our Board Leadership Structure

Our Board’s Governance and Nominating Committee is responsible for periodically evaluating our Board’s leadership structure. Based on the recommendation of the GNC, our Board selects the Chairman annually and may elect a Vice Chairman to assist the Chairman from among its members.

Our Board believes that having an independent Chairman and independent Vice Chair, with clearly defined powers and responsibilities as described in the chart below, provides enhanced independent leadership and oversight for our Company and our Board.

The separation of the Chairman and CEO positions allows our independent Chairman to focus on governance of our Board, Board meeting agenda planning, Board committee succession planning, the recruitment of new directors, Board committee responsibilities, investor engagement and outreach on governance matters, and our relationships with our regulators, and our CEO to focus his attention on our business and execution of our Company’s strategy, including restoring the trust of our customers, team members, and other stakeholders.

•  Independent Chairman of the Board: Stephen W. Sanger — Presides over meetings of the Board and stockholders; approves Board meeting agendas and schedules; and serves as liaison between the independent directors and management and as an additional point of contact for our Company’s primary regulators

•  Independent Vice Chair of the Board: Elizabeth A. Duke — Assists the Chairman, including with the Board evaluation process and our relationships with our regulators

•  CEO and President: Timothy J. Sloan — Responsible for management of our Company’s business and our strategy

•  AEC, GNC, and HRC Chairs are independent

•  Additional information about Mr. Sanger and Ms. Duke and each of our Board committee chairs can be found on pages 18-25.

Mr. Sanger has an extensive leadership background, is actively engaged as Chairman on Board matters, and works closely with the CEO. As a former Governor of the Federal Reserve, Ms. Duke has an extensive financial services and regulatory background and brings a fresh perspective as a recently elected director. Mr. Sanger and Ms. Duke frequently interact with Mr. Sloan and other members of management to provide their perspectives on important issues facing our Company and the informational needs of our Board. In addition to the GNC, which he chairs, and the HRC and the Risk Committee, where he currently serves as a member, Mr. Sanger may attend the meetings of our Board’s other committees and frequently communicates with the chairs of those committees and with the other independent directors both inside and outside of our Board’s normal meeting schedule to discuss Board and Company issues as they arise. Mr. Sanger also serves as independent Chairman of Wells Fargo Bank, N.A., our Company’s principal banking subsidiary.

In addition, our Board has a significant majority of independent directors (14 of the 15 director nominees are independent under the Director Independence Standards) and all standing Board committees are comprised of independent directors.

14            Wells Fargo & Company 2017 Proxy Statement

Although led by the Chair of the HRC, the Chairman also has an important role in the performance evaluation of the CEO, which is a multi-step process involving, among other things, individual director feedback and Board discussions regarding the CEO’s performance and discussions with the CEO regarding his assessment of his own performance. Mr. Sanger’s participation in the CEO performance evaluation, as well as his participation as a member of the HRC in the HRC’s management succession planning process, helps him evaluate the most effective Board leadership structure for our Company. In addition, Mr. Sanger’s participation in our Company’s investor outreach program and leadership role in facilitating our Board’s review and consideration of stockholder proposals provide him with valuable insight into the views of our investors regarding our Company’s corporate governance practices, including its Board leadership structure. Ms. Duke plays an important role assisting our Chairman, including in meetings with our regulators and other stakeholders, given her extensive regulatory background and financial services leadership experience. Our Board believes that these and the other activities of the independent Chairman and independent Vice Chair serve to enhance the independent leadership of our Board in order to provide robust oversight and promote overall Board effectiveness.

Powers and Duties of our Independent Chairman

•   Approves Board meeting agendas and schedules, and the types and forms of information provided to our Board

•   Presiding at meetings and executive sessions of our Board and meetings of stockholders

•   Serving as the principal liaison among the independent directors, and between the independent directors and the CEO and other members of senior management

•   Facilitating effective communication between our Board and stockholders

•   Calling and chairing special meetings of our Board and executive sessions or meetings of non-management or independent directors

•   Working with committee chairs to oversee coordinated coverage of Board responsibilities

•   Serving as an additional point of contact for our Company’s primary regulators

•   Facilitating our Board’s review and consideration of stockholder proposals

•   Evaluating potential Board candidates and making director candidate recommendations to the GNC

•   Serving as an advisor to the CEO

•   Evaluating the performance of the CEO

•   Setting the ethical tone for our Board and reinforcing a strong ethics culture

•   Leading our Board’s review of our Company’s strategic initiatives and plans and discussing the implementation of those initiatives and plans with the CEO

•   Recommending the retention of advisors or consultants who report directly to our Board

Powers and Duties of our Independent Vice Chair

•   Assisting the Chairman as needed, in connection with our Board and committee meeting agenda review process

•   Assisting the Chairman, as needed, in connection with advising the CEO and other members of senior management of our Board’s informational needs

•   At the request of the Chairman, chairing meetings of the non-management or independent directors

•   At the request of the Chairman, presiding over meetings of our Board

•   As appropriate and at the request of the Chairman, serving as an additional liaison between the independent directors and the CEO and other members of senior management

•   Assisting the Chairman with regard to direct communication with our Company’s primary regulators, as appropriate

•   Serving as an advisor to the Chairman

•   Contributing to the CEO’s performance evaluation

•   Reinforcing the ethical tone for our Board and a strong ethical culture for our Company

•   Performing other duties requested by the Chairman or our Board, including participating in our investor outreach program

Wells Fargo & Company 2017 Proxy Statement            15

Management Succession Planning and Development

A primary responsibility of our Board is identifying and developing executive talent at our Company, especially the CEO and other senior leaders of our Company. Continuity of excellent leadership at all levels of our Company is part of our Board’s mandate for delivering superior performance to stockholders. Toward that goal, the executive talent development and succession planning process is integrated into our Board’s annual activities.

Our Corporate Governance Guidelines require that the CEO and management annually report to the HRC and our Board on succession planning (including plans in the event of an emergency) and management development. Our Board’s Corporate Governance Guidelines also require that the CEO and management provide the HRC and Board with an assessment of persons considered potential successors to certain senior management positions at least once each year. Our Board has assigned to the HRC, as set forth in its charter, the responsibility to oversee our Company’s talent management and succession planning process, including CEO evaluation and succession planning.

Management and our Board take succession planning very seriously and while the Corporate Governance Guidelines require an annual review, the process for management development and succession planning occurs much more frequently and involves regular interaction between management, the HRC, our Chairman, and our Board. Management regularly identifies high potential executives for additional responsibilities, new positions, promotions, or similar assignments to expose them to diverse operations within our Company, with the goal of developing well-rounded, experienced, and discerning senior leaders. Identified individuals are often positioned to interact more frequently with our Board so that directors may gain familiarity with these executives.

As part of the annual Board review, the CEO and human resources executives collaborate with the HRC to prepare and evaluate succession and management development plans. The HRC reports to the full Board on its reviews and our Board deliberates in executive session on the CEO and management succession plans.

Our Company had a CEO change and transition during 2016 when John G. Stumpf retired and our Board elected Timothy J. Sloan as CEO. Our Company also created a new Payments, Virtual Solutions, and Innovation group aligned with our long-term strategy, and made other management changes that bring important new leadership to our Company and businesses. These management changes reflect our thoughtful management succession planning process in alignment with our long-term business strategy.

•	Election of New CEO. Our Board elected Timothy J. Sloan as CEO following the retirement of former CEO, John G. Stumpf, on October 12, 2016. Mr. Sloan had previously been elected President and Chief Operating Officer by our Board in November 2015 as part of its management succession planning process. Our Board determined at that time and firmly believes that Mr. Sloan is the right individual to lead our Company and help restore the trust of our customers, team members, investors, and other stakeholders.

•	Other Senior Executive Changes. Our Company also made several other senior leadership changes during 2016 and 2017, which further reflect our management succession planning process:

¡	Community Bank. We changed the leadership of the Community Bank and named Mary T. Mack, formerly head of our retail brokerage business, as head of the Community Bank in July 2016. Ms. Mack has decades of experience in the financial services industry, including within the brokerage and retail banking business as well as with Wachovia’s customer service based culture. She is an effective leader who our senior leadership team and our Board believe can effectuate the change that is needed within our retail banking business.

¡	New Payments, Virtual Solutions, and Innovation Group. We formed a new Payments, Virtual Solutions, and Innovation group to focus on delivering the next generation of payments capabilities and advancing our digital and online offerings, and named Avid Modjtabai as the head of that group effective November 1, 2016. Our long-term business strategy includes investing in technology to provide customers timely and accurate information to make financial decisions, connect with us in new and convenient ways, and transact business safely and securely.

¡	Consumer Lending and Wholesale Banking. We named Franklin R. Codel as the head of Consumer Lending and Perry G. Pelos as the head of Wholesale Banking, both effective November 1, 2016. Mr. Codel and Mr. Pelos were previously responsible for leading significant businesses in Consumer Lending and Wholesale Banking, respectively.

¡	Law Department. We named C. Allen Parker as General Counsel effective March 27, 2017. Mr. Parker will join our Company from the law firm of Cravath, Swaine and Moore LLP, where he served as a partner in the firm’s Corporate Department and as a member of its Corporate Governance and Board Advisory Practice.

16            Wells Fargo & Company 2017 Proxy Statement

Item 1 — Election of Directors

Below we provide information about our Board’s nominees, including their age and the month and year in which they first became a director of our Company, their business experience for at least the past five years, the names of publicly held companies (other than our Company) for which they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, skills, or attributes that led to our Board’s conclusion that each nominee should serve as a director of our Company.

Director Nominees for Election

Our Board has set 15 directors as the number to be elected at the annual meeting and has nominated the individuals named below. All nominees are currently directors of Wells Fargo & Company and have been previously elected by our stockholders, except for Karen B. Peetz, Ronald L. Sargent, and Timothy J. Sloan. Mr. Sloan was elected as a director by our Board on October 12, 2016; Ms. Peetz and Mr. Sargent were elected as directors by our Board on February 20, 2017; and each is standing for election by our stockholders for the first time at the annual meeting. Susan E. Engel, a current director, is not standing for re-election and will retire when her term expires at the 2017 annual meeting. Our Board has determined that each nominee for election as a director at the annual meeting is an independent director, except for Mr. Sloan, as discussed below under Director Independence.

Directors are elected to hold office until the next annual meeting and until their successors are elected and qualified. All nominees have told us that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual meeting, the proxy holders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion. Alternatively, the proxy holders may vote just for the remaining nominees, leaving the vacancy, or our Board may reduce its size. In addition, as described below under Director Election Standard, each of the nominees has tendered his or her resignation as a director in accordance with our Corporate Governance Guidelines to be effective only if he or she fails to receive the required vote for election to our Board and our Board accepts the resignation.

Item 1 – Our Board recommends that you vote FOR each of the director nominees below for a one year term

Wells Fargo & Company 2017 Proxy Statement            17

John D. Baker II Age: 68 Director since: January 2009 Other Current Public Company Directorships: FRP Holdings, Inc. Committees: Audit and Examination Corporate Responsibility Credit

Business Experience

Mr. Baker has served as Executive Chairman and a director of FRP Holdings, Inc. (formerly Patriot Transportation Holding, Inc. prior to the spin-off of its transportation business in early 2015), Jacksonville, Florida (real estate company) since October 2010. He served as President and Chief Executive Officer of Patriot from February 2008 until October 2010. He served as President from May 1989, and Chief Executive Officer from February 1996 of Florida Rock Industries, Inc., Jacksonville, Florida until November 2007. Mr. Baker also currently serves as Chairman of Panadero Aggregates Holdings, LLC, a construction aggregates company located in Jacksonville, Florida, and a senior advisor for Brinkmere Capital Partners, LLC, a private equity firm. He was formerly a director of Duke Energy Corporation, Progress Energy Inc., Texas Industries, Inc., and Patriot Transportation Holding, Inc.

Qualifications and Experience

–     As the CEO or chairman of two public companies during the past 20 years, including a company involved in real estate activities, Mr. Baker brings leadership and executive management experience to our Board.

–     Mr. Baker has led or founded several public and private companies doing business in the Southeast, including as the lead investor and senior advisor for a private equity firm, and his business development skills and deep knowledge of the business climate in the Southeast provide unique insight into the operating environment of some of our Company’s largest banking markets.

–     Mr. Baker has extensive financial management expertise that he gained as a CEO or chairman and as a past member of the audit committees of two other public companies.

–     Mr. Baker has a law degree from the University of Florida School of Law, and his experience as a lawyer and former member of the board of a large public utility company also contribute important risk management, regulatory oversight, and public policy skills to our Board.

John S. Chen Age: 61 Director since: September 2006 Other Current Public Company Directorships: BlackBerry Limited The Walt Disney Company Committees: Human Resources

Business Experience

Mr. Chen has served as Executive Chairman and Chief Executive Officer of BlackBerry Limited, Waterloo, Ontario, Canada (wireless telecommunications) since November 2013. Prior to joining BlackBerry, he served as Chairman and Chief Executive Officer of Sybase, Inc. from July 2010, when SAP AG acquired Sybase, until he retired in November 2012. He served as Chairman, CEO, President, and as a director of Sybase from November 1998 until July 2010. Mr. Chen also served as a Special Advisor to Silver Lake Partners, a private investment firm, from November 2012 to December 2016. He was formerly a director of Sybase, Inc.

Qualifications and Experience

–     As the executive chairman and CEO of BlackBerry Limited and as a former CEO of Sybase, Mr. Chen has over 18 years of leadership and executive management experience. Mr. Chen also served as president of the Open Enterprise Computing Division of Siemens Nixdorf, and president and chief operating officer of Pyramid Technology Corporation.

–     Mr. Chen’s experience and perspective on information technology, information security, and software matters are particularly important to our Company, which uses numerous complex information technology applications and systems.

–     Mr. Chen brings to our Board finance and business strategy experience and, as a result of his work with several public sector organizations, an important focus on international relations and business and community affairs.

–     His experience at BlackBerry and serving on the board of a large well-known entertainment company provides valuable insight into the importance of developing and maintaining an internationally recognized brand.

–     Mr. Chen holds a Master of Science from California Institute of Technology.

18            Wells Fargo & Company 2017 Proxy Statement

Lloyd H. Dean

Age: 66

Director since:

June 2005

Other Current Public

Company Directorships:

McDonald’s Corporation

Committees:

Corporate Responsibility

Governance and Nominating Human Resources (Chair)

Risk

Business Experience

Mr. Dean has served as President, Chief Executive Officer, and a director of Dignity Health, San Francisco, California (health care) since April 2000. He was formerly a director of Cytori Therapeutics, Inc., Navigant Consulting, Inc., and Premier, Inc.

Qualifications and Experience

–     As the president and CEO of Dignity Health, a large multi-state health care organization that is the fifth largest hospital system in the nation, and as a former executive vice president and chief operating officer of Advocate Health Care and officer of The Upjohn Company, Mr. Dean brings over 25 years of leadership, executive management, and business strategy experience to our Board.

–     Similar to our Company, Dignity Health is subject to significant regulatory oversight, which provides Mr. Dean with additional insight into analyzing and advising on complex regulatory issues affecting our Company.

–     Our Board also benefits from Mr. Dean’s substantial finance, systems operations, service quality, human resources, and community affairs expertise, which he gained as a result of his responsibilities with Dignity Health.

–     Mr. Dean’s prior service as the non-executive chairman and a director of Cytori Therapeutics provides an additional corporate governance perspective to our Board.

–     Mr. Dean holds a Master’s Degree in Education from Western Michigan University and also is a graduate of Pennsylvania State University’s Executive Management Program.

Elizabeth A. Duke Age: 64 Director since: January 2015 Other Current Public Company Directorships: None Committees: Credit Finance Risk

Business Experience

Ms. Duke has served as Vice Chair of Wells Fargo’s Board of Directors since October 2016. Ms. Duke served as a member of the Federal Reserve Board of Governors from August 2008 to August 2013, where she served as chair of the Federal Reserve’s Committee on Consumer and Community Affairs and as a member of its Committee on Bank Supervision and Regulation, Committee on Bank Affairs, and Committee on Board Affairs. From March 2014 to September 2015, she served as executive-in-residence at Old Dominion University, Norfolk, Virginia (higher education). Previously, she was chief operating officer of TowneBank from 2005 to 2008, and was an executive vice president at Wachovia Bank, N.A. (2004 to 2005), and at SouthTrust Bank (2001 to 2004), which was acquired by Wachovia in 2004. Ms. Duke also served as CEO of Bank of Tidewater, which was acquired by SouthTrust, and CFO of Bank of Virginia Beach.

Qualifications and Experience

–     As a former member of the Federal Reserve Board of Governors, Ms. Duke has broad experience and knowledge of the U.S. financial system, financial regulation, and economic and public policy matters.

–     Ms. Duke’s service as a Federal Reserve Governor during a critical time for the U.S. economy and banking system provides her with experience identifying, assessing, and managing risk exposures of financial firms such as our Company, and a unique understanding of risks and opportunities that contribute important risk management experience to our Board.

–     She also brings extensive financial services and financial management experience to our Board as a result of various senior leadership roles leading banking operations in markets where our Company does business, including as chief operating officer of TowneBank, chief executive officer of Bank of Tidewater, and as a senior officer of SouthTrust Bank and Wachovia Bank, N.A., the last three of which banks along with Bank of Virginia Beach are now part of our Company.

–     Ms. Duke has an M.B.A. from Old Dominion University.

Wells Fargo & Company 2017 Proxy Statement            19

Enrique Hernandez, Jr.

Age: 61

Director since:

January 2003

Other Current Public

Company Directorships:

Chevron Corporation

McDonald’s Corporation

Nordstrom, Inc.

(retiring from board in May 2017)

Committees:

Corporate Responsibility

Finance (Chair)

Risk (Chair)

Business Experience

Mr. Hernandez has served as Chairman, President, Chief Executive Officer, and a director of Inter-Con Security Systems, Inc., Pasadena, California (security services) since 1986.

Qualifications and Experience

–     Mr. Hernandez brings leadership and executive management experience to our Board as the chairman, president and CEO of Inter-Con Security Systems, Inc., a global security services provider, as the non-executive chairman of the board of McDonald’s Corporation, and as the former non-executive chairman of the board of Nordstrom, Inc., a large publicly traded retail company.

–     Our Board benefits from the valuable corporate governance and board leadership experience and expertise that Mr. Hernandez has acquired, particularly in areas such as business strategy, risk assessment, and succession planning.

–     Mr. Hernandez also has experience in the banking industry, as well as financial management expertise as a former member of the boards and audit committees of two other large financial institutions (Great Western Financial Corporation from 1993 to 1997 and Washington Mutual, Inc. from 1997 to 2002). Mr. Hernandez has served as past chair of the audit committees of McDonald’s and Nordstrom, which have further enhanced his finance experience.

–     Mr. Hernandez has a law degree from Harvard Law School and practiced as a litigation attorney for four years with a large law firm in California, which provides him with additional insight on risk management and litigation issues relevant to our Company’s operations.

Donald M. James Age: 68 Director since: January 2009 Other Current Public Company Directorships: The Southern Company Committees: Finance Human Resources

Business Experience

Mr. James served as Chairman and a director from 1997 until December 2015 and Chief Executive Officer from 1997 until July 2014 of Vulcan Materials Company, Birmingham, Alabama (construction materials). He was formerly a director of Vulcan Materials Company.

Qualifications and Experience

–     Mr. James brings extensive leadership and executive management experience to our Board as the former chairman and CEO of Vulcan Materials Company where he also served in various senior management positions, including as president, chief operating officer, and general counsel.

–     Before joining Vulcan, Mr. James practiced law as a partner in a large law firm in Alabama and was a member of the firm’s Executive Committee, which also provides him with additional perspective in dealing with complex legal, regulatory, and risk matters affecting our Company.

–     As a former board member of Wachovia, SouthTrust Corporation (which was acquired by Wachovia), and Protective Life Corporation, Mr. James has substantial knowledge and experience in the banking and financial services industry, and his service as Lead Director and chairman of the Governance Committee and Finance Committee of The Southern Company, a large public utility company, also brings important corporate governance, regulatory oversight, succession planning, financial management and business strategy experience to our Board.

–     Mr. James has an M.B.A from the University of Alabama and a law degree from the University of Virginia.

20            Wells Fargo & Company 2017 Proxy Statement

Cynthia H. Milligan Age: 70 Director since: July 1992 Other Current Public Company Directorships: Kellogg Company Committees: Corporate Responsibility Credit (Chair) Governance and Nominating Risk

Business Experience

Ms. Milligan served as Dean of the College of Business Administration at the University of Nebraska-Lincoln, Lincoln, Nebraska (higher education) from June 1998 to May 2009, when she was named Dean Emeritus of the College of Business Administration. She was formerly a director of Raven Industries, Inc. and Calvert Funds.

Qualifications and Experience

–     Ms. Milligan has extensive experience in the financial services industry, including as a bank regulator, consultant, and lawyer, which provides valuable insight to our Board on banking, regulatory, and risk assessment and management issues.

–     Ms. Milligan served as the Director of Banking and Finance for the State of Nebraska from 1987 until 1991, responsible for supervising several hundred banks and other financial institutions, and she also served as a Director, Omaha Branch, of the Kansas City Federal Reserve for approximately six years.

–     In addition, she was president of her own consulting firm for financial institutions for approximately seven years and acquired significant banking and related financial management expertise in this role, as well as during her service as a bank regulator and as Dean of the College of Business Administration for the University of Nebraska-Lincoln.

–     Ms. Milligan serves as a trustee of the W.K. Kellogg Foundation, one of the largest philanthropic foundations in the U.S., which provides her with insight on social responsibility matters.

–     She has a law degree from George Washington University National Law Center and was a senior partner at a law firm in Nebraska, as well as an Adjunct Professor of Law in taxation at Georgetown University Law Center, and in banking and taxation at the University of Nebraska College of Law.

Karen B. Peetz Age: 61 Director since: February 2017 Other Current Public Company Directorships: None Committees: Finance Human Resources

Business Experience

Ms. Peetz served as President of The Bank of New York Mellon Corporation, New York, New York (global financial services company) from January 2013 until her retirement in December 2016. She served as chief executive officer of BNY Mellon’s financial markets and treasury services group and vice chair from 2007 until December 2012. Ms. Peetz served in leadership positions at JPMorgan Chase & Co. and its predecessor companies prior to joining BNY Mellon in 1998. She was formerly a director of SunCoke Energy, Inc.

Qualifications and Experience

–     Ms. Peetz has 35 years of large-bank experience and, as the former President of BNY Mellon, she oversaw the bank’s global client management and regional management, its treasury services business, and its regulatory oversight and human resources functions. Before joining BNY Mellon, Ms. Peetz spent 16 years with JPMorgan Chase in various management, sales, and corporate lending positions.

–     She brings to our Board significant insight into the financial services industry, including client services, and extensive expertise in financial management, risk management and the management of regulatory issues at large financial institutions as well as social responsibility experience from serving as executive sponsor of BNY Mellon’s corporate social responsibility program.

–     Her experience as a former chair of the board of trustees of Pennsylvania State University and as a trustee of Johns Hopkins University also provides her with experience in governance and related oversight issues.

–     Ms. Peetz holds a Master of Science from Johns Hopkins University.

Wells Fargo & Company 2017 Proxy Statement            21

Federico F. Peña

Age: 70

Director since:

November 2011

Other Current Public

Company Directorships:

Sonic Corp.

Committees:

Audit and Examination

Corporate Responsibility (Chair)

Governance and Nominating

Risk

Business Experience

Mr. Peña has served as a Senior Advisor to the Colorado Impact Fund (a venture capital fund dedicated to supporting local companies) since July 2014. Mr. Peña previously served as a Senior Advisor of Vestar Capital Partners, Denver, Colorado (private equity firm) from January 2009 to October 2016, and served as a Managing Director of Vestar from January 2000 to January 2009. He served as the U.S. Secretary of Energy from March 1997 until June 1998 and as the U.S. Secretary of Transportation from January 1993 until February 1997.

Qualifications and Experience

–     As the former U.S. Secretary of Energy and U.S. Secretary of Transportation, as well as Mayor of the City and County of Denver, Colorado for eight years and member of the Colorado House of Representatives for four years, Mr. Peña brings substantial leadership, executive management, regulatory, public policy, and community affairs expertise to our Board, which provide invaluable insight as our Company operates in the rapidly changing regulatory, political, and social environment for financial services companies.

–     Mr. Peña’s prior service with Vestar, including his work analyzing complex financial transactions and advising senior management teams, as well as his experience founding and leading his own investment management firm, contribute important financial management, investment, business strategy, business development, and governance skills to our Board.

–     He holds a law degree from the University of Texas, which enhances his understanding of legal and regulatory issues affecting our Company.

James H. Quigley Age: 65 Director since: October 2013 Other Current Public Company Directorships: Hess Corporation Merrimack Pharmaceuticals, Inc. Committees: Audit and Examination (Chair) Credit Risk

Business Experience

Mr. Quigley served as senior partner of Deloitte LLP, New York, New York (audit, financial advisory, risk management, tax, and consulting) from June 2011 until his retirement in June 2012, when he was named CEO Emeritus. Prior to his retirement, he served as CEO of Deloitte Touche Tohmatsu Limited (DTTL, the Deloitte global network) from June 2007 to June 2011, and as CEO of Deloitte LLP, the U.S. member firm of DTTL, from 2003 until 2007.

Qualifications and Experience

–     Mr. Quigley brings extensive leadership, accounting and financial reporting, auditing, and risk management experience to our Board. He served Deloitte for over 35 years in a wide range of leadership positions, including as CEO, and provided accounting, financial advisory, and consulting services to many of Deloitte’s leading clients in a range of industries.

–     Mr. Quigley’s broad management experience running a global firm, as well as his experience advising diverse multinational companies operating in complex environments, provides a key perspective on business operations, strategic planning, risk, regulatory, and corporate governance matters.

–     Mr. Quigley’s service as the non-executive chairman and a director of Hess Corporation provides additional corporate governance insights.

–     He previously was a member of the U.S. Securities and Exchange Commission Advisory Committee on Improvements to Financial Reporting and numerous committees of the American Institute of Certified Public Accountants.

–     His current service as trustee of the International Financial Reporting Standards Foundation and a member of the Board of Trustees of The German Marshall Fund of the United States also provides valuable insight on international business affairs.

–     He earned a Bachelor of Science degree and honorary Doctorate of Business from Utah State University.

22            Wells Fargo & Company 2017 Proxy Statement

Stephen W. Sanger Age: 70 Director since: July 2003 Other Current Public Company Directorships: Pfizer Inc. Committees: Governance and Nominating (Chair) Human Resources Risk

Business Experience

Mr. Sanger has served as Chairman of our Board since October 2016, and served as our Lead Director from January 2012 to October 2016. Previously, Mr. Sanger served as Chairman of General Mills, Inc., Minneapolis, Minnesota (packaged food producer and distributor) from May 1995, and as a director since 1992, until he retired in May 2008. He also served as Chief Executive Officer of General Mills from May 1995 to September 2007. Mr. Sanger joined General Mills in 1974 and held various management positions before becoming chairman and CEO in 1995. He was formerly a director of Target Corporation.

Qualifications and Experience

–     Mr. Sanger brings leadership, executive management, and marketing and consumer experience to our Board, as well as valuable experience in corporate strategy and mergers and acquisitions.

–     Mr. Sanger led General Mills through the complex acquisition and integration of Pillsbury, creating one of the world’s largest food companies, and his extensive experience gained from leading a company responsible for developing and marketing some of the world’s best known consumer brands globally is beneficial to our Company and our Board.

–     He has served on the audit, compensation, and governance committees of several large public companies, including currently as a member of the audit committee and chair of the governance committee of Pfizer, and previously as a member of the compensation and governance committees of Target, which enhance his human resources, management succession planning, and corporate governance skills.

–     Mr. Sanger has an M.B.A. from the University of Michigan.

Ronald L. Sargent Age: 61 Director since: February 2017 Other Current Public Company Directorships: Five Below, Inc. The Kroger Co. Committees: Governance and Nominating Human Resources

Business Experience

Mr. Sargent served as Chairman from March 2005 until January 2017 and Chief Executive Officer from February 2002 until June 2016 of Staples, Inc., Framingham, Massachusetts (business products retailer). He was formerly a director of Staples, Inc. and The Home Depot, Inc.

Qualifications and Experience

–     As the former chairman and CEO of Staples, Inc., Mr. Sargent brings leadership, executive management, corporate governance, and consumer retail and marketing experience to our Board.

–     He has over 35 years of retail experience and brings significant insight related to the transition toward more online and digital customer experiences.

–     His experience relating to the management of a large global workforce serving customers globally through a variety of channels is beneficial to our Company in light of our large workforce and diversified business model.

–     Mr. Sargent brings to our Board finance and business strategy experience as a result of his service at Staples and as the chair of the audit committee of The Kroger Co.

–     As a current member of Kroger’s public responsibilities committee he also adds a perspective on public and social policy issues facing a large consumer retail business.

–     Mr. Sargent has an M.B.A. from Harvard Business School.

Wells Fargo & Company 2017 Proxy Statement            23

Timothy J. Sloan Age: 56 Director since: October 2016 Other Current Public Company Directorships: None

Business Experience

Mr. Sloan has served as our Company’s Chief Executive Officer and a director since October 2016, and President since November 2015. He also served as our Chief Operating Officer from November 2015 to October 2016, Senior Executive Vice President (Wholesale Banking) from May 2014 to November 2015, and our Senior Executive Vice President and Chief Financial Officer from February 2011 to May 2014. He was formerly a director of California Resources Corporation.

Qualifications and Experience

–     Mr. Sloan has served with our Company or its predecessors for 29 years in a variety of management and senior management positions and he brings to our Board tremendous experience and knowledge regarding the financial services industry, the regulatory environment for financial services companies, and our Company’s businesses.

–     He has extensive leadership, financial, business strategy, and business operations experience, including through his prior roles as our Company’s Chief Financial Officer with responsibility for our financial management functions including controllers, financial reporting, asset liability management, treasury, investor relations, and investment portfolios; our Chief Operating Officer with responsibility for the operations of our four main business groups; and our Chief Administrative Officer with responsibility for managing Corporate Communications, Corporate Social Responsibility, Enterprise Marketing, Government Relations, and Corporate Human Resources.

–     Mr. Sloan has an M.B.A. in finance and accounting from the University of Michigan.

Susan G. Swenson Age: 68 Director since: November 1998 Other Current Public Company Directorships: Harmonic Inc. Inseego Corp. Committees: Audit and Examination Governance and Nominating

Business Experience

Ms. Swenson has served as a director of Inseego Corp. (successor to Novatel Wireless, Inc.) since June 2012, as chair of Inseego’s board of directors since April 2014, and as CEO since October 2015. Previously, she served as President and Chief Executive Officer of Sage Software-North America, the North American operations of The Sage Group PLC, United Kingdom (business management software and services supplier) from March 2008 until April 2011. Ms. Swenson also held positions as the Chief Operating Officer of Atrinsic, Inc. (formerly known as New Motion, Inc.) from August 2007 to March 2008 and Amp’d Mobile, Inc. from October 2006 to July 2007. She was formerly a director of Spirent Communications plc.

Qualifications and Experience

–     Ms. Swenson brings extensive leadership, executive management, and technology experience to our Board. Ms. Swenson has over 32 years’ experience in the telecommunications industry, including as the CEO or COO of several public and private companies, and as chair of the board of the First Responder Network Authority, an independent U.S. governmental entity created to establish a nationwide, public safety broadband network.

–     Ms. Swenson’s experience and management responsibilities during her business career have included information technology, engineering, software research and development, marketing and sales, business operations, and customer care and loyalty, each of which is important to our Company, particularly in its retail, internet, and mobile banking businesses.

–     She has served on several public and private boards, including as chair of the audit committee for Palm, Inc. from 1999 to 2004, and has extensive financial management and governance expertise.

24            Wells Fargo & Company 2017 Proxy Statement

Suzanne M. Vautrinot Age: 57 Director since: February 2015 Other Current Public Company Directorships: Ecolab Inc. Symantec Corporation Committees: Audit and Examination Credit

Business Experience

Ms. Vautrinot has served as President of Kilovolt Consulting Inc., San Antonio, Texas (a cyber security strategy and technology consulting firm) since October 2013. Ms. Vautrinot retired from the United States Air Force in October 2013 after 31 years of service. During her distinguished career with the United States Air Force, she served in a number of leadership positions including as Major General and Commander, 24th Air Force, Air Forces Cyber and Air Force Network Operations from April 2011 to October 2013, Special Assistant to the Vice Chief of Staff of the United States Air Force in Washington, D.C. from December 2010 to April 2011, Director of Plans and Policy, U.S. Cyber Command from May 2010 to December 2010 and Deputy Commander, Network Warfare, U.S. Strategic Command from June 2008 to December 2010, and Commander, Air Force Recruiting Service from July 2006 to June 2008. She has been awarded numerous medals and commendations, including the Defense Superior Service Medal and Distinguished Service Medal.

Qualifications and Experience

–     As a result of more than 30 years of service in various leadership and command roles in the United States Air Force, Ms. Vautrinot brings extensive space and cyber technology and operations expertise to our Board at a time when protecting financial institutions and the financial system from cyber threats is a top priority.

–     In addition to her vast cyber expertise, Ms. Vautrinot has led large, complex, and global organizations, which brings operational, strategic, and innovative technology skills to our Board. She retired as a Major General and Commander, 24th Air Force, where she oversaw a multi-billion dollar cyber enterprise responsible for operating, extending, maintaining, and defending the Air Force portion of the Department of Defense global network.

–     As Commander, 24th Air Force, she led a workforce unit of approximately 14,000 military, civilian, and contractor personnel, which along with her other leadership roles and assignments in the United States Air Force, provides her with significant planning and policy, strategic security, and workforce development expertise.

–     She has a Bachelor of Science from the United States Air Force Academy, a Master of Science in systems management from the University of Southern California, and was a National Security Fellow at the John F. Kennedy School of Government at Harvard University.

Director Election Standard and Nomination Process

Director Election Standard

Our By-Laws provide that directors will be elected using a majority vote standard in an uncontested director election (i.e., an election where as of the record date the only nominees are those nominated by our Board, such as at this meeting). Under this standard, a nominee for director will be elected to our Board if the votes cast for the nominee exceed the votes cast against the nominee. However, directors will be elected by a plurality of the votes cast in a contested election.

Under Delaware law, directors continue in office until their successors are elected and qualified or until their earlier resignation or removal. Our Corporate Governance Guidelines provide that our Board will nominate for election and appoint to fill Board vacancies only those candidates who have tendered or agreed to tender an advance, irrevocable resignation that would become effective upon their failure to receive the required vote for election and Board acceptance of the tendered resignation. Each director nominee named in this proxy statement has tendered an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and our Board accepts his or her resignation.

Our Corporate Governance Guidelines also provide that the GNC will consider the tendered resignation of a director who fails to receive the required number of votes for election, as well as any other offer to resign that is conditioned

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upon Board acceptance, and recommend to our Board whether or not to accept such resignation. The GNC, in deciding what action to recommend, and our Board, in deciding what action to take, may consider any factors they deem relevant. The director whose resignation is under consideration will abstain from participating in any decision of the GNC or our Board regarding such resignation. If our Board does not accept the resignation, the director will continue to serve until his or her successor is elected and qualified. Our Board will publicly disclose its decision on the resignation within 90 days after certification of the voting results.

Director Nomination Process

The GNC is responsible for leading the director nomination process, which includes identifying, evaluating, and recommending for nomination candidates for election as new directors and incumbent directors, regardless of who nominates a candidate for consideration. The goal of the GNC’s nominating process is to assist our Board in attracting and retaining competent individuals with the requisite leadership, executive management, financial, industry, and other expertise who will act as directors in the best interests of our Company and its stockholders. The GNC regularly reviews the composition of our Board in light of its understanding of the backgrounds, industry, professional experience, personal qualities and attributes, and various geographic and demographic communities represented by current members. As described above, the GNC also oversees our Board’s performance evaluation process.

The GNC identifies potential candidates for first-time nomination as a director through various sources, including recommendations it receives from our current and former Board members and executive officers as well as from our stockholders and contacts in the communities we serve. The GNC also has the authority to engage a third party search firm to identify and provide information on potential candidates. Karen B. Peetz, who became a director in 2017, was identified and recommended to the GNC by a third party search firm retained by the GNC. Ronald L. Sargent, who became a director in 2017, was identified and recommended by a non-management director of the Company to our Chairman for consideration by the GNC. In addition to identifying and providing information on a number of potential director candidates, the third party search firm reviewed and provided information about Ms. Peetz and Mr. Sargent for review by the GNC and our Board.

When the GNC has identified a potential new director nominee, it obtains publicly available information on the background of the potential nominee to make an initial assessment of the candidate in light of the following factors:

•	Whether the individual meets our Board-approved minimum qualifications for director nominees described below;

•	Whether there are any apparent conflicts of interest in the individual serving on our Board; and

•	Whether the individual would be considered independent under our Director Independence Standards, which are described below under Director Independence.

Our Board requires that all nominees for service as a director have the following minimum qualifications:

•	A demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (e.g., chief executive officer, managing partner, president) in a large or recognized organization or governmental entity;

•	Financial literacy or other professional or business experience relevant to an understanding of our Company and its businesses; and

•	A demonstrated ability to think and act independently, as well as the ability to work constructively in a collegial environment.

Candidates also must be individuals of the highest character and integrity. The GNC determines, in its sole discretion after considering all factors it considers appropriate, whether a potential nominee meets these minimum qualifications and also considers the composition of the entire Board taking into account the particular qualifications, skills, experience, and attributes that our Board believes are important to our Company such as those described under Board Qualifications and Experience above. If a candidate passes this initial review, the GNC arranges an introductory meeting with the candidate and our Chairman, our CEO, and the GNC Chair and/or other directors, to determine the candidate’s interest in serving on our Board. If the candidate is interested in serving on our Board, members of the GNC, together with members of our Board, our CEO, and, if appropriate, other key executives of our Company, then conduct an interview with the candidate. If our Board and the candidate are both still interested in proceeding, the candidate provides us additional information for use in determining whether the candidate satisfies the applicable requirements of our Corporate Governance Guidelines, Code of Ethics and Business Conduct, and any other rules, regulations, or policies applicable to members of our Board and its committees and for making any required disclosures in our proxy statement. Assuming a satisfactory conclusion to the process outlined above, the GNC then presents the candidate’s name for approval by our Board or for nomination for approval by the stockholders at the next stockholders meeting, as applicable.

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The GNC will consider an individual recommended by one of our stockholders for nomination as a new director. In order for the GNC to consider a stockholder-recommended nominee for election as a director, the stockholder must submit the name of the proposed nominee, in writing, to our Corporate Secretary at: Wells Fargo & Company, MAC# D1053-300, 301 South College Street, 30th Floor, Charlotte, North Carolina 28202. All such submissions must include the following information:

•	The stockholder’s name and address and proof of the number of shares of our common stock he or she beneficially owns;

•	The name of the proposed nominee and the number of shares of our common stock he or she beneficially owns;

•	Sufficient information about the nominee’s experience and qualifications for the GNC to make a determination whether the individual would meet the minimum qualifications for directors; and

•	Such individual’s written consent to serve as a director of our Company, if elected.

Our Corporate Secretary will present all stockholder-recommended nominees to the GNC for its consideration. The GNC has the right to request, and the stockholder will be required to provide, any additional information with respect to the stockholder-recommended nominee as the GNC may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

Director Independence

Our Corporate Governance Guidelines provide that a significant majority of the directors on our Board, and all members of the AEC, GNC, HRC, and Risk Committee must be independent under applicable independence standards. Each year our Board affirmatively determines the independence of each director and each nominee for election as a director. Under NYSE rules, in order for a director to be considered independent, our Board must determine that the director has no material relationship with our Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with our Company). To assist our Board in making its independence determinations, our Board adopted the Director Independence Standards appended to our Corporate Governance Guidelines. These Director Independence Standards consist of the NYSE’s “bright line” standards of independence as well as additional standards, known as categorical standards of independence, adopted by our Board. The Director Independence Standards are available on our website at: https://www.wellsfargo.com/about/corporate/governance.

Based on the Director Independence Standards, our Board considered information in early 2017 regarding banking and financial services, commercial, charitable, familial, and other relationships between each director, his or her respective immediate family members, and/or certain entities affiliated with such directors and immediate family members, on the one hand, and our Company, on the other, to determine the director’s independence. After reviewing the information presented to it and considering the recommendation of the GNC, our Board determined that, except for Timothy J. Sloan, who is a Wells Fargo employee, all current directors and director nominees (John D. Baker II, John S. Chen, Lloyd H. Dean, Elizabeth A. Duke, Susan E. Engel, Enrique Hernandez, Jr., Donald M. James, Cynthia H. Milligan, Karen B. Peetz, Federico F. Peña, James H. Quigley, Stephen W. Sanger, Ronald L. Sargent, Susan G. Swenson, and Suzanne M. Vautrinot) are independent under the Director Independence Standards, including the NYSE “bright line” standards of independence. Susan E. Engel, a current director, is not standing for re-election and will retire from our Board at the 2017 annual meeting. Our Board determined, therefore, that 14 of our Board’s 15 director nominees are independent. Our Board previously determined that Elaine L. Chao was an independent director prior to her resignation from our Board in January 2017 and Judith M. Runstad was an independent director prior to her retirement from our Board in April 2016.

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In connection with making its independence determinations, our Board considered the following relationships, as well as the relationships with certain directors described under Related Person Transactions, under the Director Independence Standards and determined that all of these relationships satisfied the NYSE “bright line” standards of independence and were immaterial under our Board’s categorical standards of independence:

Banking and Financial Services Relationships	Our Company’s banking and other subsidiaries had ordinary course banking and financial services relationships in 2016 with certain of our directors, some of their immediate family members, and/or certain entities affiliated with such directors and their immediate family members, all of which were on substantially the same terms as those available at the time for comparable transactions with persons not affiliated with our Company and complied with applicable banking laws.
Business Relationships	Our Company and its subsidiaries purchase products or services in the ordinary course of business from wireless telecommunications carriers, including products and services provided to those carriers by BlackBerry Limited, where John S. Chen is executive chairman and chief executive officer. The aggregate amount of payments made by our Company during 2016 to these carriers and to BlackBerry for the use of BlackBerry devices did not exceed 1% of BlackBerry’s or our Company’s 2016 consolidated gross revenues.
Charitable Relationships	Our Company or its charitable foundation made charitable contributions during 2016 to Dignity Health, which is a large tax-exempt health care organization where Lloyd H. Dean is employed as an executive officer, in an aggregate amount less than $175,000, which is less than 0.002% of Dignity Health’s 2016 consolidated gross revenues.
Other Relationships

Elizabeth A. Duke has outstanding pension and supplemental retirement plan balances with an aggregate actuarial present value of approximately $167,000 earned from her prior employment with SouthTrust Corporation and its successor, Wachovia Corporation, which employment ended in 2005. No additional service-based contributions or accruals will be made to either plan balance. Payment of the plan balances is not conditioned on any future service or performance by Ms. Duke and will be made in accordance with the applicable plan documents. Our Company assumed these preexisting obligations under the applicable plans following our Wachovia merger at the end of 2008.

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Our Board and its Committees

Board and Committee Meetings; Annual Meeting Attendance

Directors are expected to attend all Board meetings and meetings of committees on which they serve. Directors also are expected to attend each annual stockholders’ meeting. All of the 15 nominees for director in 2016 attended our Company’s 2016 annual stockholders’ meeting.

Our Board held 14 regular and special meetings, as well as additional update and informational sessions between Board meetings, during 2016. Attendance by our Board’s current directors at meetings of our Board and its committees averaged 97.5% during 2016. Each current director who served as a director during 2016 attended at least 75% of the total number of 2016 meetings of our Board and committees for the period for which he or she served. Our Board met in executive session without management present during 10 of its 2016 meetings. During 2016, our independent Chairman (Lead Director prior to October 12, 2016), Stephen W. Sanger, chaired each of the executive sessions of the non-management and independent directors as part of his duties.

Committees of our Board

Our Board has established seven standing committees: Audit and Examination, Corporate Responsibility, Credit, Finance, Governance and Nominating, Human Resources, and Risk. Our Board’s committees act on behalf of our Board and report on their activities to the entire Board. Our Board appoints the members and chair of each committee based on the recommendation of the GNC. No committee chair has served more than 10 years as the chair of the same committee, consistent with the policy on committee chair service in our Corporate Governance Guidelines. The following table provides current membership information for each of our Board’s standing committees.

Name	AEC	CRC	Credit	Finance	GNC	HRC	Risk
John D. Baker II	∎	∎	∎
John S. Chen						∎
Lloyd H. Dean		∎			∎	Chair	∎
Elizabeth A. Duke (1)			∎	∎			∎
Susan E. Engel			∎	∎		∎
Enrique Hernandez, Jr. (2)		∎		Chair			Chair
Donald M. James				∎		∎
Cynthia H. Milligan		∎	Chair		∎		∎
Karen B. Peetz (3)				∎		∎
Federico F. Peña (4)	∎	Chair			∎		∎
James H. Quigley	Chair		∎				∎
Stephen W. Sanger					Chair	∎	∎
Ronald L. Sargent (5)					∎	∎
Susan G. Swenson	∎				∎
Suzanne M. Vautrinot (6)	∎		∎
Number of Members	5	5	6	5	6	7	7

∎ = Member

(1)	Effective January 26, 2016, Ms. Duke became a member of the Finance Committee.
(2)	Effective March 1, 2016, Mr. Hernandez ceased to be a member of the AEC.
(3)	Effective February 20, 2017, Ms. Peetz became a member of the Finance Committee and the Human Resources Committee.
(4)	Effective March 1, 2016, Mr. Peña succeeded Judith M. Runstad, who retired from our Board at the 2016 annual meeting, as Chair of the CRC and a member of the Risk Committee.
(5)	Effective February 20, 2017, Mr. Sargent became a member of the Governance and Nominating Committee and the Human Resources Committee.
(6)	Effective February 23, 2016, Ms. Vautrinot became a member of the Credit Committee.

Our Board has adopted a charter for each standing Board committee that addresses its purpose, authority, and responsibilities and contains other provisions relating to, among other matters, membership and meetings. In its discretion, each committee may form and delegate all or a portion of its authority to subcommittees of one or more of its members. As required by its charter, each committee annually reviews and assesses its charter’s adequacy and reviews its performance, and also is responsible for overseeing reputation risk related to its responsibilities. Committees may recommend charter amendments at any time, and our Board must approve any recommended charter amendments. Additional information about our Board’s seven standing committees, including their key responsibilities, appears below and a current copy of each committee’s charter is available on our website at: https://www.wellsfargo.com/about/corporate/governance.

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Audit and Examination Committee (AEC)
Number of meetings in 2016: 20 (4 of these meetings were joint meetings with the Risk Committee) Members: Quigley (Chair) Baker Peña Swenson Vautrinot

Primary Responsibilities:

•  Assists our Board in fulfilling its responsibilities to oversee the integrity of our financial statements and the adequacy and reliability of disclosures to our stockholders, including our internal control over financial reporting;

•  Selects and evaluates our independent auditor, including its qualifications and independence, and approves all audit engagement fees and terms and all non-audit engagements of the independent auditor and engagement fees of any other external auditor for additional required audit, review, or attest services;

•  Approves the appointment and compensation of our Company’s Chief Auditor and oversees the performance of the Chief Auditor and the internal audit function;

•  Oversees our operational risk program, legal and regulatory compliance (including compliance culture), financial crimes risk (Bank Secrecy Act and Anti-Money Laundering), information security risk (including cyber), and technology risk; approves significant supporting operational risk, compliance, and financial crimes policies and programs, including our information security program; and reviews regulatory examination reports and communications; and

•  Oversees resolution planning.

Independence and Experience: Each member of the AEC is independent, as independence for audit committee members is defined by NYSE and SEC rules. Our Board has determined, in its business judgment, that each current member of the AEC listed above is financially literate as required by NYSE rules, and that each of John D. Baker II, Federico F. Peña, James H. Quigley, and Susan G. Swenson qualifies as an “audit committee financial expert” as defined by SEC regulations. No AEC member may serve on the audit committee of more than two other public companies.

Corporate Responsibility Committee (CRC)
Number of meetings in 2016: 5 Members: Peña (Chair) Baker Dean Hernandez Milligan

Primary Responsibilities:

•  Oversees our Company’s policies, programs, and strategies regarding social responsibility matters of significance to our Company and the public at large, including our Company’s community development and reinvestment activities and performance, fair and responsible lending, support of charitable organizations, and policies and programs related to environmental sustainability and human rights;

•  Oversees our Company’s government relations and public advocacy policies and programs and at least annually receives reports from management on political and lobbying activities, including payments made to trade associations by Wells Fargo;

•  Monitors our Company’s relationships with external stakeholders regarding significant social responsibility matters;

•  Monitors our Company’s reputation generally, including with its customers; and

•  Receives reports and updates on customer service matters and other matters relating to our Company’s brand and reputation, and on our Company’s complaints management policies and processes, including complaints relating to customers.

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Credit Committee (Credit)
Number of meetings in 2016: 8 Members: Milligan (Chair) Baker Duke Engel Quigley Vautrinot

Primary Responsibilities:

•  Monitors and reviews the performance and quality of, and the trends affecting, our credit portfolios;

•  Oversees the effectiveness and administration of our credit risk management framework and other credit policies, including the organizational structure of Risk Asset Review (RAR), RAR’s examination of our Company’s credit portfolios, processes, and practices, our Company’s adherence to credit risk appetite metrics, and credit risk aggregation and concentration limits;

•  Reviews management’s assessment of the appropriateness of the allowance for credit losses, including the methodology and governance supporting the allowance for credit losses; and

•  Reviews and approves other credit-related activities as it deems appropriate or that are required to be approved by law or regulation, including our Company’s credit quality plan, credit stress testing framework and related stress test results.

Finance Committee (Finance)
Number of meetings in 2016: 4 Members: Hernandez (Chair) Duke Engel James Peetz

Primary Responsibilities:

•  Oversees the administration and effectiveness of financial risk management policies and processes used to assess and manage market risk, interest rate risk, and investment risk;

•  Reviews our Company’s capital levels relative to budgets and forecasts, as well as our Company’s risk profile; approves our Company’s capital management and stress-testing policies; and oversees the administration and effectiveness of our Company’s capital management and planning activities;

•  Reviews our Company’s annual financial plan and financial and investment performance, and recommends to our Board the declaration of common stock dividends, the repurchase of securities, and the approval of significant capital expenditures; and

•  Oversees recovery planning.

Governance and Nominating Committee (GNC)
Number of meetings in 2016: 3 Members: Sanger (Chair) Dean Milligan Peña Sargent Swenson

Primary Responsibilities:

•  Assists our Board by identifying individuals qualified to become Board members and recommends to our Board nominees for director and committee membership;

•  Annually reviews and assesses the adequacy of our Corporate Governance Guidelines and oversees a review of our Board’s performance;

•  Recommends to our Board a determination of each non-employee director’s “independence” under applicable rules and guidelines;

•  Reviews director compensation and recommends any changes for approval by our Board; and

•  Oversees our Company’s engagement with stockholders and other interested parties concerning governance matters and works with our Board’s other committees in connection with stockholder engagement on matters subject to the oversight of such other committees.

Independence: Each member of the GNC is independent, as independence is defined by NYSE rules.

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Human Resources Committee (HRC)
Number of meetings in 2016: 11 Members: Dean (Chair) Chen Engel James Peetz Sargent Sanger

Primary Responsibilities:

•  Approves our Company’s compensation philosophy and principles, and discharges our Board’s responsibilities relating to our Company’s overall compensation strategy and the compensation of our executive officers;

•  Oversees our Company’s incentive compensation risk management program and practices for senior executives and employees in a position, individually or collectively, to expose our Company to material financial or reputation risk;

•  Evaluates the CEO’s performance and approves and recommends the CEO’s compensation to our Board for ratification and approval and approves compensation for our other executive officers and any other officers or employees as the HRC determines appropriate;

•  Oversees human capital management, including talent management and succession planning and diversity and inclusion initiatives;

•  Oversees our Company’s culture, including management’s efforts to foster a culture of ethics throughout our Company;

•  Oversees our Company’s Code of Ethics and Business Conduct and ethics, business conduct, and conflicts of interest program, including training on ethical decision-making and processes for reporting and resolution of ethics issues;

•  Oversees actions taken by our Company regarding stockholder approval of executive compensation matters, including advisory votes on executive compensation; and

•  Has the sole authority to retain or obtain the advice of and terminate any compensation consultant, independent legal counsel, or other advisor to the HRC, and evaluates the independence of its advisors in accordance with NYSE rules.

The HRC may delegate certain of its responsibilities to one or more HRC members or to designated members of senior management or committees. The HRC has delegated authority to the Director of Human Resources and the Director of Compensation for the administration of our Company’s benefit and compensation programs; however, the HRC generally has sole authority relating to incentive compensation plans applicable to executive officers, the approval of awards under any equity-based plans or programs, and material amendments to any benefit or compensation plans or programs.

Independence: Our Board has determined that each member of the HRC is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, as amended, and is independent, as independence for compensation committee members is defined by NYSE rules.

Risk Committee (Risk)
Number of meetings in 2016: 10 (4 of these meetings were joint meetings with the AEC) Members: Hernandez (Chair) Dean Duke Milligan Peña Quigley Sanger

Primary Responsibilities:

•  Approves and oversees our Company’s enterprise-wide risk management framework and structure, including through the approval of the risk management framework which outlines our Company’s approach to risk management and the policies, processes, and governance structures necessary to execute the risk management program, and approves the framework and policies for managing our key risk types;

•  Oversees the Corporate Risk function and the performance of the Chief Risk Officer; approves the appointment and compensation of the Chief Risk Officer; and monitors the effectiveness of our enterprise-wide risk program;

•  Annually recommends to our Board, and monitors adherence to, our risk appetite, and reviews our aggregate enterprise-wide risk profile and its alignment with our strategy and risk appetite;

•  Oversees our enterprise-wide risk culture;

•  Oversees enterprise-wide conduct risk and the activities of our Office of Ethics, Oversight, and Integrity;

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•  Holds joint meetings with the AEC to focus on information security risk (including cyber) and technology risk; and

•  Oversees liquidity and funding risks, and risks associated with acquisitions and significant new business or strategic initiatives.

Independence: Each member of the Risk Committee is independent, as independence is defined by NYSE rules.

Our Board’s Role in Risk Oversight

Wells Fargo manages a variety of risks that can significantly affect our financial performance and our ability to meet the expectations of our customers, stockholders, regulators, and other stakeholders. Among the risks that we manage are conduct risk, operational risk, credit risk, and asset/liability management related risks, which include interest rate risk, market risk, liquidity risk, and funding related risks. We operate under a Board-level approved risk framework that outlines our company-wide approach to risk management and oversight, and describes the structures and practices employed to manage current and emerging risks inherent to Wells Fargo.

Risk Framework

Our risk framework consists of three lines of defense – (1) Wells Fargo’s lines of business and certain other corporate functions, (2) Corporate Risk, our Company’s primary second-line of defense led by our Chief Risk Officer who reports to our Board’s Risk Committee, and (3) Wells Fargo Audit Services, our internal audit function, which is led by our Chief Auditor who reports to our Board’s Audit & Examination Committee. Our Company’s primary risk management objectives are: (a) to support our Board as it carries out its risk oversight responsibilities; (b) to support members of senior management in achieving our Company’s strategic objectives and priorities by maintaining and enhancing our risk framework; and (c) to promote a strong risk culture, which emphasizes each team member’s accountability for appropriate risk management.

Key elements of our risk program include:

•	Cultivating a strong risk culture, which emphasizes each team member’s accountability for appropriate risk management and our Company’s bias for conservatism through which we strive to maintain a conservative financial position measured by satisfactory asset quality, capital levels, funding sources, and diversity of revenues.

•	Defining and communicating across our Company an enterprise-wide statement of risk appetite which serves to guide business and risk leaders as they manage risk on a daily basis. The enterprise-wide statement of risk appetite describes the nature and magnitude of risk that Wells Fargo is willing to assume in pursuit of its strategic and business objectives.

•	Maintaining a risk management governance structure, including escalation protocols and a management-level committee structure, that enables the comprehensive oversight of our Company’s risk program and the effective and efficient escalation of risk issues to the appropriate level of our Company for information and decision-making.

•	Designing risk frameworks, programs, policies, standards, procedures, controls, processes, and practices that are effective and aligned, and facilitate the active and timely management of current and emerging risks across our Company.

•	Structuring an effective and independent Corporate Risk function whose primary responsibilities include: (a) establishing and maintaining an effective risk framework that supports the timely identification and escalation of risks, (b) maintaining an independent and comprehensive perspective on our Company’s current and emerging risks, (c) independently opining on the strategy and performance of our Company’s risk taking activities, (d) credibly challenging the intended business and risk management actions of Wells Fargo’s first-line of defense, and (e) reviewing risk management programs and practices across our Company to confirm appropriate coordination and consistency in the application of effective risk management approaches.

•	Maintaining an independent internal audit function that is primarily responsible for adopting a systematic, disciplined approach to evaluating the effectiveness of risk management, control and governance processes and activities as well as evaluating risk framework adherence to relevant regulatory guidelines and appropriateness for Wells Fargo’s size and risk profile.

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Our Board and our management-level Operating Committee (composed of direct reports to the CEO and President, including the Chief Risk Officer and Chief Auditor who report to the CEO administratively, and to their respective Board committees functionally) have overall and ultimate responsibility to provide oversight for our three lines of defense and the risks we take, and carry out their oversight through management-level governance committees. Each risk-focused governance committee has a defined set of authorities and responsibilities specific to one or more risk types. The Enterprise Risk Management Committee, chaired by our Chief Risk Officer, oversees the management of all risk types across our Company, and additionally provides primary oversight for conduct risk, reputation risk, and strategic risk. The Enterprise Risk Management Committee reports to our Board’s Risk Committee, and serves as the focal point for risk governance and oversight at the management level.

Board Risk Oversight

Our Board carries out its risk oversight responsibilities directly and through the work of its seven standing committees, including its Risk Committee. All of these committees report to the whole Board and are composed solely of independent directors. Each Board committee has defined authorities and responsibilities for considering a specific set of risk issues, as outlined in its charter, and works closely with management to understand and oversee our Company’s key risk exposures. Allocating risk responsibilities among each Board committee increases the overall amount of attention devoted to risk management.

The Risk Committee serves as a focal point for enterprise-wide risks. In this role, the Risk Committee supports and assists our Board’s other standing committees that have primary oversight responsibility for specific risk matters as reflected in the chart below. The Risk Committee includes the chairs of each of our Board’s other standing committees so that it does not duplicate the risk oversight efforts of other Board committees and to provide it with a comprehensive perspective on risk across our Company and across all individual risk types. Additional information about our risk management framework and practices, as well as the responsibilities of each of our Board committees, is described in the Financial Review – Risk Management section of our 2016 annual report on Form 10-K and under Committees of our Board in this proxy statement.

Board of Directors Annually approves overall enterprise statement of risk appetite

AEC	CRC	Finance	Risk	GNC	Credit	HRC
Financial crimes risk Information security risk Operational risk Regulatory Compliance risk Technology risk	Reputation risk	Interest rate risk Market risk	Enterprise- wide risks Conduct risk (enterprise- wide) Liquidity risk Model risk Strategic risk	Board-level governance matters	Credit risk	Conduct risk (ethics and integrity, incentive compensation)

In addition to providing a forum for risk issues at our Board level, the Risk Committee provides oversight of our Company’s Corporate Risk function and plays an active role in approving and overseeing our Company’s enterprise-wide risk management framework established by management to manage risk, and the functional framework and oversight policies developed by management for various categories of risk. The Risk Committee and the full Board review and approve the enterprise statement of risk appetite annually, and the Risk Committee actively monitors our Company’s risk profile relative to the approved risk appetite.

The Chief Risk Officer is appointed by and reports to our Board’s Risk Committee. The Chief Risk Officer, as well as the Chief Risk Officer’s direct reports, work closely with our Board’s committees and frequently provide reports and updates to the committees and the committee chairs on risk matters during and outside of regular committee meetings, as appropriate. The full Board receives reports at each of its meetings from our Board committee chairs about committee activities, including risk oversight matters, and receives a quarterly report from the Enterprise Risk Management Committee regarding current or emerging risk issues.

As part of our Board’s and each of its committee’s annual self-evaluation process, our Board’s committees annually review their respective charters in light of regulatory requirements, updates to our Company’s risk coverage statement (which defines the key risk types facing our Company), implementation and update of our Company’s risk

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management framework and other functional risk management frameworks, and director and committee feedback. As a result of its continuing review of committee responsibilities and oversight of risks, our Board has made recent changes to enhance the risk oversight responsibilities of various Board committees, including our Risk Committee, and will continue to review our Board’s and each of its committee’s oversight responsibilities as part of its annual self-evaluation process or more frequently as needed.

Recent Enhancements in Board Committee Risk Oversight Responsibilities

Our Board has taken a number of actions to enhance independent Board oversight of management and the key risks facing our Company, including sales practices risk.

•	Our Board has enhanced its oversight of conduct risk, including sales practices risk, by focusing management’s reporting to the Board on the alignment of team member conduct with (1) our Company’s risk appetite and (2) our Company’s culture as reflected in our Vision and Values and our Code of Ethics and Business Conduct.

•	In addition, our Board enhanced Board committee oversight of conduct risk as follows:

Risk Committee

Expanded the Risk Committee’s oversight responsibilities to include oversight of enterprise-wide conduct risk, risk culture, and our new Office of Ethics, Oversight, and Integrity

The Risk Committee will continue to oversee our enterprise risk management framework, Corporate Risk function, and key risks identified by our Company.

Human Resources Committee (HRC)

Expanded the HRC’s oversight responsibilities to include human capital management, culture, our Code of Ethics and Business Conduct, and implementation and effectiveness of our Company’s ethics, business conduct, and conflicts of interest program (including training on ethical decision-making and processes for reporting and resolution of ethics issues)

The HRC will continue to oversee our incentive compensation risk management program.

Audit and Examination Committee (AEC)

Expanded the AEC’s oversight responsibilities for legal and regulatory compliance to include our Company’s compliance culture

The AEC will continue to oversee our operational risk program and all operational risk types, as well as complaints and allegations related to accounting, internal accounting control, and auditing matters.

Corporate Responsibility Committee (CRC)

The CRC will continue to oversee our Company’s reputation, customer complaints policy and processes, and complaints and allegations relating to customers and will receive enhanced reporting from management on complaints and allegations from all sources, including the EthicsLine, relating to customers.

Board Leadership Structure and Role in Risk Oversight

Our Board believes that its Board leadership structure, which includes an independent Chairman and independent Vice Chair who both serve on the Risk Committee, has the effect of enhancing our Board’s risk oversight function. Our independent Chairman promotes open communication regarding risk issues through his role as Chairman by approving Board agendas and serving as the principal liaison among our independent directors, and between our independent directors and our CEO and other members of senior management. Our Board also believes that, as a result of his role as CEO and a director, Mr. Sloan’s knowledge of our Company’s businesses, strategy, and risks significantly contributes to our Board’s understanding and appreciation of risk issues.

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Communications with our Directors

Stockholders and other interested parties who wish to communicate with our Board, including our Chairman or our non-employee or independent directors as a group, may send an e-mail to BoardCommunications@wellsfargo.com or a letter to Wells Fargo & Company, P.O. Box 63750, San Francisco, California 94163.

Additional information about communication with our directors and our Board’s process for reviewing communications sent to our Board or its members is provided on our website at: https://www.wellsfargo.com/about/corporate/governance.

Additional Information

Compensation Committee Interlocks and Insider Participation

John S. Chen, Lloyd H. Dean, Susan E. Engel, Donald M. James, and Stephen W. Sanger served as members of the HRC in 2016. During 2016, no member of the HRC was an employee, officer, or former officer of our Company. None of our executive officers served in 2016 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the HRC. Certain HRC members had banking or financial services transactions in the ordinary course of business with our banking and other subsidiaries, as described under Related Person Transactions.

Other Matters Relating to Directors

Susan E. Engel, one of our directors, served as chair and chief executive officer of Lenox Group Inc. (successor to Department 56), a tabletop, giftware, and collectibles company, from November 1996 until she retired in January 2007. In November 2008, Lenox Group filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the Southern District of New York. Susan G. Swenson, one of our directors, served as chief operating officer of Amp’d Mobile, Inc., a mobile technology provider, from October 2006 until July 2007. In June 2007 Amp’d Mobile filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware, and in July 2007 Amp’d Mobile ceased operations and thereafter sold its assets.

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Director Compensation

The table below provides information on 2016 compensation for our non-employee directors other than Karen B. Peetz and Ronald L. Sargent who joined our Board in 2017. Mr. Sloan is an employee director and does not receive separate compensation for his Board service. In addition, Mr. Stumpf, as a former employee director, did not receive separate compensation for his Board service during 2016. Our Company reimburses directors for expenses incurred in their Board service, including the cost of attending Board and committee meetings. Additional information on our director compensation program follows the table.

2016 Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($)(2)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John D. Baker II	207,000	180,002	-	-	-	5,000	392,002
Elaine L. Chao	127,000	180,002	-	-	-	5,000	312,002
John S. Chen	123,000	180,002	-	-	-	-	303,002
Lloyd H. Dean	196,000	180,002	-	-	-	-	376,002
Elizabeth A. Duke	201,131	180,002	-	-	-	5,000	386,133
Susan E. Engel	159,000	180,002	-	-	-	-	339,002
Enrique Hernandez, Jr.	236,000	180,002	-	-	-	5,000	421,002
Donald M. James	141,000	180,002	-	-	-	5,000	326,002
Cynthia H. Milligan	192,000	180,002	-	-	-	5,000	377,002
Federico F. Peña	200,673	180,002	-	-	-	5,000	385,675
James H. Quigley	249,000	180,002	-	-	-	-	429,002
Judith M. Runstad	76,327	-	-	-	-	-	76,327
Stephen W. Sanger	300,628	180,002	-	-	-	5,000	485,630
Susan G. Swenson	177,000	180,002	-	-	-	-	357,002
Suzanne M. Vautrinot	153,000	180,002	-	-	-	-	333,002

(1)	Ms. Chao resigned as a director effective January 31, 2017 upon her confirmation as Secretary of the U.S. Department of Transportation. Ms. Runstad retired as a director effective April 26, 2016, the date of our 2016 annual meeting.

(2)	Includes fees earned, whether paid in cash or deferred, for service on our Company’s Board in 2016 (including any such amounts paid in 2017) as described under “Cash Compensation” below. Also includes fees paid to non-employee directors who serve on the board of directors of Wells Fargo Bank, N.A. (“Bank”), a wholly owned subsidiary of our Company, or are members of one or more special purpose committees. Messrs. Dean, Hernandez, Peña, Quigley, and Sanger and Ms. Milligan, as the current directors of the Bank, and Ms. Runstad as a former director of the Bank from January 1, 2016 to February 29, 2016, received an annual cash retainer of $10,000, payable quarterly in arrears, and a fee of $2,000 for any separate meeting of the Bank Board not held concurrently with or immediately prior to or following a Company Board or committee meeting. Effective March 1, 2016, Mr. Peña succeeded Ms. Runstad, who retired from our Board at the 2016 annual meeting, as a director of the Bank. In 2016, all except for two Bank Board meetings were held concurrently with or immediately prior to or following a Company Board or standing committee meeting. A fee of $2,000 was paid for special purpose committee meetings attended that were not held concurrently with or immediately prior to or following a Company Board or committee meeting.

(3)	Includes fees earned in 2016 but deferred at the election of the director. The following table shows the number of stock units credited on a quarterly basis to our non-employee directors under our deferral program for deferrals of 2016 cash compensation paid quarterly in arrears and the grant date fair value of those stock units based on the closing price of our common stock on the date of deferral:

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Name	Stock Units (#)	Grant Date Fair Value ($)
John D. Baker II	1,171.3106	56,750
	1,079.0984	50,750
	1,100.9485	48,750
	920.8855	50,750
Lloyd H. Dean	245.0980	11,875
	231.2354	10,875
	268.1797	11,875
	260.8420	14,375
Donald M. James	675.9546	32,750
	611.3119	28,750
	784.7787	34,750
	812.0123	44,750
Stephen W. Sanger	1,289.9897	62,500
	1,243.8869	58,500
	1,411.4725	62,500
	2,125.3493	117,128

(4)	We granted 3,535 shares of our common stock to each non-employee director elected at the 2016 annual meeting of stockholders on April 26, 2016. The grant date fair value of each award is based on the number of shares granted and the NYSE closing price of our common stock on the grant date.

(5)	The table below shows for each non-employee director with outstanding options, the aggregate number of shares of our common stock underlying unexercised options at December 31, 2016. All options were fully exercisable at December 31, 2016. Directors who are not reflected in the table below do not hold any outstanding options with respect to our common stock.

Name	Number of Securities Underlying Unexercised Options
John D. Baker II	22,570
John S. Chen	37,784
Lloyd H. Dean	25,454
Susan E. Engel	34,540
Enrique Hernandez, Jr.	37,784
Donald M. James	22,570
Cynthia H. Milligan	37,784
Judith M. Runstad	37,784
Stephen W. Sanger	37,784
Susan G. Swenson	37,784

(6)	The amount under “All Other Compensation” for each of Messrs. Baker, Hernandez, James, Peña, and Sanger and Mses. Chao, Duke, and Milligan represents a Company matching contribution during 2016 under our Company’s charitable matching contribution program, which for 2016 matched charitable donations to qualified schools and educational institutions of up to $5,000 per year, on a dollar-for-dollar basis, per team member or non-employee director of our Company.

Structure of our Director Compensation Program

Cash Compensation

The following table shows the components of cash compensation paid to non-employee directors in 2016. Cash retainers and fees are paid quarterly in arrears. Directors who join our Board during the year receive a prorated annual cash retainer. Effective October 12, 2016, our Board and the GNC approved providing a $250,000 annual retainer for our Company’s independent Chairman, in lieu of the prior annual Lead Director fee of $60,000 and any Committee Chair fee the Chairman might otherwise receive, and a $100,000 annual retainer for the independent Vice Chairman, in lieu of any Committee Chair fee that the Vice Chairman might otherwise receive.

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2016 Component	Amount ($)
Annual Cash Retainer	75,000
Annual Independent Chairman Retainer[1]	250,000
Annual Independent Vice Chairman Retainer[2]	100,000
Annual Committee Chair Fees
AEC and Risk Committee	40,000
CRC, Credit Committee, Finance Committee, GNC and HRC	25,000
Regular or Special Board or Committee Meeting Fee[3]	2,000

(1)	Effective October 12, 2016, our Board determined our Company’s independent Chairman would receive a $250,000 annual retainer, in lieu of the prior Lead Director Retainer of $60,000 and any committee chair fee the Chairman might otherwise receive.

(2)	Effective October 12, 2016, the Board determined our Company’s independent Vice Chairman would receive a $100,000 annual retainer, in lieu of any committee chair fee the Vice Chairman might otherwise receive.

(3)	Includes standing committee meetings, as well as special purpose committee meetings such as meetings of the Board’s special sales practices oversight committee, not held concurrently with or immediately prior to or following a Company Board or standing committee meeting.

Equity Compensation

For 2016, each non-employee director elected to our Board at our Company’s annual meeting of stockholders received on that date an award of Company common stock having a value of $180,000. Each non-employee director who joins our Board as of any other date receives, as of such other date, an award of Company common stock having a value of $180,000 prorated to reflect the number of months (rounded up to the next whole month) until the next annual meeting of stockholders. The dollar value of each stock award is converted to a number of shares of Company common stock using the closing price on the grant date, rounded up to the nearest whole share.

Deferral Program

A non-employee director of our Company or the Bank may defer all or part of his or her cash compensation and stock awards. Cash compensation may be deferred into either an interest-bearing account or common stock units with dividends reinvested. The interest rate paid in 2016 on interest-bearing accounts was 2.14%. Stock awards may be deferred only into common stock units with dividends reinvested. Deferred amounts are paid either in a lump sum or installments as elected by the director.

Stock Ownership Policy

Our Board has adopted a director stock ownership policy that requires each non-employee director, within five years after joining our Board, to own shares of our common stock having a value equal to five times the annual cash retainer, and maintain at least that ownership level while a member of our Board and for one year after service as a director ends. Each director who has been on our Board for five years or more exceeded this ownership level as of December 31, 2016, and each director who has served less than five years is on track to meet this ownership level.

GNC Use of Compensation Consultant and Legal Advisors

The GNC is authorized to retain and obtain advice of legal, accounting, or other advisors at our expense without prior permission of management or our Board. The GNC retained FW Cook, a nationally recognized compensation consulting firm, to provide independent advice on non-employee director compensation matters for 2016. FW Cook compiles compensation data for the financial services companies the GNC considers our Labor Market Peer Group (which is the same peer group used to evaluate our Company’s executive compensation program) from time to time, and reviews with the GNC our Company’s non-employee director compensation programs generally and in comparison to those of our Labor Market Peer Group. In addition, in connection with its non-employee director compensation decisions during 2016, FW Cook compiled and the GNC considered compensation data for non-executive chairman positions where they exist at certain large companies, the practice of paying separate board and committee meeting fees, and the practice of paying additional compensation for service on special board committees. FW Cook also advises the GNC on the reasonableness of our non-employee director compensation levels compared to our Labor Market Peer Group. During 2016, the GNC also obtained independent legal advice regarding the payment of annual retainers to our Company’s independent Chairman and independent Vice Chairman.

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Information About Related Persons

Related Person Transactions

Lending and Other Ordinary Course Financial Services Transactions

During 2016, our executive officers, directors, and each of the persons we know of that beneficially owned more than 5% of our common stock on December 31, 2016 (Warren E. Buffett/Berkshire Hathaway Inc., BlackRock, Inc., and The Vanguard Group), and some of their respective immediate family members and/or affiliated entities had loans, other extensions of credit and/or other banking or financial services transactions with our banking and other subsidiaries in the ordinary course of business, including deposit and treasury management services, brokerage, investment advisory, capital markets, investment banking, and insurance transactions. Except for the relocation loans to two of our executive officers as described below, all of these lending, banking, and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment (as applicable), as those available at the time for comparable transactions with persons not related to our Company, and did not involve more than the normal risk of collectability or present other unfavorable features. In the ordinary course of business, we also purchase or sell insurance and other products and services of Berkshire Hathaway and its affiliates and purchase investment management technology products and advisory services from BlackRock and its affiliates. We and our customers also may invest in mutual funds, exchange traded funds and other products affiliated with BlackRock and Vanguard in the ordinary course of business. All of these transactions were entered into on an arms’ length basis and under customary terms and conditions.

Relocation Program

Under our Relocation Program, as in effect prior to the July 30, 2002 revisions described below, executive officers who relocated at our request were eligible to receive a first mortgage loan (subject to applicable lending guidelines) from Wells Fargo Home Lending on the same terms as those available to our team members, which terms included waiver of the loan origination fee. Executive officers who relocated to a designated high cost area were eligible to receive from our Company a mortgage interest subsidy on the first mortgage loan of up to 25% of the executive’s annual base salary, payable over a period of not less than the first three years of the first mortgage loan, and a 30-year, interest-free second mortgage down payment loan in an amount up to 100% of his or her annual base salary to purchase a new primary residence. The down payment loan must be repaid in full if the executive terminates employment with our Company or retires, or if the executive sells the home. Our Relocation Program was revised effective as of July 30, 2002 to eliminate these loan benefits for executive officers in compliance with the requirements under the Sarbanes-Oxley Act of 2002. Under the revised Relocation Program, any executive officer who received the mortgage interest subsidy and interest-free down payment loan benefit described above was allowed to continue to receive those benefits, but is not allowed to amend the terms of the loan to which these benefits relate.

We had interest-free loans outstanding under this Relocation Program to two of our executive officers during 2016, one of which was paid in full during the year. The following table provides information about these loans as of December 31, 2016:

Executive Officer	Original Loan Amount	Highest Principal Balance During 2016	12/31/2016 Balance	Principal and Interest Paid During 2016	Interest Rate	Purpose
Richard D. Levy Executive Vice President and Controller	$325,000	$325,000	$0	$325,000	0%	Loan made prior to his becoming an executive officer in September 2002 in connection with his relocation from New Jersey to California following his employment by our Company.
James M. Strother Senior Executive Vice President and General Counsel	310,000	310,000	310,000	0	0	Loan made in connection with his relocation from Iowa to California after he assumed a new position with our Company and before he became an executive officer.

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Transactions with Entities Affiliated with Directors

Enrique Hernandez, Jr., one of our directors, is chairman, president, chief executive officer, and a majority owner of Inter-Con Security Systems, Inc. In 2016, Inter-Con provided guard services to certain of our Company’s retail banking stores under an agreement we first entered into in 2005. Payments in 2016 to Inter-Con under this contract did not exceed 1% of Inter-Con’s or our Company’s 2016 consolidated gross revenues, and each year since this contractual relationship began our Board has determined that our relationship with Inter-Con does not impair Mr. Hernandez’s independence under our Director Independence Standards. In 2016, we paid Inter-Con approximately $1.33 million for services under this contract. We believe that these services were provided on terms at least as favorable as would have been available from other parties. Our Company intends to continue its dealings with Inter-Con in the future on similar terms.

Family and Other Relationships

Since 1986, our Company has employed Mary T. Mack’s sister, Susan T. Hunnicutt, who is currently a Wholesale Banking relationship manager. In 2016, Ms. Hunnicutt received compensation of approximately $190,000. In February 2016, we also granted her 208 RSRs, which will convert to shares of common stock upon vesting and which had a grant date fair value of approximately $10,000 (based on the NYSE closing price per share of our common stock on the grant date of $48.10).

Since 2015, our Company has employed Richard D. Levy’s son-in-law, Matthew T. Bush, who is currently an Operational Risk Consultant in our Corporate Risk group. Although Mr. Bush received compensation of less than $120,000 in 2016, his compensation is expected to slightly exceed $120,000 in 2017.

We established the compensation paid to Ms. Hunnicutt and Mr. Bush in 2016 in accordance with our employment and compensation practices applicable to team members with equivalent qualifications and responsibilities and holding similar positions. In addition to this compensation, Ms. Hunnicutt and Mr. Bush also received employee benefits generally available to all of our team members. Neither Ms. Hunnicutt nor Mr. Bush is an executive officer of our Company and neither individual directly reports to an executive officer of our Company.

In 2010, our Board, based on the recommendation of the GNC, agreed as a matter of policy to strongly discourage our Company’s employment of any immediate family members of directors.

Related Person Transaction Policy and Procedures

Our Board has adopted a written policy and procedures for the review and approval or ratification of transactions between our Company and its related persons and/or their respective affiliated entities. We refer to this policy and procedures as our Related Person Policy. “Related persons” under this policy include our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their “immediate family members” include spouses, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) who shares the home of a director, director nominee, executive officer, or holder of more than 5% of our common stock.

Except as described below, the Related Person Policy requires either the GNC or AEC, depending upon the related person involved, to review and either approve or disapprove transactions, arrangements, or relationships in which:

•	The amount involved will, or may be expected to exceed $120,000 in any fiscal year;

•	Our Company is, or will be a participant; and

•	A related person or an entity affiliated with a related person has, or will have a direct or indirect interest.

We refer to these transactions, arrangements, or relationships in the Related Person Policy as “Interested Transactions.” Any potential Interested Transactions that are brought to our Company’s attention are analyzed by our Company’s Law Department, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship does, in fact, constitute an Interested Transaction requiring compliance with the Related Person Policy. Our Board has determined that the GNC or AEC does not need to review or approve certain Interested Transactions even if the amount involved will exceed $120,000, including the following transactions:

•	Lending and other financial services transactions with related persons or their affiliated entities that comply with applicable banking laws and are in the ordinary course of business, non-preferential, and do not involve any unfavorable features;

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•	Employment of a “named executive officer” or of an executive officer if he or she is not an immediate family member of another Company executive officer or director and his or her compensation would be reported in our proxy statement if he or she was a “named executive officer” and the HRC approved (or recommended that our Board approve) such compensation;

•	Compensation paid to one of our directors if the compensation is reported pursuant to SEC rules in our proxy statement;

•	Transactions with another entity at which a related person’s only relationship with that entity is as a director, limited partner, or beneficial owner of less than 10% of that entity’s ownership interests (other than a general partnership interest);

•	Transactions with another entity at which a related person’s only relationship with that entity is as an employee (other than an executive officer), if such transactions are in the ordinary course of business, non-preferential, and the amount involved does not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•	Charitable contributions by our Company or a Company-sponsored charitable foundation to tax-exempt organizations at which a related person’s only relationship is as an employee (other than an executive officer) or a director or trustee (other than chairman of the board or board of trustees), if the amount involved (excluding Company matching funds) does not exceed the lesser of $1 million or 2% of such organization’s consolidated gross revenues; and

•	Transactions with holders of more than 5% of our common stock and/or such holders’ immediate family members or affiliated entities, if such transactions are in the ordinary course of business of each of the parties, unless such stockholder is one of our executive officers, directors or director nominees, or an immediate family member of one of them.

The GNC approves, ratifies, or disapproves those Interested Transactions required to be reviewed by the GNC which involve a director and/or his or her immediate family members or affiliated entities. The AEC approves, ratifies, or disapproves those Interested Transactions required to be reviewed by the AEC that involve our executive officers, holders of more than 5% of our common stock, and/or their respective immediate family members or affiliated entities. Under the Related Person Policy, if it is not feasible to get prior approval of an Interested Transaction, then the GNC or AEC, as applicable, will consider the Interested Transaction for ratification at a future committee meeting. When determining whether to approve or ratify an Interested Transaction, the GNC and AEC will consider all relevant material facts, such as whether the Interested Transaction is in the best interests of our Company, whether the Interested Transaction is on non-preferential terms, and the extent of the related person’s interest in the Interested Transaction. No director is allowed to participate in the review, approval, or ratification of an Interested Transaction if that director, or his or her immediate family members, or their affiliated entities are involved. The GNC or AEC, as applicable, annually reviews all ongoing Interested Transactions.

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Ownership of Our Common Stock

Directors and Executive Officers

Stock Ownership Requirements and Other Policies

Stock Ownership Requirements

To reinforce the long-term perspective of stock-based compensation and emphasize the relationship between the interests of our directors and executive officers with your interests as stockholders, we require our non-employee directors and our executive officers to own shares of our common stock. Our Board has adopted robust stock ownership policies that apply to our directors and executive officers as summarized in the chart below.

Director Stock Ownership Policy Requirements

After five years on our Board, each non-management director must own stock having a value equal to five times the annual cash retainer we pay our directors, and maintain at least that stock ownership level while a member of our Board and for one year after service as a director terminates.

Executive Officer Stock Ownership Policy Requirements

Until one year following retirement, our executive officers must hold shares equal to at least 50% of the after-tax profit shares (assuming a 50% tax rate) acquired upon the exercise of options or vesting of RSRs and Performance Shares, subject to a maximum requirement of 10 times the executive officer’s cash salary.

Shares counted toward ownership include shares a non-employee director has deferred pursuant to the Directors Stock Compensation and Deferral Plan (Directors Plan) and any applicable predecessor director compensation and deferral plans, shares (or share equivalents) an executive officer holds in our Company 401(k) Plan, Supplemental 401(k) Plan, Deferred Compensation Plan, Direct Purchase and Dividend Reinvestment Plan, and shares owned by an executive officer’s spouse. Compliance with these stock ownership requirements is calculated annually and reported to the GNC (for non-employee directors) or to the HRC (for executive officers).

Anti-Hedging Policy

To further strengthen the alignment between stock ownership and your interests as stockholders, our Code of Ethics and Business Conduct requirements prohibit all team members, including our executive officers, and directors from engaging in derivative or hedging transactions involving any Company securities, including our common stock.

No Pledging Policy

Our Board has adopted policies that are reflected in our Corporate Governance Guidelines that prohibit our directors and executive officers from pledging Company equity securities as collateral for margin or other similar loan transactions.

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Director and Executive Officer Stock Ownership Table

The following table shows how many shares of common stock our current directors and nominees for director, our named executives, and all directors, named executives, and executive officers as a group owned on February 23, 2017, and the number of shares they had the right to acquire within 60 days of that date, including RSRs and Performance Shares that vest within 60 days of that date. This table also shows, as of February 23, 2017, the number of common stock units credited to the accounts of our non-employee directors, named executives, and all directors, named executives, and executive officers as of that date as a group under the terms of the benefit and deferral plans in which they participate. None of our directors, named executives, or executive officers, individually or as a group, beneficially own more than 1% of our outstanding common stock.

	Amount and Nature of Ownership (1)
Name	Common Stock Owned (2)(3)	Options Exercisable within 60 days of 2/23/17 (4)	Common Stock Units (5)(6)	Total (7)
Non-Employee Directors	(a)	(b)	(c)	(d)
John D. Baker II	37,832	22,570	77,005	137,407
John S. Chen	38,674	30,390	12,509	81,573
Lloyd H. Dean	41,049	25,454	22,681	89,184
Elizabeth A. Duke	4,325	-	5,947	10,272
Susan E. Engel	19,189	34,540	101,212	154,941
Enrique Hernandez, Jr.	26,291	30,390	72,787	129,468
Donald M. James	3,863	22,570	72,598	99,031
Cynthia H. Milligan	104,835	30,390	31,871	167,096
Karen B. Peetz	273	-	758	1,031
Federico F. Peña	23,151	-	-	23,151
James H. Quigley	2,150	-	12,752	14,902
Stephen W. Sanger	21,592	37,784	116,289	175,665
Ronald L. Sargent	15	-	758	773
Susan G. Swenson	98,689	37,784	37,731	174,204
Suzanne M. Vautrinot	100	-	7,790	7,890
Named Executives
David M. Carroll	431,763	151,233	-	582,996
Michael J. Loughlin	280,741	44,217	13,318	338,276
Avid Modjtabai	379,870	372,755	16,223	768,848
John R. Shrewsberry	290,887	151,017	25,365	467,269
Timothy J. Sloan*	666,138	511,742	41,049	1,218,929
John G. Stumpf	2,425,160	-	75,792	2,500,952
Carrie L. Tolstedt (8)	960,142	1,408,118	31,541	2,399,801
All directors, named executive officers, and executive officers as a group (28 persons)	6,520,404	3,435,985	869,508	10,825,897

*	Mr. Sloan also serves as a director.

(1)	Unless otherwise stated in the footnotes below, each of the named individuals and each member of the group have sole voting and investment power for the applicable shares of common stock shown in the table.

(2)	The amounts shown for named executives and executive officers include shares of common stock allocated to the account of each named executive and executive officer under one or both of our Company’s 401(k) and Stock Purchase Plans as of February 23, 2017.

(3)	For the following directors, named executives, and for all directors, named executives, and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power:
•	John D. Baker II, 5,275 shares held in a trust of which he is a co-trustee and in a trust by a partnership in which he is a partner; also includes 25 shares held for the benefit of a family member for which he disclaims beneficial ownership;
•	David M. Carroll, 428,590 shares held in a trust of which he is a co-trustee;
•	John S. Chen, 4,000 shares held in a trust of which he is a co-trustee;
•	Lloyd H. Dean, 35,095 shares held in a trust of which he is co-trustee, and 2,762 shares held in a joint account;
•	Enrique Hernandez, Jr., 26,191 shares held in a trust of which he is a co-trustee;

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•	Michael J. Loughlin, 272,332 shares held in a trust of which he is co-trustee;
•	Cynthia H. Milligan, 8,675 shares held by spouse, and 1,061 shares held by spouse in an IRA account;
•	Karen B. Peetz, 258 shares held in a joint account;
•	Federico F. Peña, 22,966 shares held in a trust, and 85 shares held by spouse in an IRA account;
•	Stephen W. Sanger, 21,492 shares held in a trust of which he is a co-trustee;
•	John R. Shrewsberry, 276,756 shares held in a trust of which he is a co-trustee;
•	Timothy J. Sloan, 664,940 shares held in a trust of which he is a co-trustee;
•	John G. Stumpf, 1,982,353 shares held in trusts of which he is a co-trustee, and 5,387 shares held by spouse in an IRA account;
•	Carrie L. Tolstedt, 942,206 shares held in a trust of which she is a co-trustee; and
•	All directors, named executives, and executive officers as a group, 5,162,779 shares.

(4)	Includes the following number of RSRs and 2014 Performance Shares (including whole share dividend equivalents credited as of or within 60 days of February 23, 2017) that will vest within 60 days of February 23, 2017: Mr. Stumpf—0 RSRs and 0 Performance Shares; Mr. Shrewsberry—9,265 RSRs and 49,522 Performance Shares; Mr. Carroll—2,460 RSRs and 97,277 Performance Shares; Mr. Loughlin—0 RSRs and 44,217 Performance Shares; Ms. Modjtabai—2,248 RSRs and 97,277 Performance Shares; Mr. Sloan—2,885 RSRs and 97,277 Performance Shares; and Ms. Tolstedt—0 RSRs and 0 Performance Shares; and all named executives and executive officers as a group—58,765 RSRs and 588,378 Performance Shares.

(5)	For named executives and executive officers, includes the following whole common stock units credited to their accounts as of February 23, 2017 under the terms of the Supplemental 401(k) Plan and/or Deferred Compensation Plan, which amounts will be paid only in shares of common stock:

Name	Supplemental 401(k) Plan	Deferred Compensation Plan
David M. Carroll	-	-
Michael J. Loughlin	12,424	894
Avid Modjtabai	15,992	231
John R. Shrewsberry	10,315	15,050
Timothy J. Sloan	41,049	-
John G. Stumpf	75,792	-
Carrie L. Tolstedt	31,541	-
All executive officers as a group	223,878	72,942

(6)	For non-employee directors, includes common stock units credited to their accounts pursuant to deferrals made under the terms of the Directors Plan and predecessor director compensation and deferral plans. All of these units, which are credited to individual accounts in each director’s name, will be paid in shares of our common stock except for 24,952 shares in the aggregate, which will be paid in cash.

(7)	Total does not include the following RSRs and/or target number of Performance Shares (including dividend equivalents credited on that target number as of February 23, 2017) under our Company’s LTICP that were granted as of February 23, 2017, and were not vested or expected to vest within 60 days after February 23, 2017. Upon vesting, each RSR and Performance Share will convert to one share of common stock. Performance Share amounts are subject to increase or decrease depending upon our Company’s satisfaction of performance goals. See also the Outstanding Equity Awards at Fiscal Year-End table.

Name	RSRs	Performance Shares
David M. Carroll	24,934	263,831
Michael J. Loughlin	12,044	132,481
Avid Modjtabai	24,723	263,831
John R. Shrewsberry	35,798	263,831
Timothy J. Sloan	37,402	346,574
John G. Stumpf	-	-
Carrie L. Tolstedt	-	-
All executive officers as a group	200,117	1,796,833

(8)	Ms. Tolstedt agreed not to exercise any of her fully vested stock options pending our Board’s independent investigation and that, at the conclusion of such investigation, our Board would have the authority to determine the extent to which such options will be forfeited.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and related regulations require our directors, executive officers, and anyone holding more than 10% of our common stock to report their initial ownership of our common stock and any changes in that ownership to the SEC and the NYSE. We are required to disclose in this proxy statement the failure to file these reports by any reporting person when due. We assist our directors and executive officers in complying with these requirements. All reporting persons of our Company satisfied these filing requirements during 2016, except as described below. A required Form 4 report was not filed on a timely basis to report a purchase of shares by a third party investment manager on behalf of the spouse of Federico F. Peña, a director. In such case, the report was promptly filed after becoming aware of the transaction and the need to report it. In making these disclosures, we are relying on written representations of certain reporting persons and copies of the reports filed with the SEC.

Principal Stockholders

The following table contains information regarding the only persons and groups we know of that beneficially owned more than 5% of our common stock as of December 31, 2016.

Name and Address of Beneficial Owner (1)(2)(3)	Amount and Nature of Beneficial Ownership of Common Stock (1)(2)(3)	Percent of Common Stock Owned (1)(2)(3)
(a)	(b)	(c)
Warren E. Buffett Berkshire Hathaway Inc. 3555 Farnam Street Omaha, Nebraska 68131	506,308,470	10.0%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	300,638,322	5.98%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	280,518,866	5.6%

(1)	Based on a Schedule 13G/A filed on March 28, 2016 with the SEC by Warren E. Buffett and Berkshire Hathaway Inc., a diversified holding company that Mr. Buffett may be deemed to control. Mr. Buffett and Berkshire Hathaway share voting and dispositive power over 504,299,470 reported shares, which include shares beneficially owned by certain subsidiaries of Berkshire Hathaway. Mr. Buffett reports sole voting and dispositive power over 2,009,000 of the shares.

(2)	Based on a Schedule 13G/A filed on February 10, 2017 with the SEC by The Vanguard Group, Inc., on behalf of itself and certain of its subsidiaries. The Vanguard Group has sole voting power over 7,216,729 of the shares and shared voting power over 908,364 of the shares. The Vanguard Group has sole dispositive power over 292,581,935 of the shares and shared dispositive power over 8,056,387 of the shares.

(3)	Based on a Schedule 13G/A filed on January 27, 2017 with the SEC by BlackRock, Inc. on behalf of itself and certain of its subsidiaries. Each of BlackRock and its subsidiaries has sole voting power over 240,323,699 shares and shared voting power over 48,602 of the shares. Each of BlackRock and its subsidiaries has sole dispositive power over 280,470,264 shares and shared dispositive power over 48,602 of the shares.

46            Wells Fargo & Company 2017 Proxy Statement

Executive Compensation

Compensation Governance and Risk Management

Described below are (1) our enterprise-wide Incentive Compensation Risk Management (ICRM) program and the changes we are making to strengthen the program and (2) changes we have made in our retail bank performance management and compensation programs.

Our Company’s Incentive Compensation Risk Management Program

The goal of our ICRM program is to promote incentive compensation arrangements that are consistent with appropriate risk taking, by balancing performance goals with the long-term strength and stability of our Company. Our ICRM program provides the governance framework, risk management standards, processes, and policies under which we manage incentive compensation risk. In response to the 2010 Interagency Guidance on Sound Incentive Compensation Policies, we established our ICRM program, which was initially focused primarily on financial (credit, market, and liquidity) risk. Over time, we have refined the ICRM program’s scope to better reflect Wells Fargo’s risk appetite and risk management goals and to meet evolving regulatory requirements. Recently, we have made enhancements to our program so that additional risks, such as reputation risk, are covered explicitly, rather than just through their ability to lead to material financial loss. In addition, we have accelerated enhancements to our ICRM program as one step toward restoring the trust of our investors, customers, team members, and other stakeholders.

ICRM Program Framework

The ICRM program framework has three main components supported by our overarching ICRM governance processes:

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We describe below each of these components of our ICRM program, including our ICRM governance, and provide details on enhancements we are making.

Incentive Compensation Risk Management Governance

Our ICRM program governance takes place at all levels of our Company:

Each line of business is responsible for understanding the risks associated with each role covered by an incentive compensation arrangement and ensuring its incentive compensation arrangements are balanced appropriately and do not encourage unnecessary or inappropriate risk-taking.	Our centralized human resources group, partnering with our centralized risk group, is responsible for managing the ICRM program and providing independent oversight.	The ICC oversees the ICRM program. The ICC is chaired by our Director of Human Resources, and consists of our senior risk, human resources, and business executives.	The HRC establishes our overall incentive compensation strategy and oversees the effectiveness of our risk management practices relating to incentive compensation plans and programs for senior executives and those roles able to expose our Company to material risk.

Enhanced ICRM Governance

•      We recently centralized our control functions so that our risk, human resources, and finance team members now report to corporate leaders, rather than line of business leaders. We believe centralizing the reporting of our line of business control functions significantly strengthens the independent oversight of our incentive compensation programs within our lines of business.

•      As we enhance our Company-wide oversight of sales practices risk, we are improving the connections among our ICRM program, our performance management process, our risk oversight, and our new Office of Ethics, Oversight, and Integrity.

•      The HRC meets periodically with our Chief Risk Officer to discuss risk in relation to our incentive compensation plans and programs, and has revised its charter to reflect this practice.

•      The HRC’s oversight responsibilities have been expanded, as reflected in its charter, to include oversight responsibility for our Company’s human capital management, culture, Code of Ethics and Business Conduct, implementation and effectiveness of our Company’s ethics, business conduct, and conflicts of interest program (including training on ethical decision-making and processes for reporting and resolution of ethics issues), and our expanded ICRM program.

Roles Covered by the ICRM Program

Our ICRM program is intended to provide additional compensation oversight for team members serving in roles that may be able, individually or as a group, to expose Wells Fargo to material risk, as well as roles that are subject to specific regulatory requirements. To determine which roles should be covered by the ICRM program, we consider a combination of the role, and the type of risk over which the role has control or which it may impact (i.e., credit, market, liquidity, operational, or reputation risk). As a result of this annual assessment, the following team members are currently covered by our ICRM program due to their roles’ ability to expose our Company to material risk:

•	Our executive officers;

•	Senior management, including the heads of our lines of business and our control functions (our control functions include finance, human resources, compliance, audit, and risk); and

48            Wells Fargo & Company 2017 Proxy Statement

•	Revenue producers who take on financial risk (such as due to credit, litigation, or reputation risk) for our Company (e.g., commercial bankers, traders, and mortgage consultants).

In addition, other roles are covered by the ICRM program to comply with legal or regulatory requirements, or to meet our Company’s risk management objectives.

Broader ICRM Program Coverage

•      We are expanding our ICRM program to include additional roles (such as our Community Bank regional presidents and area and district managers), and to place greater emphasis on reputation risk issues, including sales practices, customer protection, and Company culture.

Incentive Compensation Risk Balancing

Risk management is incorporated into the design of all of our compensation programs. For our executive officers, our compensation risk-mitigation features include multi-year, performance-based vesting, clawback policies and forfeiture provisions, consideration of qualitative aspects of performance, and management’s and the HRC’s discretionary ability to adjust downward or eliminate long-term and annual incentive awards. Additional details on the compensation risk management features of our policies and practices applicable to our executive officers are provided in the CD&A.

Our human resources group coordinates our annual review of incentive compensation plans. During this review, we assess appropriate risk balancing, compliance with laws and regulations, and the potential to encourage team members to take unnecessary or inappropriate risks.

•	Plans are developed, reviewed, and approved by cross-departmental teams that include team members from some or all of the following groups: business leaders; human resources; compensation; finance; compliance; and risk.

•	For a new plan, an initial risk assessment is conducted. As part of this assessment, we evaluate the roles of team members covered by the plan, the inherent risks of those roles, the plan’s structure and risk-balancing features, and any additional controls in place to balance risk appropriately.

•	Plans are reviewed annually with respect to compliance with applicable laws, regulations, and policies; alignment with incentivizing the right behaviors; and existence of appropriate risk balancing features to mitigate risk.

Expanded Incentive Compensation Risk Balancing

•      We are enhancing our incentive compensation design process to include stronger controls and oversight by our compensation, compliance, and risk groups, including through better integration of the risk assessment process described above.

•      We will use our plan risk assessments to address sales practices risk for all impacted incentive plans, and we will provide monitoring and governance over sales practices risks through this risk assessment process.

•      Select plans, such as those covering material risk takers or individuals or groups who could pose sales practices risk, will be subject to additional and more detailed reviews through this process, and we will expand the scope of the review requirements to capture additional roles that are deeper in the organization.

Monitoring and Validation

As part of the ICRM program and in compliance with our Company-wide guidelines, our business groups establish programs for monitoring compliance with policies and procedures and for validating incentive compensation award decisions. The goal of our monitoring program is to have processes and controls that lead to consistent application of our policies and procedures, especially in making downward adjustments to incentive compensation payments as a result of compliance, risk, or other issues. We also use the results of our monitoring program to facilitate enhancements to our policies and procedures, support pre-award decisions, and facilitate post-award validation efforts.

For select roles covered under our ICRM program, the focus of our monitoring has been on year-end performance evaluations and compensation decisions. As part of the incentive compensation process, our centralized risk and

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human resources groups conduct independent reviews of risk outcomes, such as loan losses or risk ratings. Human resources reviews and reports on compliance with defined procedures and guidelines, including on use of discretion, to help ensure risk outcomes, individual performance evaluations, and compensation adjustments are aligned.

Our Chief Risk Officer and our Director of Human Resources provide input on compensation decisions for our senior management. The HRC reviews and approves all incentive compensation recommendations for senior management, taking into account the summary of the risk evaluation provided by our Chief Risk Officer and our Director of Human Resources. For example, the HRC evaluates whether our executive officers have achieved their risk management responsibilities and confirms compliance with our Code of Ethics and Business Conduct and other policies.

In addition to monitoring requirements, we also validate outcomes following the completion of our annual incentive compensation process. Our validation analysis is conducted by the appropriate control functions to evaluate the effectiveness of our incentive compensation award decisions, with a focus on roles and responsibilities with a high degree of inherent risk and on any adverse risk outcomes. Through validation, we are able to adjust compensation decisions as we:

•	Confirm that incentive compensation awards are reduced appropriately based on risks taken and risk outcomes; and

•	Evaluate whether discretionary decisions are consistent and promote balanced risk-taking.

Our validation process also allows us to identify opportunities to enhance our incentive compensation plan designs and our processes.

For select roles covered by the ICRM program, the ICC reviews the risk assessment and monitoring and validation outcomes, and provides perspective on any enhancement opportunities that can be implemented for the following performance cycle. Management provides a report of these results to the HRC.

Stronger Monitoring and Validation

•      We are enhancing our monitoring and validation programs to include stronger controls and more consistent guidelines, including for use of discretion.

•      We are expanding our programs to include additional team members who may subject our Company to reputation risk.

•      Reporting to the ICC and HRC is being enhanced and will incorporate additional roles and requirements, to result in a stronger link between overall risk performance and compensation.

Key Retail Banking Performance Management and Compensation Changes

As a result of our unacceptable retail banking sales practices, we have enhanced our review of our compensation and performance evaluation practices in our retail branches to determine whether they have the potential to encourage unnecessary or inappropriate risk taking, unethical behavior, or harm to customers. Our overall objectives are to have our Community Bank performance management and rewards program align with our Vision and Values and support important business objectives, including building engaging work environments, delivering exceptional customer experiences, and growing and deepening lifelong customer relationships, all while effectively managing oversight and accountability, and maintaining the highest level of integrity and ethics.

To align with our objectives, we designed our new performance management and rewards program—which applies to our retail branch team members, including managers, tellers, and personal bankers—to incorporate performance management, incentives, and recognition to express what is expected of our retail branch team members, how their actions connect to business priorities, and how Wells Fargo rewards them for performance against these expectations. Our program was created based on our ICRM program standards through a collaborative effort led by human resources that included business leaders, and members of our risk, finance, compliance, and communications groups. Before finalizing the new program, we reviewed its design under the ICRM program to assess the roles of the team members covered by the new program, the risks inherent in the roles, the program’s risk-balancing features, and additional risk-balancing controls, as described above. As a result of this review, we concluded that the new program will effectively and appropriately balance our performance goals and our risk management goals.

Our new performance management and rewards program incorporates the following key principles:

•	No product sales goals. We eliminated product sales goals in our performance management and incentive plans so that performance and earning incentives are not dependent on, or measured by, reaching sales goals.

50            Wells Fargo & Company 2017 Proxy Statement

•	Longer-term performance metrics focused on customer growth and feedback. We designed our new program to reward team members for providing exceptional customer experience, increasing the number of customers that use Wells Fargo as their primary financial institution, and satisfaction of our customers’ broad financial needs. We discontinued reporting the cross-selling metric as a measure of success for our retail bank. Our new metrics take a longer-term view of the customer relationship by emphasizing customer service, retention, and long-term relationship building.

•	Adjusted pay mix. We shifted to having a larger percentage of most branch team members’ total compensation comprised of base pay, rather than variable incentives.

•	Team oriented. We focus on the team, not just individual team members. Our new metrics are heavily weighted towards branch (team) goals, not just individual goals. For tellers, the metrics are all team goals. Manager’s incentives are based on customer outcomes, leadership, and risk management.

•	Balanced judgment. Our performance evaluations are qualitative and include more subjective assessments focused on teamwork, the quality of team members’ interactions with customers, and risk management.

•	Stronger controls. We established stronger controls to monitor for any unintended outcomes or behavior, including additional corporate oversight, and we have additional centralized monitoring, reporting, and controls to provide enhanced oversight of the sales process.

The following chart highlights key differences between our old and new retail bank incentive compensation plans:

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Item 2 – Advisory Resolution to Approve Executive Compensation

We provide our stockholders with an advisory vote to approve the compensation of our named executives or “say on pay.” Our Board has held an annual say on pay vote since 2011, consistent with the preference expressed by our stockholders. Our Board will consider the outcome of the vote under Item 3 below when deciding the frequency of future say on pay votes. If our Board continues to elect to hold an annual say on pay vote, the next vote after this year’s vote will occur at our 2018 annual meeting.

This year’s say on pay vote gives our stockholders an opportunity to express their views on our 2016 compensation program and related decisions for our named executives. This proxy statement describes actions taken in response to our retail banking sales practices, our named executives’ 2016 compensation, our compensation principles, and our incentive compensation risk management program changes.

Highlights include:

•	Our independent Board members and Human Resource Committee (HRC) acted decisively on leadership succession and compensation as a result of our unacceptable retail banking sales practices. Our Board and the HRC caused the forfeiture of significant amounts of outstanding equity to promote executive accountability for our retail banking sales practices, eliminated our named executives’ 2016 annual incentive awards, and significantly reduced the payout of our continuing named executives’ earned long-term equity awards.

•	Our Company is enhancing and broadening the scope of our incentive compensation risk management practices to discourage unnecessary or inappropriate risk taking, to improve our risk oversight process, and to help prevent detrimental reputation risk outcomes.

•	For all 2016 compensation decisions for our named executives, our HRC continued to be guided by our compensation principles:

1.	Pay for Performance
2.	Foster Risk Management Culture
3.	Attract and Retain Top Executive Talent
4.	Encourage Creation of Long-Term Stockholder Value

Advisory Resolution (Say on Pay)

We are requesting your non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executives, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and related material, is hereby APPROVED.

Voting and Effect of Vote

You may vote FOR, AGAINST, or ABSTAIN on this Item 2. Because your vote is advisory, it will not be binding on our Company, Board, or HRC and will not overrule any decision by our Board or require our Board to take any action. However, our Board values our stockholders’ views on executive compensation matters and will consider the outcome of this vote when making future compensation decisions for named executives.

Board Recommendation

As noted in the Compensation Discussion and Analysis (CD&A) section of this proxy statement, our HRC believes that its 2016 compensation decisions and the decisive executive accountability actions taken by our Board were consistent with our compensation principles, and that the compensation paid to our named executives for 2016 was reasonable and appropriate.

Item 2 — Our Board recommends that you vote FOR the advisory resolution to approve the compensation paid to our Company’s named executives, as disclosed in this proxy statement in the CD&A, the compensation tables, and related material

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Item 3 – Advisory Proposal on the Frequency (Every Year, Every 2 Years, or Every 3 Years) of Future Advisory Votes to Approve Executive Compensation

In Item 2 above, our Company’s stockholders are asked to cast an advisory vote to approve the compensation of our named executives as described in this proxy statement. At least once every six years, our Company is required to ask stockholders to cast an advisory vote on how often our Company should include this say on pay vote in future proxy statements. Under this Item 3, stockholders may vote to have the say on pay vote every year, every 2 years, or every 3 years, or abstain.

Voting and Effect of Vote

Your proxy card or voting instruction form provides four choices for voting on Item 3: EVERY YEAR; EVERY 2 YEARS; EVERY 3 YEARS; or ABSTAIN.

Under our By-Laws, the option, if any, that receives the vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item will be the option selected by our stockholders. Because this proposal has multiple options, if none of the options receives the vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item, then we will consider the stockholders to have approved the option selected by the holders of a plurality of the issued and outstanding shares present in person or by proxy at the annual meeting and entitled to vote on this issue.

Our Board values the opinions of our stockholders as expressed through their votes on this Item 3. Although the vote is advisory and not binding on our Board, our Board will consider the outcome of this vote when making future decisions regarding the frequency of say on pay votes.

Board Recommendation

Our Board believes that an advisory vote on executive compensation that occurs every year continues to be the best alternative for our Company and our stockholders. In formulating its recommendation, our Board considered that the annual say on pay vote has worked well because it allows our stockholders to provide the most frequent input on our named executives’ compensation. Further, an annual say on pay vote aligns with our Board’s annual executive compensation decision-making process as described in this proxy statement.

Item 3 – Our Board recommends that you vote for the option of EVERY YEAR for the frequency of future advisory votes to approve executive compensation

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Compensation Discussion and Analysis

This CD&A describes our executive compensation philosophy, our 2016 executive compensation program, and our compensation decisions for the following current and former executive officers named in our Summary Compensation Table:

Named Executive	Position
Timothy J. Sloan	CEO and President
John R. Shrewsberry	Senior Executive Vice President and CFO
David M. Carroll	Senior Executive Vice President, Wealth and Investment Management
Michael J. Loughlin	Senior Executive Vice President, Chief Risk Officer
Avid Modjtabai	Senior Executive Vice President, Payments, Virtual Solutions and Innovation
John G. Stumpf	Former Chairman and CEO
Carrie L. Tolstedt	Former Senior Executive Vice President, Community Banking

Mr. Sloan served as President and Chief Operating Officer (COO) prior to his promotion to CEO and President on October 12, 2016, upon Mr. Stumpf’s retirement. Prior to November 1, 2016, Ms. Modjtabai was Senior Executive Vice President, Consumer Lending and Operations. Ms. Tolstedt left our Company on September 27, 2016.

Compensation and 2016 Financial Performance Overview

Executive Compensation Actions to Promote Accountability

Since the beginning of our Board’s independent investigation into our retail banking sales practices, our Board and the HRC have taken a number of decisive actions to promote executive accountability. The design and risk management features of our Company’s executive compensation program provided our Board the discretion to forfeit and adjust unpaid equity and annual incentive awards. None of the decisions herein preclude our Board and the HRC from taking additional actions they deem appropriate, including actions based on findings from our Board’s investigation.

In September 2016, our Board took the following actions in response to our unacceptable retail banking sales practices:

•	Our Board and Mr. Stumpf agreed that he would forfeit all of his unvested equity awards, forgo his salary during our Board’s independent investigation, and not receive a 2016 annual incentive award.

•	Our Board caused Ms. Tolstedt to forfeit all of her unvested equity awards, not receive a 2016 annual incentive award, and agree not to exercise her fully vested stock options during our Board’s independent investigation.

Mr. Stumpf and Ms. Tolstedt received no severance payments or retirement enhancements in connection with their 2016 departures from our Company, other than a part-time driver available to Mr. Stumpf for security purposes, as described under Potential Post-Employment Payments.

Following Mr. Stumpf’s retirement in October 2016, our Board elected Mr. Sloan as CEO and elected Mr. Sanger, previously our Lead Director, as independent Chairman and Ms. Duke as independent Vice Chair of our Board, as discussed under Board Leadership and Management Succession Planning.

In February 2017, the HRC took the following additional actions, after discussion with Mr. Sloan, as a result of the senior leadership team’s collective accountability for the overall operational and reputation risk of our Company:

•	Eliminated our continuing named executives’ 2016 annual incentive awards; and

•	Significantly reduced the payout of our continuing named executives’ 2014 Performance Shares that vested following 2016 from the maximum of 150% or 125% of target—as otherwise would have been earned based on our 2014 to 2016 financial performance—to 75% of target, a reduction of 40% to 50%.

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The HRC’s compensation actions had meaningful consequences for our named executives. The individual impacts are described in more detail under Compensation Decisions for Named Executives. The approximate aggregate impacts were as follows:

Executive Compensation Actions to Promote Accountability
Initial actions to promote executive accountability for our retail banking sales practices:

$4.9 million	=	Eliminated target values* of Mr. Stumpf’s and Ms. Tolstedt’s 2016 annual incentive awards

$60 million**	=	Forfeited target amount of unvested equity for Mr. Stumpf and Ms. Tolstedt
Actions to reinforce accountability of those in senior management, including our continuing named executives, for our operational and reputation risk:

$4.4 million	=	Eliminated target values of our continuing named executives’ 2016 annual incentive awards

$21 million**	=	Reduced payout on our continuing named executives’ 2014 Performance Shares

*	For Mr. Stumpf, the HRC did not establish a pre-determined target annual incentive award opportunity below the overall limit, so the value of his actual 2015 award is included above.
**	Approximate dollar value at the time of forfeiture or reduction.

2016 Compensation Highlights

In line with our compensation principles discussed below, the HRC structured a high proportion of our named executives’ 2016 compensation in the form of long-term, performance-based equity that is forward-looking, contingent on financial performance and risk assessments, and subject to substantial holding requirements that extend beyond retirement to further support strong risk management. The following table summarizes our named executives’ 2016 compensation, including some of the compensation actions taken in response to our retail banking sales practices. The HRC’s decision to reduce the payout on the 2014 Performance Shares that were earned at maximum based on our 2014 to 2016 financial performance, and Mr. Stumpf’s and Ms. Tolstedt’s forfeiture of prior years’ equity awards, are not reflected in this table because those actions relate to compensation granted in a prior year. Performance Share values shown in the table are for awards made in 2016 that will vest at the end of three years based on our Return on Realized Common Equity (RORCE) performance, subject to the HRC’s discretion to reduce or eliminate these awards upon the occurrence of specified conditions. This table is not a substitute for, and should be read together with, the Summary Compensation Table, which presents named executive compensation paid, accrued, or awarded for 2016 in accordance with SEC disclosure rules and includes additional compensation elements and other important information.

Named Executive	Base Salary ($)(1)	Annual Incentive Award ($)	Long-Term Performance Share Award ($)(2)	Total ($)
Timothy J. Sloan	2,329,502	0	10,500,000	12,829,502
John G. Stumpf	2,070,498	0	forfeited	2,070,498
John R. Shrewsberry	1,741,188	0	7,500,000	9,241,188
David M. Carroll	1,741,188	0	7,500,000	9,241,188
Michael J. Loughlin	1,205,939	0	4,000,000	5,205,939
Avid Modjtabai	1,741,188	0	7,500,000	9,241,188
Carrie L. Tolstedt	1,285,249	0	forfeited	1,285,249

(1)	The HRC approved the following base salary increases, effective March 6, 2016, to align with competitive market conditions and for Mr. Sloan, to reflect his increased responsibilities as President and COO: Mr. Sloan from $2,000,000 to $2,400,000; Messrs. Shrewsberry and Carroll and Mses. Modjtabai and Tolstedt from $1,700,000 to $1,750,000; and Mr. Loughlin from $1,000,000 to $1,250,000.

(2)	Dollar value on February 23, 2016, the date of grant, of 2016 Performance Shares at target. Actual pay delivered or realized for Performance Shares will be determined in the first quarter of 2019 and may range from zero to 150% of the target shares, plus dividend equivalents, depending on Company performance for 2016 to 2018 and risk assessments. No Performance Share value is set forth for Mr. Stumpf or Ms. Tolstedt because they forfeited their respective awards.

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Compensation Principles

In deciding 2016 named executive compensation, the HRC continued to be guided by the same four compensation principles that have historically governed its pay decisions for named executives:

1.	Pay for Performance – Link compensation to Company, business line, and individual performance so that superior performance results in higher compensation and inferior performance results in lower compensation;

2.	Foster Risk Management Culture – Structure compensation to promote a culture of prudent risk management consistent with our Company’s Vision and Values;

3.	Attract and Retain Top Executive Talent – Offer competitive pay to attract, motivate, and retain industry executives with the skills and experience to drive superior long-term Company performance; and

4.	Encourage Creation of Long-Term Stockholder Value – Use performance-based long-term stock awards with meaningful and lasting share retention requirements to encourage sustained stockholder value creation.

The following table illustrates how the executive accountability and 2016 compensation decisions for our named executives were tied to our compensation principles:

	Pay for Performance	Foster Risk Management Culture	Attract and Retain Top Executive Talent	Encourage Creation of Long-Term Stockholder Value
2016 Base Salary Increases			✓
High Proportion of Long-Term Compensation	✓	✓	✓	✓
Long-Term Compensation in the form of Performance Share Awards	✓	✓	✓	✓
Forfeiture of Equity Awards	✓	✓		✓
Elimination of Annual Incentive Awards and Reduction in Performance Share Payout	✓	✓		✓

Company 2016 Financial Performance

We had solid financial performance in 2016. We continued to benefit from our diversified business model, generating $88.3 billion of revenue and earning $21.9 billion of net income in 2016, notwithstanding continued low interest rates, sluggish economic growth, global volatility that included a dramatic decline in oil prices, and significant challenges from our retail banking sales practices. We again grew deposits and loans, finishing 2016 with total deposits of $1.3 trillion and total loans of $967.6 billion, the largest loan portfolio of any U.S. bank. Our credit quality continued to be strong. Despite increased credit losses and higher nonaccruals in our oil and gas portfolio, our net charge-offs as a percentage of average loans remained near historic lows led by continued strength in residential real estate. We again grew our capital, and returned $12.5 billion in capital to stockholders through dividends and net share repurchases. Highlights of our Company’s 2016 financial performance include:

2016 Company Financial Performance Highlights

•      Net income of $21.9 billion, compared with $22.9 billion for 2015

•      Diluted earnings per share of $3.99, compared with $4.12 for 2015

•      Revenue of $88.3 billion, compared with $86.1 billion for 2015

•      Noninterest expense of $52.4 billion, compared with $50.0 billion for 2015

•      Return on assets of 1.16%, compared with 1.31% for 2015

•      Return on equity of 11.49%, compared with 12.60% for 2015

•      Returned $12.5 billion to stockholders through dividends and net share repurchases

•      Strong capital position – Common Equity Tier 1 ratio (fully phased-in) well above the regulatory minimum, including regulatory buffers, and our internal buffer

•      Efficiency ratio of 59.3%, compared with 58.1% for 2015

•      Loans of $967.6 billion, compared with $916.6 billion at year end 2015

•      Deposits of $1.3 trillion, compared with $1.2 trillion at year end 2015

•      Total stockholder return of 4.6%, 9.7%, and 18.1%, respectively, for the 1-, 3- and 5-year periods ended December 31, 2016

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Governance Framework for Compensation Decisions

In making compensation decisions for our named executives, the HRC applies its discretion within a governance framework that includes consideration of risk management, absolute and relative company performance, business line performance for business line leaders, individual performance, and independent advice.

Risk Management

The HRC’s compensation governance framework includes assessments of the risks inherent in executive compensation practices. The HRC’s risk management assessments involve a number of senior executives from our Company’s risk management, human resources, legal, and compliance functions. As described under Compensation Governance and Risk Management, our Company is taking action to strengthen and further enhance the oversight of our executive compensation practices and the scope of its risk management processes. Summarized below are the risk management features of our compensation program for executive officers that allowed the HRC and our Board to take decisive action as a result of our retail banking sales practices, and thus were overriding factors for many of the decisions made with regard to our named executives’ 2016 compensation:

Long-Term, Performance-Based, and At-Risk Compensation

•      A high proportion of named executives’ compensation is in the form of long-term, performance-based equity.

•      Long-term equity remains at risk until payment, which allows the HRC to assess risk outcomes as they emerge over time.

•      Annual incentive awards are subject to risk assessments and, at the HRC’s discretion, may be paid in the form of long-term equity.

Long-Term Compensation Risk-Balancing Features

•      Our Performance Shares require achievement of absolute and relative financial performance targets.

•      Performance Shares are denominated in units that are equivalent to Company shares at the beginning of the performance period and are credited with dividend equivalents during the performance period, so earned and vested shares reflect absolute total stockholder return performance from the time the award is made.

•      Performance Share awards are reduced if our Company incurs a Net Operating Loss.

•      Equity compensation does not accelerate upon retirement (pays on the original payment schedule).

Compensation Policies Reinforce Risk Management

•      Our Company’s stock ownership policy applies to executives until one year after retirement.

•      Executive officers are prohibited from pledging Company equity securities in connection with a margin or other similar loan and from hedging and speculative trading in Company stock.

•      Equity compensation is subject to forfeiture conditions and clawback provisions that allow the HRC to consider risk outcomes.

Compensation Programs and Individual Performance Evaluations Include Risk Considerations

•      The HRC evaluates our named executives’ performance based on their focus on appropriate risk management practices and compliance with our Code of Ethics and Business Conduct and other policies to maintain individual accountability for risk outcomes and to encourage leadership that aligns with our Vision and Values.

•      The HRC oversees management’s review of our incentive and commission-based compensation practices to ensure pay aligns with our compensation principles, including risk management.

Company Performance

The HRC regularly assesses our Company’s absolute performance and its performance relative to peers. This focus on Company performance is demonstrated by the HRC’s decision to tie long-term incentive compensation to Company

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performance over time. Further, for each fiscal year, the HRC determines threshold performance measures under our Performance Policy that is part of the LTICP, at least one of which must be achieved for annual incentives to be earned by named executives. Upon satisfaction of a threshold performance goal, each named executive may be awarded a maximum amount of incentive compensation of 0.2% of our Company’s net income, as adjusted for certain items, or such lesser amount as the HRC determines in its discretion. However, even if one or more threshold performance goals are satisfied, we may not pay annual incentive awards to named executives if our Company does not have positive net income. As described below under HRC Discretion, the HRC retains discretion to adjust or eliminate annual incentive awards.

Peer Group Analysis

The HRC uses peer group data to inform its decisions regarding the compensation of named executives. The HRC periodically reviews and may adjust the peer groups as part of its regular review of executive compensation and pay practices. For 2016, the HRC continued to use two separate, but overlapping peer groups: (1) the Financial Performance Peer Group, which is a subset of the KBW Bank Sector Index and consists of 11 financial services companies that best match our Company in scope, scale, business model/mix, and geography, and with which we most directly compete for financial capital and customers; and (2) the Labor Market Peer Group, which consists of ten companies, also of similar scope and scale, with which we most directly compete for executive talent.

For 2016, the HRC used the Financial Performance Peer Group to assess our Company’s relative overall financial performance and to set and measure the RORCE performance for determining the earned Performance Share awards. The HRC used the Labor Market Peer Group to evaluate overall pay levels and practices for our named executives.

The members of the two peer groups are:

Financial Performance Peer Group	Labor Market Peer Group
Bank of America Corporation	American Express Company
BB&T Corporation	Bank of America Corporation
Capital One Corporation	The Bank of New York Mellon Corporation
Citigroup Inc.	Citigroup Inc.
Fifth Third Bancorp	The Goldman Sachs Group, Inc.
JPMorgan Chase & Co.	JPMorgan Chase & Co.
KeyCorp	Morgan Stanley
The PNC Financial Services Group, Inc.	The PNC Financial Services Group, Inc.
Regions Financial Corporation	State Street Corporation
SunTrust Banks, Inc.	U.S. Bancorp, Inc.
U.S. Bancorp, Inc.

Financial Performance Peer Group.     For 2016, the HRC compared our Company’s financial performance with the Financial Performance Peer Group based on measures commonly used for analyzing financial services companies, including those relating to:

•	Profitability, including earnings per share, revenue, net interest margin, efficiency ratio, operating leverage, and pre-tax pre-provision income;

•	Stockholder returns, including return on average common equity, RORCE, total stockholder return, and price-earnings ratio;

•	Balance sheet size and composition, including average total deposits, retail deposit market share, and average loans;

•	Credit quality, including nonperforming assets ratios; and

•	Capital ratios, including regulatory capital ratios.

The HRC does not have a pre-established formula for scoring and weighting financial measures in evaluating our Company’s performance. The HRC relies on its judgment in evaluating our Company’s overall performance compared to the Financial Performance Peer Group.

Labor Market Peer Group.     In considering the 2016 compensation actions for our named executives and to track competitive pay levels and trends generally, the HRC reviewed compensation data for the Labor Market Peer Group. The Labor Market Peer Group companies provide the basis for our competitive compensation comparisons that the HRC considers in establishing the total compensation opportunities for our named executives. In making its

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compensation decisions, the HRC reviewed total compensation levels for the Labor Market Peer Group, including at the estimated median and 75th percentile. The HRC targets total compensation that is competitive with total compensation for comparable positions and performance at peer companies.

Business Line Performance

In recent years, the HRC has assessed business line performance results for named executives with business line responsibilities. Because the HRC decided to eliminate all named executives’ 2016 annual incentive awards to reflect the senior leadership team’s collective accountability for our retail banking sales practices, 2016 business line performance was not specifically assessed for purposes of our named executives’ 2016 compensation.

Individual Performance

In recent years, the HRC has also considered a variety of individual performance factors to determine the annual incentive awards for our named executives. In deciding that our continuing named executives would not receive an annual incentive award for 2016, the HRC considered the leadership team’s collective accountability for the operational and reputation risk of our Company, and not any findings of improper behavior in our Board’s ongoing investigation. However, the HRC continued to review and evaluate each named executive’s individual performance as part of its responsibilities for talent management and succession planning, and for conducting our CEO’s performance evaluation.

Independent Compensation Consultant Advice

The HRC is authorized to retain and obtain advice of legal, accounting, or other advisors at our Company’s expense without prior permission of management or our Board. The HRC retained FW Cook to provide independent advice on executive compensation matters for 2016. To help maintain the independence of any consultant retained by the HRC, the HRC is required under its charter to pre-approve all services performed for our Company by FW Cook, other than the services performed for the GNC for non-employee director compensation. The HRC annually reviews the services performed by and the fees paid to FW Cook, and FW Cook does no other work for our Company or management other than to provide consulting services to the GNC, HRC, and Board that are directly related to executive and non-employee director compensation. All services provided to the HRC and our Board in 2016, other than those performed for the GNC for non-employee director compensation, were pre-approved by the HRC. In November 2016, the HRC assessed the independence of FW Cook and its Chairman, George Paulin, who is the lead advisor, and concluded that no conflict of interest exists.

From time to time, FW Cook compiles compensation data for the Labor Market Peer Group, and reviews with the HRC our executive compensation programs generally and compared to those of our Labor Market Peer Group. FW Cook also advises the HRC on the reasonableness of our compensation levels compared to our Labor Market Peer Group, and the appropriateness of our compensation program structure in supporting our business objectives. During 2016, the HRC reviewed data compiled by FW Cook, including FW Cook’s calculations of the 25th, 50th, 75th, and 90th percentile amounts of annual salary, annual incentive, long-term equity, and total compensation amounts for Labor Market Peer Group named executives. The HRC used this compensation information, together with any reported changes in Labor Market Peer Group compensation, to help develop a framework for evaluating the competitiveness of the 2016 compensation for our named executives. Mr. Paulin participated in all of our regular HRC meetings during 2016.

Independent Legal Advice

Shearman & Sterling LLP is serving as independent counsel to our Board’s independent directors in connection with our Board’s investigation into our Company’s retail banking sales practices and related matters. Shearman & Sterling also assisted the HRC in its deliberations concerning 2016 compensation for our executive officers by sharing selected findings from the investigation and by providing legal advice on our executive compensation plans.

HRC Discretion

The final element in our compensation governance framework is the HRC’s exercise of business judgment and discretion to make compensation decisions for our named executives after taking into account all other aspects of our framework. There are certain situations where the HRC has no discretion to award incentive compensation, such as when a performance goal required for payment of incentive compensation under our Performance Policy is not met. However, if a threshold performance goal under our Performance Policy is satisfied, the HRC has discretion to decline to make awards or to award less than the maximum amount under the Performance Policy, if in the exercise of its business judgment the HRC determines exercising such discretion would be in the best interests of stockholders. The HRC also has discretion to pay some or all of any earned annual incentive award in stock instead of cash, or to provide for vesting and payment over time.

The HRC believes that our compensation governance framework provides a reliable and structured approach for making pay decisions. The HRC also believes that use of rigid formulas may not always provide the best results for stockholders; therefore, it takes into account all of the factors in our framework when making its compensation decisions. As a result, the HRC uses its discretion to make annual incentive award decisions for our named executives, but informs the discretion based on market and performance considerations, as explained throughout this CD&A.

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How the HRC Considers Prior Say on Pay Votes and Investor Feedback

At our Company’s 2016 annual meeting, our stockholders approved the advisory resolution on the 2015 compensation of our named executives by 96.7% of shares present at the meeting and entitled to vote on the advisory resolution. Our Company, Board, and the HRC pay careful attention to communications received from our stockholders on executive compensation matters, including the say on pay vote. During 2016, the HRC considered feedback received from our major stockholders on our executive compensation program and disclosures through our investor outreach program and the approval by our stockholders of our say on pay resolution in 2016. That feedback was reflected in the HRC’s decision to continue to maintain the overarching framework for our named executives’ compensation for 2016. Our investor feedback was also considered in the executive accountability actions taken by the HRC. Additional details on our investor outreach program are provided under Our Investor Outreach Program above.

Clawback and Forfeiture Policies and Provisions

Wells Fargo employs multiple clawback and forfeiture policies and provisions that are designed to encourage the creation of long-term, sustainable performance and to discourage our executive officers from taking imprudent or excessive risks that would adversely impact our Company or harm our customers.

These policies allowed the HRC and our Board to take decisive actions to promote executive accountability related to retail bank sales practices, as described in this proxy statement. Following the conclusion of our Board’s independent investigation, our Board and the HRC will continue to assess the effectiveness of these policies to decide whether enhancements are warranted.

Policy/ Provision	Trigger for Clawback or Forfeiture	Applicable Compensation	Applicable Population
Unearned Compensation Recoupment Policy	Misconduct by an executive that contributes to our Company having to restate all or a significant portion of its financial statements	Any bonus or incentive compensation that was based on achievement of financial results that were restated downward	Executive officers
Extended Clawback Policy	Incentive compensation was based on materially inaccurate financial information or other materially inaccurate performance metric criteria, whether or not the executive was responsible	Incentive compensation that was based on materially inaccurate financial information or other materially inaccurate performance metric criteria*	Executive officers; certain other highly compensated employees
Equity Award Clawback Provisions	Our equity award agreements and our LTICP provide that all awards are subject to the terms of any clawback policy maintained by Wells Fargo or required by law	Equity awards granted under the LTICP, for which an applicable Company clawback policy or legal requirement is triggered	All team members who receive Wells Fargo equity awards under the LTICP
Equity Award Forfeiture Provisions

•   Misconduct that has or might reasonably be expected to cause reputation or other harm to our Company or any conduct that constitutes “cause,”

•   Misconduct or commission of a material error that causes or might be reasonably expected to cause significant financial or reputation harm to our Company or the executive’s business group,

•   Improper or grossly negligent failure, including in a supervisory capacity, to identify, escalate, monitor or manage, in a timely manner and as reasonably expected, risks material to our Company or the executive’s business group,

•   An award was based on materially inaccurate performance metrics, whether or not the executive was responsible for the inaccuracy, or

		Unpaid RSR and Performance Share awards are subject to forfeiture if the HRC determines that a trigger event has occurred	Executive officers; other team members who receive Performance Shares; team members who receive RSRs rather than cash for a portion of their earned annual incentive or bonus award

• Our Company or the executive’s business group suffers a material downturn in financial performance or suffers a material failure of risk management

*	Our Board may effect reimbursement or recovery by seeking repayment, or by reducing or canceling amounts otherwise payable (subject to applicable law and the terms of the applicable plan or arrangement).

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If our Board or the HRC decides to clawback compensation following a determination that a senior executive has engaged in misconduct, including in a supervisory capacity, that results in significant financial or reputation harm to our Company or in a material financial restatement, our Board or the HRC will determine whether and to what extent public disclosure of information regarding such clawback, including the amount of compensation and the executive(s) impacted, is appropriate, subject to applicable legal and contractual restrictions, including privacy laws.

Compensation Elements

Our Company’s executive compensation program provides a mix of direct cash and equity compensation and participation in Company-sponsored plans that are generally available to other employees. In its discretion and guided by our compensation principles, the HRC determines the appropriate mix of direct compensation from the elements described below.

Pay Element	Description/Objectives	Performance Criteria	Vesting Period
Annual Compensation
Base Salary	• Paid in cash • Reflects the executive’s experience and level of responsibility • Decreased focus on short-term risk-taking outweighs limits on tax-deductibility	• Amount reviewed by the HRC and subject to adjustment based on changes in responsibilities or competitive market conditions	N/A
Annual Incentive Award (not earned by named executives for 2016 performance)	• Typically paid in cash or a combination of cash and stock • Award decision based on Company, business line, and/or individual performance	• Award opportunity and structure reviewed by HRC • Threshold performance criteria established by the HRC	• Payout determined and awarded after end of fiscal year • A portion of award may vest over three years
Long-Term Compensation
Performance Shares

•   Align management and stockholder interests

•   Emphasize performance-based culture

•   Include dividend equivalents subject to same vesting, performance, and forfeiture conditions

•   Strong long-term incentive, ownership, and retention tool

•   HRC determines performance criteria

•   2016 grants tied to Company’s RORCE ranking compared to the Financial Performance Peer Group, subject to absolute performance levels

•   2016 grants may vest from zero to 150% of target shares

•   2016 target shares adjusted downward by one-third for each year we incur a Net Operating Loss

•   Subject to forfeiture conditions

• Typically “cliff” vest at end of three-year measurement period • Failure to achieve performance targets will reduce award to zero
RSRs	• Align management and stockholder interests • Include dividend equivalents subject to same vesting and forfeiture conditions • Strong ownership and retention tool	• HRC determines vesting criteria; typically time-based • Subject to forfeiture conditions	• Typically ratable vest over three-to-five years
Stock Options (not granted to named executives after 2009)	• Ten-year term • Exercise price set at closing stock price on date of grant	• Share price appreciation	• Typically ratable vest over three years
Plans and Programs
Deferred Compensation

•   Voluntary

•   Provides financial planning opportunity

•   Supplemental Company matching contributions and profit sharing contributions on deferrals that otherwise would have been made to our Company 401(k) Plan

		• Compensation deferred into accounts earning a return based on investment options similar to 401(k) Plan	• Executive selects the time of payout
Benefit Programs

•   Company 401(k) Plan with Company match and discretionary profit sharing contributions

•   Company Cash Balance Plan (frozen for future contributions in 2009)

•   Company health insurance, life insurance, and severance plans (employees pay certain costs for health insurance and life insurance)

•   No employment or severance agreements

		• Available to all Company employees on the same terms	N/A
Perquisites and Other Compensation	• De minimis overall absolute value • Our Company may pay certain filing and legal fees associated with an executive’s participation in our compensation program	N/A	N/A

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Compensation Decisions for Named Executives

Described below are the named executive compensation actions the HRC and our Board’s independent directors have taken since early 2016. These decisions were made within the compensation governance framework described above.

Executive Compensation Actions to Promote Accountability

Mr. Stumpf and Ms. Tolstedt.     In response to our retail banking sales practices, in September 2016, the independent directors of our Board and Mr. Stumpf agreed that he would forfeit all of his outstanding unvested equity awards, forgo his salary during the pendency of our Board’s independent investigation, and not receive an annual incentive award for 2016. Mr. Stumpf retired on October 12, 2016. He did not receive any severance payments or retirement enhancements in connection with his retirement, other than a part-time driver available for security purposes, as described under Potential Post-Employment Payments.

Also in September 2016, the independent directors of our Board determined that Ms. Tolstedt would forfeit all of her outstanding unvested equity awards and not receive an annual incentive award for 2016. Ms. Tolstedt was not paid severance and did not receive any retirement enhancements in connection with her separation from our Company. Ms. Tolstedt also agreed not to exercise her fully vested outstanding stock options during the pendency of our Board’s independent investigation and that, at the conclusion of such investigation, our Board would have the authority to determine the extent such options will be forfeited.

The RSR and Performance Share awards forfeited by Mr. Stumpf and Ms. Tolstedt, as long-term team members eligible for retirement, normally would have continued to vest after retirement, subject to any applicable performance and forfeiture conditions. The table below sets forth the value of these equity awards at the time of forfeiture based on the NYSE closing share price of our common stock on September 27, 2016, and all Performance Shares at target. Based on these assumptions, the forfeited value was approximately $41 million for Mr. Stumpf, and $19 million for Ms. Tolstedt. The actual pay that would have been delivered for the Performance Shares would have been determined after the conclusion of the three-year performance period and may have ranged from zero to 150% of the target shares, depending on Company performance. Based on our Company’s relative RORCE performance during 2014 to 2016, the 2014 Performance Shares would have delivered at 150% of target.

Named Executive	Award Type and Number of Shares Forfeited (#)			Value Forfeited ($)
John G. Stumpf		2014 Performance Shares	(290,880)	(13,115,773)
		2014 RSRs (portion of 2013 bonus)	(7,757)	(349,763)
		2015 Performance Shares	(235,746)	(10,629,775)
		2015 RSRs (portion of 2014 bonus)	(12,573)	(566,909)
		2016 Performance Shares	(348,196)	(15,700,160)
		2016 RSRs (portion of 2015 bonus)	(17,587)	(792,981)

	Total		(912,739)	(41,155,361)

Carrie L. Tolstedt		2014 Performance Shares	(127,987)	(5,770,944)
		2014 RSRs	(10,369)	(467,560)
		2014 RSRs (portion of 2013 bonus)	(1,370)	(61,791)
		2015 Performance Shares	(103,728)	(4,677,091)
		2015 RSRs	(13,554)	(611,129)
		2015 RSRs (portion of 2014 bonus)	(1,257)	(56,691)
		2016 Performance Shares	(158,271)	(7,136,461)

	Total		(416,536)	(18,781,667)

Continuing Named Executives.      On February 28, 2017, our Board took additional executive compensation actions to reinforce executive accountability for issues arising from our retail banking sales practices. These actions affected our highest-ranking executives based on the accountability of all those in senior management for our overall operational and reputation risk, and not on any findings of improper behavior in our Board’s ongoing independent investigation. None of these steps preclude our Board and the HRC from taking additional actions they deem appropriate, including actions based on findings from our Board’s independent investigation.

•	Annual Incentive Awards. The HRC decided in February 2017, after discussion with Mr. Sloan, our CEO, that the continuing named executives will not receive 2016 annual incentive awards. Although none of the continuing named executives have been found individually culpable for our retail banking sales practices, the HRC and Mr. Sloan viewed the senior leadership team as collectively responsible for our Company’s performance, including with regard to oversight of operational and reputation risk. Thus, the HRC made the decision to eliminate the senior leadership team’s 2016 annual incentive awards, despite our Company’s solid financial performance for 2016.

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The target, maximum, and actual values of our named executives’ 2016 annual incentive awards were as follows:

Named Executive		Target 2016 Annual Incentive Award ($)*	Maximum 2016 Annual Incentive Award ($)*	Actual 2016 Annual Incentive Award ($)
Timothy J. Sloan		1,200,000	2,400,000	0
John G. Stumpf		4,000,000	4,000,000	0
John R. Shrewsberry		875,000	1,750,000	0
David M. Carroll		875,000	1,750,000	0
Michael J. Loughlin		625,000	1,250,000	0
Avid Modjtabai		875,000	1,750,000	0
Carrie L. Tolstedt		875,000	1,750,000	0
	Total	9,325,000	14,650,000	0
*	For Mr. Stumpf, the HRC did not establish a pre-determined target and maximum incentive award opportunity below the overall limit, so the value of his actual 2015 award is included above.

•	2014 Performance Shares. Based on our RORCE performance for the three-year period from 2014 to 2016, our named executives listed below would have earned the maximum payout of 150% (125% for Mr. Shrewsberry, who was not a member of our Operating Committee at the time of grant) of the target number of Performance Shares granted in 2014. Our Company’s average RORCE performance of 12.7% resulted in a ranking equal to or greater than the 75th percentile compared with peers. However, to reinforce accountability of our leadership for the issues arising from our retail banking sales practices, and based on the accountability of senior management for our Company’s operational and reputation risk, the HRC exercised its discretion pursuant to the forfeiture provisions contained in the 2014 Performance Share award agreements to reduce the amounts that would have been earned, such that each of our named executives with outstanding 2014 Performance Shares received only 75% of the target number granted. This resulted in a 50% reduction in shares that would have been received for executives with a maximum payout of 150% and a 40% reduction for executives with a maximum payout of 125%. This reduced the value payable to the five continuing named executives by approximately $21 million in total (based on the NYSE closing price per share of our common stock on February 28, 2017, and including dividend equivalents), as shown below:

Additional information regarding the actions taken with regard to team members who are not named executives is provided under Executive Accountability and Other Compensation Actions on page iv.

2016 Annual Base Salaries

The following changes were made to named executives’ base salaries in 2016:

•	Effective March 6, 2016, the base salary of Mr. Sloan was increased from $2,000,000 to $2,400,000. This increase reflected his additional responsibilities following his election as President and COO in November 2015. Mr. Sloan retained his responsibilities as head of Wholesale Banking through October 12, 2016, when he was elected CEO and President.

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•	Effective March 6, 2016, the base salary of each of Messrs. Shrewsberry and Carroll and Mses. Modjtabai and Tolstedt was increased from $1,700,000 to $1,750,000, and the base salary of Mr. Loughlin was increased from $1,000,000 to $1,250,000. These increases were intended to reflect market conditions, consistent with the considerations described above under Governance Framework for Compensation Decisions.

•	Mr. Stumpf agreed to forgo his base salary during the course of our Board’s independent investigation, and thus did not earn a base salary from September 28, 2016 until his retirement on October 12, 2016.

Effective March 5, 2017, Mr. Shrewsberry’s base salary was increased to $2,000,000 to reflect his overall Company leadership responsibilities, including the expansion of his role during 2016 to include oversight of our Technology group.

2016 Long-Term Incentive Compensation

As described under Governance Framework for Compensation Decisions above, the HRC structures our named executives’ compensation to include a high proportion of long-term performance-based equity. Our long-term equity is subject to multi-year relative and absolute performance metrics that closely align management’s interests with our stockholders’ interests, remains “at risk” over time due to the awards’ forfeiture provisions and our clawback policies, and provides significant retention and motivational reward to our named executives.

In February 2016, the HRC granted the named executives Performance Shares. The HRC did not grant other forms of equity, including RSRs, to our named executives during 2016 (other than the portion of Mr. Stumpf’s 2015 annual incentive award that was paid in RSRs, which were subsequently forfeited). In granting the Performance Shares, the HRC continued to structure the vesting and the variability of the awards as an incentive and reward for our named executives to achieve continued superior financial performance, while managing risk appropriately, for our Company and our stockholders through the entire vesting period. The HRC also continued to incorporate a three-year RORCE metric in the Performance Shares because this metric:

•	Focuses on long-term stockholder value creation;

•	Reflects our objective to achieve profitability with strong capital levels, capturing the importance of both performance and risk management;

•	Measures the return generated on our stockholders’ investment;

•	Allows profitability benchmarking against our Financial Performance Peer Group; and

•	Allows the awards to be tax-deductible under IRC Section 162(m), as RORCE is one of the stockholder-approved metrics in the LTICP.

The HRC also continued to include the downward Net Operating Loss adjustment to reduce the target number of Performance Shares in the event of poor absolute Company performance.

2016 Awards.     The HRC determined a dollar value of the February 2016 Performance Share grants, taking into account market data for the Labor Market Peer Group and individual experience and responsibilities, to align real pay delivery with long-term financial performance and value created for stockholders. The target dollar value of each executive’s Performance Share grant was converted to a number of shares of Company common stock using the closing stock price on the grant date, rounded up to the nearest whole share. The 2016 awards were as follows:

Named Executive	Target Value of Performance Shares		Target Number of Performance Shares		Number of Performance Shares that may be Earned Based on RORCE Performance Criteria
Timothy J. Sloan	$10,500,000		218,296		0 – 150% of Target Performance Shares Granted, plus dividend equivalents reinvested during the vesting period
John G. Stumpf	forfeited	*	forfeited	*
John R. Shrewsberry	$7,500,000		155,926
David M. Carroll	$7,500,000		155,926
Michael J. Loughlin	$4,000,000		83,161
Avid Modjtabai	$7,500,000		155,926
Carrie L. Tolstedt	forfeited	*	forfeited	*

*	The HRC granted Mr. Stumpf 343,036 performance shares with a target value of $16,500,000, and Ms. Tolstedt 155,926 Performance Shares with a target value of $7,500,000. Mr. Stumpf’s and Ms. Tolstedt’s Performance Shares were forfeited in September 2016.

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Performance Share Metrics.     Each Performance Share entitles the holder to receive one share of Company common stock upon vesting plus dividend equivalents on the final number of earned and vested Performance Shares reinvested as additional Performance Shares from the date of grant and subject to the same vesting terms. The 2016 Performance Share awards are scheduled to vest in the first quarter of 2019 based on the average of our Company’s RORCE over the three-year performance period ending December 31, 2018, both relative to the Financial Performance Peer Group and subject to absolute performance levels. The final number of earned and vested Performance Shares is subject to adjustment upward to a maximum of 150% of the original target number granted, or downward to zero, and is also subject to adjustment in the event of a Net Operating Loss (NOL) and to forfeiture by the HRC, as described below.

RORCE, as defined in the LTICP, means the net income of our Company as reported in our consolidated financial statements (and subject to possible adjustments as specified in the LTICP), on an annualized basis less dividends accrued on outstanding preferred stock, divided by our Company’s average total common equity excluding average accumulated comprehensive income as reported in our consolidated financial statements for the relevant performance period.

Absolute RORCE Performance.     If our Company’s three-year average RORCE is equal to or greater than the specified maximum absolute performance level, the 2016 Performance Share award would result in vesting at maximum. If our Company’s three-year average RORCE is below the threshold absolute performance level, then the award would result in no payout.

If Company RORCE is:	Then, Award % Vesting is:
Average three-year RORCE is greater than or equal to 15%	150% x NOL-Adjusted Target Award Number (NOL adjustment is described below)
Average three-year RORCE is less than 2%	Does not vest

Relative RORCE Performance.     If our Company’s three-year average RORCE is less than 15%, but equal to or greater than 2%, the 2016 Performance Share award would vest based on our Company’s relative performance among the companies in the Financial Performance Peer Group.

If Company RORCE is:	Then, Award % Vesting is:
Top Quartile Ranking of 75% or more	150% x NOL-Adjusted Target Award Number
Second Quartile Ranking of 50% or more	100% to <150%* x NOL-Adjusted Target Award Number
Third Quartile Ranking of 25% or more	50% to <100%* x NOL-Adjusted Target Award Number
Bottom Quartile Ranking below 25% (provided not lowest ranked)	0% to <50%* x NOL-Adjusted Target Award Number

*	Award percentage vesting is interpolated on a straight-line basis based on the actual level of performance within the applicable quartile, and rounded to the nearest whole percent.

Net Operating Loss Adjustment.     For any year in the three-year performance period that our Company incurs a Net Operating Loss, the target number of Performance Shares will be reduced by one-third. For purposes of the Performance Share awards, Net Operating Loss means a loss that results from adjusting a net loss as reported in our consolidated financial statements to eliminate the effect of the following items, each determined based on generally accepted accounting principles: (1) losses resulting from discontinued operations; (2) extraordinary losses; (3) the cumulative effect of changes in generally accepted accounting principles; and (4) any other unusual or infrequent loss that is separately identified and quantified.

Since 2013, the HRC has incorporated additional forfeiture conditions in Performance Share awards granted to our named executives to further balance risk and to reward our executives for focusing on long-term performance in a manner consistent with appropriate risk management practices and outcomes. The HRC has full discretion to cause the executives to forfeit all or a portion of these unpaid Performance Share awards upon the occurrence of specified conditions, including behavior that may have caused a material financial restatement or material reputation harm to our Company, as discussed above and under Clawback and Forfeiture Policies and Provisions.

Stock Ownership Policy.     Consistent with our stock ownership policy, and as a condition to receiving the 2016 Performance Share awards, each named executive has agreed to hold, while employed by our Company and for at least one year after retirement, shares of our common stock equal to at least 50% of the after-tax shares (assuming a 50% tax rate) acquired upon exercise or vesting of equity awards, up to a maximum shareholding requirement of ten times the executive’s base salary. This holding restriction is intended to align our named executives’ interests with our stockholders’ interests over the long-term and to mitigate compensation-related risk.

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Performance Shares Outstanding During 2016

The Performance Shares granted to our named executives during 2013, 2014, and 2015 had the same absolute and relative performance measures as the 2016 Performance Shares, as described above under 2016 Long-Term Incentive Compensation. For these four Performance Share awards that our named executives had outstanding in 2016, any amounts earned are summarized below:

Performance Period	Performance Shares Earned
Performance Shares granted March 2013 (2013-2015)	150%[1] of the target Performance Shares were earned based on the HRC’s certification in March 2016 of our Company’s average RORCE performance of 13.6%, which resulted in a ranking equal to or greater than the 75th percentile compared with peers; in addition, the HRC determined in March 2016 that no downward adjustment was applicable pursuant to the NOL provision or the forfeiture conditions
Performance Shares granted February 2014 (2014-2016)	150%[1] of the target Performance Shares were earned based on the HRC’s certification in February 2017 of our Company’s average RORCE performance of 12.7%, which resulted in a ranking equal to or greater than the 75th percentile compared with peers; however, the HRC caused each named executive to forfeit up to 50% of the award earned, as described above under 2014 Performance Shares[2]
Performance Shares granted February 2015 (2015-2017)	To be determined between 0% and 150% of target number based on the HRC’s certification in the first quarter of 2018 of our Company’s average RORCE against the pre-established goals, subject to downward adjustment by 1/3 for each year our Company incurs a Net Operating Loss, and subject to forfeiture conditions, as described under Clawback and Forfeiture Policies and Provisions[2]
Performance Shares granted February 2016 (2016-2018)	To be determined between 0% and 150% of target number based on the HRC’s certification in the first quarter of 2019 of our Company’s average RORCE against the pre-established goals, subject to downward adjustment by 1/3 for each year our Company incurs a Net Operating Loss, and subject to forfeiture conditions, as described under Clawback and Forfeiture Policies and Provisions[2]

(1)	125% for performance shares granted to Mr. Shrewsberry in each of March 2013 and February 2014, prior to his becoming a member of our Operating Committee.
(2)	The Performance Shares granted in 2014, 2015, and 2016 to Mr. Stumpf and Ms. Tolstedt were forfeited in September 2016 pursuant to the HRC’s discretion under the awards’ forfeiture conditions.

For additional information about the terms of these awards, see the CD&A discussion above, the narrative discussion following the Grants of Plan-Based Awards Table, footnotes (3), (4), and (5)  to the Outstanding Equity Awards at Fiscal Year-End Table, and our prior year proxy statements.

Other Compensation Components

Participation in Retirement and Other Benefit Programs

Our named executives have the same benefits generally available to all our team members, including health, disability, and other benefits, including our Company 401(k) Plan (with a Company match and potential discretionary profit sharing contribution). Our Company matched up to 6% of eligible participants’ certified compensation during 2016 and, in January 2017, the HRC authorized a discretionary profit sharing contribution of 1% of each eligible participant’s certified compensation under our Company 401(k) Plan based on our Company’s 2016 financial performance.

Employees hired prior to July 1, 2009 participate in our Company’s qualified Cash Balance Plan, which was frozen in July 2009. Certain of our named executives, together with team members whose covered compensation exceeds IRC limits for qualified plans, also participated in nonqualified Supplemental 401(k) and Supplemental Cash Balance Plans prior to those plans being frozen in July 2009. Following the freezing of the plans, our Company no longer makes additional contributions for participants in these plans, although additional investment income continues to accrue to participants’ individual accounts at the rates provided for in the plans.

Named executives and certain other highly compensated team members also can participate in our Deferred Compensation Plan. Subject to IRS limitations, this plan also provides for supplemental Company matching and profit sharing contributions for any compensation deferred into the Deferred Compensation Plan by a plan participant, including named executives, that otherwise would have been eligible for a matching or profit sharing contribution under our Company’s 401(k) Plan.

The HRC believes these programs are similar to and competitive with those offered by our Labor Market Peer Group. We provide information about the benefits under these plans in the Pension Benefits table and Nonqualified Deferred Compensation table and related narratives.

66            Wells Fargo & Company 2017 Proxy Statement

Perquisites and Other Compensation

The HRC has intentionally limited perquisites to executive officers. For example, we do not provide executive officer benefits for relocation-related home purchase expenses and reimbursements for financial planning services, automobile allowance, club dues, and parking. For security or business purpose, we provide a car and driver to our CEO and from time to time to certain other executives, primarily for business travel and occasionally for commuting. In addition, the HRC may from time to time approve security measures, including residential security systems and services, if determined to be in the business interests of our Company for the safety and security of our executives and other team members. In 2016, our Company paid for the cost of assessing residential security, for the regular maintenance of previously installed home security systems, and for new systems for certain of our executive officers. From time to time we may pay the cost, if any, for a named executive’s spouse to attend a Wells Fargo business-related event where spousal attendance is expected or customary, including allowing an executive’s spouse to travel on our corporate aircraft for a Wells Fargo business purpose.

In January 2016, the HRC approved the payment of a $45,000 application fee and related legal expenses to prepare the application in connection with a filing by Mr. Stumpf under the Hart-Scott-Rodino Antitrust Improvements Act (HSR). Mr. Stumpf did not receive any tax gross-up on this amount. The filing was required because, due to stock price appreciation and Mr. Stumpf’s acquisition of shares under our long-term incentive compensation program, the dollar value of shares held by Mr. Stumpf approached thresholds established under HSR. The HRC considered it appropriate to pay these expenses because they arose as a result of the design and operation of our executive compensation program, which delivers a high proportion of total pay for our executives in long-term performance-based equity compensation.

Post-Retirement Arrangements

We do not have employment or other severance agreements with our named executives. We have a plan that provides salary continuation for team members, including named executives, who are discharged under the circumstances stated in that plan, such as following a reduction in force or other elimination of a team member’s position. Mr. Stumpf and Ms. Tolstedt did not receive any salary continuation, severance payments, or retirement enhancements in connection with their separations from our Company during 2016, other than a part-time driver available to Mr. Stumpf for security purposes, as described under Potential Post-Employment Payments.

Tax Considerations

Section 162(m) of the IRC limits the deductibility of compensation paid to certain executive officers in excess of $1,000,000, but excludes “performance-based compensation” from this limit. The Performance Shares granted to our named executives during 2016 are intended to satisfy the requirements for deductible compensation. However, no assurance can be given that compensation intended to satisfy the requirements for deductibility under Section 162(m) would, in fact, do so. In addition, the HRC retains the discretion to make awards and pay our named executives amounts such as base salary and RSRs that do not qualify as deductible compensation.

Conclusion

The HRC continues to review and revise our incentive plans, our incentive compensation oversight processes and procedures, and the awards made to team members we identify as able, individually or as a group, to expose our Company to material risk, including our executive officers. The HRC believes that its compensation decisions for our named executives in 2016 were consistent with our Company’s four compensation principles, and appropriately reflected the issues facing our Company during 2016. Based on the considerations described herein, the HRC believes the compensation paid to our named executives for 2016 was reasonable and appropriate.

Compensation Committee Report

In its capacity as the compensation committee of our Board, the HRC has reviewed and discussed with management the CD&A that immediately precedes this report. Based on this review and these discussions, the HRC has recommended to our Board that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Members of the Human Resources Committee:

Lloyd H. Dean, Chair John S. Chen Susan E. Engel	Donald M. James Stephen W. Sanger

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Executive Compensation Tables

Introduction to 2016 Summary Compensation Table

The following table, accompanying footnotes and narrative provide information about compensation paid, accrued, or awarded to our Company’s named executives for the years indicated, including compensation that was forfeited after it was awarded, as required by SEC rules. As discussed in the CD&A and in the footnotes to the table below, the HRC and our Board’s independent directors took actions during 2016 and 2017 to reduce, eliminate, or cause the forfeiture of certain compensation included in this table, as follows:

•	Mr. Stumpf forfeited all of his unvested equity awards, effective September 27, 2016:

¡	All 2014, 2015, and 2016 Performance Shares (included in columns (e) and (i)); and

¡	Unvested portion of 2013, 2014, and 2015 annual incentive awards paid as RSRs (2014 and 2015 annual incentive awards are included in columns (f) and (i)).

•	Ms. Tolstedt forfeited all of her unvested equity awards, effective September 27, 2016:

¡	All 2014, 2015, and 2016 Performance Shares (included in columns (e) and (i));

¡	Unvested portion of RSRs granted in 2014 and 2015 (included in columns (e) and (i)); and

¡	Unvested portion of 2013 and 2014 annual incentive awards paid as RSRs (2014 annual incentive award is included in columns (f) and (i)).

•	None of the named executives earned a 2016 annual incentive award, as shown in column (f).

•	For all of our named executives with outstanding 2014 Performance Shares (included in columns (e) and (i)), the HRC reduced by 50% (40% in the case of Mr. Shrewsberry) the amount that otherwise would have been payable in March 2017.

The HRC structures the vesting and variability of long-term compensation to allow for adjustment based on risk outcomes over the performance period. All of our named executives’ outstanding RSRs and Performance Shares, including awards granted in 2016, remain subject to forfeiture provisions and our clawback policies.

For Mr. Stumpf and the other named executives, the table includes in column (g) changes in the actuarial present value of retirement benefits payable under frozen retirement plans. SEC rules require that this change be calculated using actuarial assumptions and methodologies specified in these rules. These retirement benefits have not been enhanced or increased since the plans were frozen in 2009.

2016 Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($)(2)	Stock Awards ($)(3)(4)(5)	Non-Equity Incentive Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)(8)	All Other Compensation ($)(9)	Total ($)(10)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)
Timothy J. Sloan	2016	2,329,502	10,500,038	0	166,624	18,550	13,014,714
CEO and President	2015	2,000,000	8,000,084	1,000,000	20,054	18,550	11,038,688
	2014	1,829,885	7,000,053	1,600,000	0	18,200	10,448,138
John G. Stumpf	2016	2,070,498	16,500,032	0	2,687,722	83,646	21,341,898
Former Chairman & CEO	2015	2,800,000	12,500,054	4,000,000	0	18,550	19,318,604
	2014	2,800,000	12,500,029	4,000,000	2,108,162	18,200	21,426,391
John R. Shrewsberry	2016	1,741,188	7,500,041	0	16,913	18,550	9,276,692
Sr EVP, Chief Financial Officer	2015	1,700,000	6,500,036	850,000	3,395	18,550	9,071,981
	2014	991,188	4,800,036	1,600,000	0	18,200	7,409,424
David M. Carroll	2016	1,741,188	7,500,041	0	152,186	18,550	9,411,965
Sr EVP, Wealth and Investment	2015	1,700,000	6,500,036	850,000	25,620	18,550	9,094,206
Management	2014	1,700,000	6,500,058	1,400,000	79,960	18,200	9,698,218
Michael J. Loughlin	2016	1,205,939	4,000,044	0	82,097	18,550	5,306,630
Sr EVP, Chief Risk Officer
Avid Modjtabai	2016	1,741,188	7,500,041	0	30,269	18,550	9,290,048
Sr EVP, Payments, Virtual	2015	1,700,000	6,500,036	850,000	9,254	18,550	9,077,840
Solutions and Innovation	2014	1,700,000	6,500,058	1,300,000	0	18,200	9,518,258
Carrie L. Tolstedt	2016	1,285,249	7,500,041	0	59,081	15,900	8,860,271
Former Sr EVP, Community	2015	1,700,000	6,500,036	850,000	23,095	18,550	9,091,681
Banking	2014	1,700,000	6,500,058	1,300,000	0	18,200	9,518,258

68            Wells Fargo & Company 2017 Proxy Statement

(1)	Mr. Sloan served as President and COO prior to his promotion to CEO and President on October 12, 2016, upon Mr. Stumpf’s retirement. Prior to November 1, 2016, Ms. Modjtabai was Senior Executive Vice President, Consumer Lending and Operations. Ms. Tolstedt left our Company on September 27, 2016. To comply with SEC rules, we include compensation information for Mr. Stumpf, as our Company’s former Chairman and CEO during 2016, and Ms. Tolstedt, who would have been considered a named executive had she remained an executive officer as of December 31, 2016.

(2)	Effective March 6, 2016, the HRC approved base salary increases as follows: Mr. Sloan—from $2,000,000 to $2,400,000; Messrs. Shrewsberry and Carroll and Mses. Modjtabai and Tolstedt—from $1,700,000 to $1,750,000; and Mr. Loughlin—from $1,000,000 to $1,250,000.

(3)	As a consequence of our retail banking sales practices, Mr. Stumpf and Ms. Tolstedt forfeited their outstanding unvested equity awards, including the full amounts of the 2014, 2015, and 2016 Performance Shares shown in the table above, effective September 27, 2016. Additional information about the forfeited awards, including the award type, number of shares, and dollar value forfeited, appears under the heading Compensation Decisions for Named Executives in the CD&A.

For the other executive officers, their 2016 Performance Shares included in column (e) are scheduled to vest, if at all, in the first quarter of 2019, subject to our achievement of certain financial performance for the three-year period ending December 31, 2018 and the awards’ forfeiture conditions.

(4)	Under the applicable FASB ASC Topic 718 rules, the 2016 Performance Shares’ “grant date” will not be determined until after the conclusion of the performance period because the HRC has the discretion to cause all or any portion of the awards to be forfeited prior to payment. As a result, the total amount reported in column (e) above represents the fair value of each of the Performance Share awards on its respective “service inception date” (i.e., the date the HRC approved each award), based upon the then-probable outcome of the RORCE performance condition (i.e., the target value of the awards). See Notes 1 and 19 to our 2016 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, regarding assumptions underlying the valuation of these awards.

The amounts included in column (e) for 2016 are the fair value of the awards on February 23, 2016, the service inception date, calculated by multiplying the target number of shares subject to the award by $48.10, the NYSE closing price per share on that date. The target number of Performance Shares, as reflected in the Grants of Plan Based Awards table, is the number of shares that would be earned for achieving the absolute performance threshold and median performance relative to peers for the performance period, assuming no forfeiture pursuant to the HRC’s exercise of its discretion.

(5)	The Performance Shares included in column (e) for 2016 and discussed above are subject to adjustment upward (to a maximum of 150% of the target award) or downward (to zero) depending upon the achievement of certain absolute and relative performance conditions based on the average of our RORCE for the three fiscal years ending on December 31, 2016, 2017, and 2018, subject to further downward adjustment by 1/3 in the event our Company incurs a Net Operating Loss for any year in the three-year performance period, and subject to the HRC’s discretion to cause the forfeiture of the awards.

Assuming (1) that our Company’s performance during the measurement period for the 2016 Performance Share awards results in the maximum number of Performance Shares vesting, and (2) the HRC does not exercise its discretion to cause the forfeiture of the Performance Shares, the named executives other than Mr. Stumpf and Ms. Tolstedt, who forfeited their awards, would be entitled to receive the following number of Performance Shares, together with related accrued dividend credits payable in the form of additional Performance Shares, having the related total service inception date fair value shown after his or her name: Mr. Sloan—327,444 Performance Shares, $15,750,056; Mr. Shrewsberry—233,889 Performance Shares, $11,250,061; Mr. Carroll—233,889 Performance Shares, $11,250,061; Mr. Loughlin—124,741 Performance Shares, $6,000,042; and Ms. Modjtabai—233,889 Performance Shares, $11,250,061. Additional information about the Performance Shares appears in our CD&A and in the Grants of Plan-Based Awards table, footnotes, and related narrative.

(6)	As shown in column (f), none of our named executives earned an annual incentive award for 2016.

Amounts shown for 2015 reflect the 2015 annual incentive awards paid or awarded in February 2016 to the named executives. A portion of Mr. Stumpf’s 2015 award was paid in RSRs (17,326 shares), scheduled to vest in three equal annual installments. Mr. Stumpf forfeited all of these RSRs effective September 27, 2016.

Amounts shown in column (f) for 2014 reflect the annual incentive awards paid or awarded in February 2015 based on 2014 performance. A portion of each named executive’s award was paid in RSRs scheduled to vest in three equal annual installments. Amounts awarded to the named executives were as follows: Mr. Sloan—3,613 RSRs; Mr. Stumpf—18,061 RSRs; Mr. Shrewsberry—3,613 RSRs; Mr. Carroll—2,409 RSRs; Ms. Modjtabai—1,807 RSRs; and Ms. Tolstedt—1,807 RSRs. Mr. Stumpf and Ms. Tolstedt forfeited the unvested second and third installments of their respective awards effective September 27, 2016, as described in our CD&A.

(7)	Amounts shown in column (g) represent the change in the actuarial present value of each named executive’s pension benefits under our Cash Balance and Supplemental Cash Balance Plans from December 31, 2015 to December 31, 2016. All benefits under these plans were frozen in July 2009, and no additional retirement benefit has accrued to any named executive since that date. We are required by SEC rules to show the change in the amount included in column (g) generally using the same actuarial method and assumptions we use for financial accounting purposes to calculate the current value of a future pension benefit payout as described in footnote (2) to the Pension Benefits table below. Information about the actuarial and other assumptions used to compute the value of pension benefits for our named executives is discussed in Note 1 (Summary of Significant Accounting Policies—Pension Accounting) and Note 20 (Employee Benefits and Other Expenses) to our 2016 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and under 2016 Pension Benefits below, including in footnotes (2) and (3) to the 2016 Pension Benefits table. In addition to the $137,135 for the change in the actuarial present value of Mr. Carroll’s pension benefits, the amount shown for Mr. Carroll also includes above-market interest earned on compensation previously deferred under certain frozen Wachovia deferred compensation plans. See footnote (8) below and the table, footnotes, and related narrative under 2016 Nonqualified Deferred Compensation for additional information regarding Mr. Carroll’s deferred compensation.

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(8)	Except as described below for Mr. Carroll, none of the named executives received any above-market or preferential earnings on deferred compensation for the years shown, and therefore no earnings on deferred compensation are included in column (g) pursuant to SEC rules. The amount shown for Mr. Carroll includes above-market interest of $15,051 earned on amounts deferred by him under the Wachovia Corporation Executive Deferred Compensation Plans I and II (the “Wachovia Deferred Compensation Plans”), calculated at a rate per annum equal to the prime rate averaged over four quarters plus 2%. The Wachovia Deferred Compensation Plans were frozen prior to the Wachovia merger, and neither Mr. Carroll nor any other participants may make additional deferrals under, nor may any new team members participate in, these plans, although interest will continue to accrue on previously deferred amounts.

(9)	For each named executive, “All Other Compensation” for 2016 includes a Company matching contribution of $15,900, and a profit sharing contribution made in 2017 for 2016 of $2,650 under our Company’s 401(k) Plan in connection with the discretionary profit sharing contribution approved in January 2017 for all eligible 401(k) Plan participants based on our 2016 performance. The amount shown for Mr. Stumpf in column (h) for 2016 also includes a $45,000 filing fee and related legal fees in connection with a filing by Mr. Stumpf under the Hart Scott-Rodino Antitrust Improvements Act relating to his ownership of our common stock and a small amount to reflect our provision of a car and driver to Mr. Stumpf for occasional commuting during 2016, prior to his retirement. In addition, Mr. Stumpf’s spouse accompanied him on our corporate aircraft on two occasions to attend Wells Fargo business-related events where spousal attendance was expected or customary. Her travel had no incremental cost to our Company. Perquisites for each of our other named executive officers during 2016 did not exceed $10,000; as a result, the amounts shown under “All Other Compensation” in column (h) for 2016 do not include disclosure of any perquisite amounts as permitted under SEC rules. See Perquisites and Other Compensation in our CD&A for additional information.

(10)	As explained in footnote (3) above, Mr. Stumpf and Ms. Tolstedt forfeited their unvested equity awards, including the 2016 Performance Share awards shown in column (e). However, as required by SEC rules, we included the full amount of these forfeited awards in both column (e) and column (i).

2016 Grants of Plan-Based Awards

As required by SEC rules, the following table, accompanying footnotes, and narrative provide information about the named executives’ target and maximum annual incentive award opportunities for 2016, and their 2016 Performance Share awards. As explained in Introduction to 2016 Summary Compensation Table above, none of the named executives earned an annual incentive award for 2016.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units	Closing Price of Stock on Date of Grant	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum

(a)	(b)	($) (c)	($) (d)	($) (e)	(#) (f)	(#) (g)(2)	(#) (h)(2)	(#) (i)	($/Sh) (j)	($) (k)(3)
Timothy J. Sloan	2/23/2016	-	1,200,000	2,400,000	-	-	-	-	-	-
	2/23/2016	-	-	-	-	218,296	327,444	-	48.10	10,500,038
John G. Stumpf	2/23/2016	-	-	-	-	-	-	-	-	-
	2/23/2016	-	-	-	-	343,036	514,554	-	48.10	16,500,032
John R. Shrewsberry	2/23/2016	-	875,000	1,750,000	-	-	-	-	-	-
	2/23/2016	-	-	-	-	155,926	233,889	-	48.10	7,500,041
David M. Carroll	2/23/2016	-	875,000	1,750,000	-	-	-	-	-	-
	2/23/2016	-	-	-	-	155,926	233,889	-	48.10	7,500,041
Michael J. Loughlin	2/23/2016	-	625,000	1,250,000	-	-	-	-	-	-
	2/23/2016	-	-	-	-	83,161	124,741	-	48.10	4,000,044
Avid Modjtabai	2/23/2016	-	875,000	1,750,000	-	-	-	-	-	-
	2/23/2016	-	-	-	-	155,926	233,889	-	48.10	7,500,041
Carrie L. Tolstedt	2/23/2016	-	875,000	1,750,000	-	-	-	-	-	-
	2/23/2016	-	-	-	-	155,926	233,889	-	48.10	7,500,041

(1)	Our Performance Policy under which we make annual incentive compensation awards to named executives is a “non-equity” incentive plan under SEC rules. The amounts shown in columns (d) and (e) represent the 2016 estimated future payment of awards to the named executives upon satisfaction of performance conditions established pursuant to the Performance Policy, except in the case of Mr. Stumpf. The HRC did not establish a pre-determined target and maximum incentive award opportunity below the overall limit for Mr. Stumpf for 2016 to retain greater discretion in determining his annual incentive award. None of our named executives earned an annual incentive award for 2016.

(2)	The potential equity incentive plan awards shown in columns (g) and (h) represent the target and maximum number of Performance Share awards granted during 2016, with the value described in footnote (3) included in column (e) of the Summary Compensation Table. Additional information regarding the terms of these awards appears in the narrative following this table and in our CD&A. Mr. Stumpf and Ms. Tolstedt forfeited their awards effective September 27, 2016 and will receive no payments pursuant to these grants.

(3)

Under the applicable FASB ASC Topic 718 rules, the “grant date” for the 2016 Performance Shares will not be determined until the settlement date for the award after the performance period has been completed, because the HRC has the discretion to cause all or a portion of any unpaid award to be forfeited upon the occurrence of certain trigger events. As a result, the total amount

70            Wells Fargo & Company 2017 Proxy Statement

reported in column (k) represents the fair value of the Performance Shares on their respective “service inception date”, based upon the then-probable outcome of the RORCE financial performance condition. See Notes 1 and 19 to our 2016 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, regarding assumptions underlying the valuation of these awards, and footnote (4) to the Summary Compensation Table for additional information.

Additional Information about the Grants of Plan-Based Awards Table

The HRC granted the named executives Performance Shares in February 2016. The potential target and maximum share amounts of these awards are shown in columns (g) and (h) in the table above. Each Performance Share represents the right to receive one share of Company common stock upon vesting, net of withholding for income taxes, and also includes the right to receive dividend equivalents in the form of additional Performance Shares. These additional Performance Shares will be distributed in shares of our common stock when and if the underlying Performance Shares vest and are distributed.

The 2016 Performance Share awards will vest after three years in the first quarter of 2019, with the target number of Performance Shares for each named executive subject to adjustment upward (to a maximum of 150% of the original target amount granted) or downward (to zero) based on our Company’s RORCE performance over the three-year period ending December 31, 2018, and additional Net Operating Loss and forfeiture conditions. Additional information about the terms of these awards appears in the CD&A and in footnotes (3), (4), and (5) to the Summary Compensation Table.

The HRC, in its discretion, may clawback or cause the forfeiture of these awards upon the occurrence of certain trigger events under our Company’s clawback policies and the forfeiture provisions contained in each equity award. More information regarding these policies and provisions is provided under Clawback and Forfeiture Policies and Provisions in the CD&A. As discussed in the CD&A, the HRC’s decision to implement these forfeiture provisions caused Mr. Stumpf and Ms. Tolstedt to forfeit the full amount of the 2016 Performance Shares shown in the table above opposite their names, effective September 27, 2016.

In addition to forfeiture in the HRC’s discretion upon certain trigger events, named executives who received an award of 2016 Performance Shares will forfeit their award if their employment terminates prior to the vesting date for the Performance Shares, other than due to death, disability, displacement, divestiture, a change-in-control of any Company affiliate that employs the named executive, or retirement. Upon the named executive’s retirement prior to the vesting date for the Performance Shares, an award generally will continue to vest in accordance with its terms (subject to satisfying the RORCE and Net Operating Loss conditions, and subject to the award’s forfeiture conditions) on the scheduled vesting date, provided the executive meets certain additional vesting conditions following termination of employment through that vesting date. These additional conditions are (1) complying with the terms of an agreement with our Company regarding non-disclosure of trade secrets and other confidential information, and the non-solicitation of team members and customers, (2) complying with specified non-disparagement requirements, and (3) to the extent enforceable by our Company under applicable state law, not performing services as an officer, director, employee, consultant, or otherwise for any business which is in competition with any line of business of our Company or its affiliates for which the named executive had executive responsibilities while employed by our Company or its affiliates, and which does business in any location in the geographic footprint of our Company in which the executive had executive responsibilities. In addition, the HRC may reduce, delay vesting, revoke, cancel, or impose additional conditions and restrictions on these awards to comply with any applicable law or regulation.

Stock Ownership Policy.     As a condition to receiving any Performance Share award, the named executives have agreed to hold, while employed by our Company and for at least one year after retirement, shares of Company common stock equal to at least 50% of the after-tax shares (assuming a 50% tax rate) acquired upon vesting of the Performance Shares, subject to a maximum shareholding requirement of ten times the named executive’s base salary.

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Outstanding Equity Awards at Fiscal Year-End 2016 (1)

The following table shows information about the number and value of outstanding exercisable options, unvested RSRs, and unvested Performance Share awards, and include related accrued dividend equivalents, as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(2)	(c)	(e)	(f)	(g)(3)(5)		(h)	(i)(4)(5)	(j)
Timothy J. Sloan	411,580	-	31.40	2/26/2018	-		-	-	-
	-	-	-		1,601	A	88,231	-	-
	-	-	-		15,664	B	863,243	-	-
	-	-	-		2,532	C	139,539	-	-
	-	-	-		20,472	D	1,128,212	-	-
	-	-	-		96,662	E	5,327,043	-	-
	-	-	-		-		-	185,168	10,204,608
	-	-	-		-		-	334,694	18,444,986
John G. Stumpf	-	-	-		-		-	-	-
John R. Shrewsberry	92,230	-	31.40	2/26/2018	-		-	-	-
	-	-	-		7,941	A	437,629	-	-
	-	-	-		20,884	B	1,150,917	-	-
	-	-	-		2,532	C	139,539	-	-
	-	-	-		13,648	D	752,141	-	-
	-	-	-		49,210	E	2,711,963	-	-
	-	-	-		-		-	156,680	8,634,635
	-	-	-		-		-	239,067	13,174,982
David M. Carroll	7,023	-	293.12	2/20/2017	-		-	-	-
	16,221	-	205.93	2/19/2018	-		-	-	-
	18,924	-	241.09	2/19/2018	-		-	-	-
	16,351	-	169.72	2/19/2018	-		-	-	-
	-	-	-		1,601	A	88,231	-	-
	-	-	-		10,442	B	575,459	-	-
	-	-	-		1,689	C	93,081	-	-
	-	-	-		13,648	D	752,141	-	-
	-	-	-		96,662	E	5,327,043	-	-
	-	-	-		-		-	156,680	8,634,635
	-	-	-		-		-	239,067	13,174,982
Michael J. Loughlin	-	-	-		5,220	B	287,674	-	-
	-	-	-		6,824	D	376,071	-	-
	-	-	-		43,937	E	2,421,368	-	-
	-	-	-		-		-	71,218	3,924,824
	-	-	-		-		-	127,503	7,026,690
Avid Modjtabai	210,810	-	31.40	2/26/2018	-		-	-	-
	62,420	-	13.05	2/24/2019	-		-	-	-
	-	-	-		1,601	A	88,231	-	-
	-	-	-		10,442	B	575,459	-	-
	-	-	-		1,266	C	69,769	-	-
	-	-	-		13,648	D	752,141	-	-
	-	-	-		96,662	E	5,327,043	-	-
	-	-	-		-		-	156,680	8,634,635
	-	-	-		-		-	239,067	13,174,982
Carrie L. Tolstedt (6)	625,830	-	31.40	2/26/2018	-		-	-	-
	782,288	-	13.05	2/24/2019	-		-	-	-

(1)	In accordance with SEC rules, this table does not include stock awards granted in February 2017. Values for stock awards in the table are based on the NYSE closing price per share of our common stock of $55.11 on December 30, 2016.

(2)	Pursuant to the terms of the applicable stock option award agreement, if a named executive’s employment with our Company is terminated for cause, the outstanding exercisable stock options shown in column (b) above will be immediately forfeited and expire upon the named executive’s receipt from us of written or oral notice of termination.

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(3)	The unvested units of stock shown for the named executives in column (g) represent: (1) RSRs and dividend equivalents credited in the form of additional RSRs; and (2) Performance Shares granted in 2014 and dividend equivalents credited in the form of additional shares. All unvested units of stock shown are subject to the awards’ forfeiture conditions.

The Performance Shares, RSRs, and related dividend equivalents shown in the table above have the following vesting schedules:

A.	In three equal installments—one-third of each indicated award vested on March 15, 2015 and 2016; the remaining one-third will vest on March 15, 2017;
B.	In four equal installments—one-fourth of each indicated award vested on July 22, 2015 and 2016; the balance of the award will vest in equal installments on July 22, 2017 and 2018;
C.	In three equal installments—one-third of each indicated award vested on March 15, 2016; the balance of the award will vest in equal installments on March 15, 2017 and 2018;
D.	In four equal installments—one-fourth of each indicated award vested on July 28, 2016; the balance of the award will vest in equal installments on July 28, 2017, 2018, and 2019; and
E.	In one installment on March 15, 2017, based on the satisfaction of applicable performance criteria certified by the HRC on February 28, 2017 for the three-year performance period ended December 31, 2016.

The 2014 Performance Shares’ performance period was completed on December 31, 2016. Based on our Company’s relative RORCE performance, the awards would have vested at their maximum payout of 150% of target (other than for Mr. Shrewsberry’s award, which would have vested at its maximum of 125% target). However, to reinforce the senior leadership team’s collective accountability for the overall operational and reputation risk of our Company, the HRC exercised its discretion pursuant to the awards’ forfeiture provisions to adjust downward the amounts that would have been received to 75% of target. The 2014 Performance Shares shown represent the actual number of shares, including dividend equivalents, payable in March 2017, following that downward adjustment.

(4)	The number of shares shown in column (i) represents the maximum number, including dividend equivalents, of (a) Performance Shares granted in 2015 that will vest in full, if at all, in the first quarter of 2018 after completion of the three-year performance period ending December 31, 2017, and (b) Performance Shares granted in 2016 that will vest in full, if at all, in the first quarter of 2019 after completion of the three-year performance period ending December 31, 2018, subject to the HRC’s determination that our Company has met RORCE performance criteria for the applicable three-year performance period, as well as the Net Operating Loss and forfeiture conditions specified in each award. The performance criteria and forfeiture conditions for the 2016 Performance Shares are discussed in our CD&A and following the Grants of Plan-Based Awards table above. As required by SEC rules, we are reporting the number of Performance Shares at the maximum payout of 150% of target, based on our Company’s performance through December 31, 2016.

(5)	The number of RSRs (including the 2014 Performance Shares) shown in column (g) and the number of Performance Shares shown in column (i) include dividend equivalents. These dividend equivalent RSRs and Performance Shares will vest in each case when and as the related RSR or Performance Share award vests, and were calculated based on dividends paid on our Company’s common stock and the NYSE closing price per share of Company common stock on each dividend payment date. As of December 31, 2016, our named executives were credited with the following respective numbers of dividend equivalents: Mr. Sloan— 9,317 RSRs (includes 2014 Performance Shares) and 10,886 Performance Shares; Mr. Shrewsberry—6,340 RSRs (includes 2014 Performance Shares) and 8,574 Performance Shares; Mr. Carroll—8,632 RSRs (includes 2014 Performance Shares) and 8,574 Performance Shares; Mr. Loughlin—3,891 RSRs (includes 2014 Performance Shares) and 4,169 Performance Shares; and Ms. Modjtabai—8,611 RSRs (includes 2014 Performance Shares) and 8,574 Performance Shares.

(6)	Ms. Tolstedt separated from employment with our Company on September 27, 2016 and agreed that she would not exercise any of her outstanding stock options until the completion of our Board’s independent investigation. Ms. Tolstedt also has agreed that the HRC would have the authority, at that time, to determine the extent to which these stock options will be forfeited.

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2016 Option Exercises and Stock Vested

The following table shows information about the value of options exercised, previously granted RSRs vested, and Performance Share awards vested based on our Company’s performance over the applicable three-year performance period during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Timothy J. Sloan	82,500	1,444,575	-	-
	131,190	2,125,278	-	-
	131,190	1,879,953	-	-
	-	-	6,727	323,776
	-	-	7,719	372,992
	-	-	1,984	99,137
	-	-	245,527	12,271,459
	-	-	1,567	78,301
	-	-	1,240	61,959
John G. Stumpf	1,509,006	26,422,695	-	-
	800,000	12,888,000	-	-
	400,000	6,176,000	-	-
	490,994	9,377,985	-	-
	-	-	9,920	495,795
	-	-	558,018	27,889,748
	-	-	7,642	381,949
	-	-	6,194	309,590
John Shrewsberry	-	-	4,485	215,851
	-	-	10,292	497,306
	-	-	10,593	529,456
	-	-	109,410	5,468,291
	-	-	7,770	388,338
	-	-	1,240	61,959
David M. Carroll	-	-	4,485	215,851
	-	-	5,146	248,679
	-	-	1,406	70,254
	-	-	245,527	12,271,459
	-	-	1,567	78,301
	-	-	826	41,289
Michael J. Loughlin	-	-	2,242	107,925
	-	-	2,574	124,365
	-	-	111,605	5,578,015
Avid Modjtabai	-	-	4,485	215,851
	-	-	5,146	248,679
	-	-	1,406	70,254
	-	-	245,527	12,271,459
	-	-	1,567	78,301
	-	-	620	31,005
Carrie L. Tolstedt	-	-	4,485	215,851
	-	-	5,146	248,679
	-	-	1,752	87,573
	-	-	245,527	12,271,459
	-	-	1,350	67,477
	-	-	620	31,005

(1)	For purposes of column (c), the “value realized” on exercise of an option means the amount equal to the difference between the option exercise price and the NYSE closing share price of our common stock on each applicable date of exercise, times the number of options exercised.

(2)	The number of shares shown in column (d) represents Performance Shares awards and RSRs and related dividend equivalents in the form of, respectively, additional Performance Shares and RSRs that vested on various dates during 2016. The “value realized” upon the vesting of these Performance Shares awards and RSRs and related dividend equivalents is equal to the number of shares vested, times the NYSE closing share price of our common stock on each applicable vesting date.

74            Wells Fargo & Company 2017 Proxy Statement

2016 Pension Benefits

The following table provides information about retirement benefits with respect to each of our named executive officers under the pension plans in which the named executive officer participates. The terms of the plans are described below the table.

Name	Plan Name (1)	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Timothy J. Sloan	Cash Balance Plan	21	162,875	-
	Supplemental Cash Balance Plan	21	1,251,680	-

	Total		1,414,555	-

John G. Stumpf (3)	Cash Balance Plan	27	1,093,690	-
	Supplemental Cash Balance Plan	27	21,566,614	-

	Total		22,660,304	-

John Shrewsberry	Cash Balance Plan	8	90,311	-
	Supplemental Cash Balance Plan	8	236,529	-

	Total		326,840	-

David M. Carroll	Cash Balance Plan	28	1,006,335	-

	Total		1,006,335	-

Michael J. Loughlin	Cash Balance Plan	27	210,233	-
	Supplemental Cash Balance Plan	27	461,505	-

	Total		671,738	-

Avid Modjtabai	Cash Balance Plan	16	164,077	-
	Supplemental Cash Balance Plan	16	402,450	-

	Total		566,527	-

Carrie L. Tolstedt (3)	Cash Balance Plan	20	266,946	-
	Supplemental Cash Balance Plan	20	1,008,884	-

	Total		1,275,830	-

(1)	Effective July 1, 2009, we froze the Wells Fargo Cash Balance Plan (the “Cash Balance Plan”) and the Wells Fargo Supplemental Cash Balance Plan (the “Combined Plans”). Also effective July 1, 2009, we froze and merged the Wachovia Corporation Pension Plan (the “Wachovia Pension Plan”) in which Mr. Carroll participated, into the Cash Balance Plan. As the result of these actions: (1) no additional benefits other than investment credits have or will accrue under the Combined Plans and the Wachovia Pension Plan, as discussed in the narrative following the table; (2) the years of credited service for all plans were also frozen; and (3) for Mr. Carroll, all benefits accrued for his account under the Wachovia Pension Plan will be paid under the Cash Balance Plan.

(2)	The amounts shown in column (d) are determined as of December 31, 2016 and represent the present value of the named executives’ respective accrued retirement benefits under the Combined Plans as of December 31, 2016, discounted to that date using the same assumptions and accounting policies (ASC 715) that we used to compute our benefit obligations under these plans and arrangements in our financial statements, except that (1) we made no assumption for death or termination of employment of named executives prior to normal retirement age, and (2) we used the “normal retirement age” under the terms of the Combined Plans applicable to each named executive, as follows: age 65 for Messrs. Sloan, Shrewsberry, and Loughlin and Mses. Modjtabai and Tolstedt; age 66 for Mr. Stumpf; and age 62 for Mr. Carroll. A description of the accounting policies, actuarial, and other assumptions we used to compute these benefits, except as noted above, can be found under Note 1 (Summary of Significant Accounting Policies—Pension Accounting) and Note 20 (Employee Benefits and Other Expenses) to our 2016 financial statements. See also the information under footnote (7) to the Summary Compensation Table.

As described below under Alternative Retirement Benefit Calculation, under the terms of the Combined Plans, Mr. Stumpf is entitled to receive upon retirement the greater of his vested “Account Balances” and an “Alternative Benefit”. Because the actuarial formula used to calculate the “Alternative Benefit” for Mr. Stumpf under these plans results in the greater benefit, we included this amount in column (d). Additional information about the retirement benefits payable to Mr. Stumpf and Ms. Tolstedt appears in footnote (3) below.

(3)

Mr. Stumpf retired as a team member at age 63, on October 12, 2017. Early retirement benefits under the Combined Plans for team members, such as Mr. Stumpf, who are eligible for the Alternative Benefit and who are at least age 55 with at

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least 15 years of credited service, are based on the monthly benefit at regular retirement age (age 66 for Mr. Stumpf) reduced by 3% for each year the benefit begins before regular retirement age. Mr. Stumpf’s retirement benefits will be payable as an early retirement benefit (i) under the qualified Cash Balance Plan in the form of a monthly life-only annuity in the amount of $7,335, and (ii) under the Supplemental Cash Balance Plan benefit, in a lump sum in the approximate amount of $24,643,625.

Ms. Tolstedt left the Company on September 27, 2016. Team members like Ms. Tolstedt who terminate employment and who are not eligible for the Alternative Benefit will receive retirement benefits based on the value of their account balances under the Combined Plans at termination. Ms. Tolstedt’s retirement benefits will be payable (i) under the qualified Cash Balance Plan, in a lump sum in the approximate amount of $274,667, calculated based on the assumption that Ms. Tolstedt will elect to receive payment of her benefit in this form as of April 1, 2017, and (ii) under the Supplemental Cash Balance Plan benefit, in a lump sum in the approximate amount of $1,096,815.

Description of Pension Plans

Cash Balance Plan and Supplemental Cash Balance Plan.     Our named executives, except as described below for Mr. Carroll, were eligible to participate in the Combined Plans until they were frozen on July 1, 2009. As a result of this freeze, and except for investment credits as described below, no additional retirement benefits or additional years of credited service have accrued for our named executives since this date. Mr. Carroll participated in the Wachovia Pension Plan until it was frozen and merged into the Cash Balance Plan, also effective July 1, 2009. As the result of this merger, all benefits accrued by Mr. Carroll under the Wachovia Pension Plan were also frozen. No additional benefits have accrued to his account since that date, other than interest credits as described below, and his benefits will be paid to him on retirement from the Cash Balance Plan.

The Cash Balance Plan is a defined benefit pension plan intended to qualify under the IRC and comply with ERISA. Under the Cash Balance Plan, pension benefits generally are determined by the value of the team member’s vested cash balance account. Prior to the freeze of the Cash Balance Plan, we credited a team member’s account with compensation credits and investment credits each quarter, based on a percentage of the team member’s certified compensation, as defined in the Cash Balance Plan, for the quarter, calculated using the team member’s age and years of credited service as of the end of each quarter. Since the freeze of the Cash Balance Plan, a team member’s account no longer receives compensation credits.

As permitted by ERISA and the IRC, team members who participated in the Cash Balance Plan whose benefits under the Cash Balance Plan were limited due to IRC imposed limits, or whose benefits were limited because they chose to defer a portion of their compensation into the Deferred Compensation Plan (as defined below), also participated in the Supplemental Cash Balance Plan. The Supplemental Cash Balance Plan is an unfunded nonqualified deferred compensation plan subject to IRC Section 409A. Under the Supplemental Cash Balance Plan, participants also received compensation and investment credits to their plan accounts, determined by points assigned to each team member at the end of each year based on years of service and age.

We continue to credit each account, on the last day of each quarter, with investment credits. For 2016, we determined each quarterly investment credit by multiplying the amount of the account balance at the beginning of the quarter by 25% of an average of 30-year U.S. Treasury bond rates (adjusted quarterly). Under the Cash Balance Plan, the investment credit for each calendar quarter beginning on or after January 1, 2009 is required to be not less than 25% of 2.83%. The minimum rate does not apply to the Supplemental Cash Balance Plan. Under the terms by which the Wachovia Pension Plan was merged into the Cash Balance Plan, Mr. Carroll’s account will receive interest credits based on the yield on 10-year Treasury Constant Maturities.

“Normal retirement age” under the Combined Plans is defined as age 65. We pay the value of the team member’s account balance under the Cash Balance Plan at any time after termination of employment in either a lump sum or an actuarially equivalent monthly annuity as the team member elects. We pay the value of a team member’s account balance in the Supplemental Cash Balance Plan in either a lump sum or an actuarially equivalent monthly annuity in the year following the team member’s “separation from service” as defined in the Supplemental Cash Balance Plan and IRC Section 409A. Pursuant to IRC Section 409A, all team members who were participants in the Supplemental Cash Balance Plan made an irrevocable election as to the form of distribution (lump sum or monthly annuity) prior to December 31, 2008. Messrs. Stumpf and Shrewsberry and Mses. Modjtabai and Tolstedt irrevocably elected to receive their respective benefits as lump sums; Messrs. Sloan and Loughlin elected to receive their respective benefits as annuities. These elections will govern the form of distribution that will be paid following the named executives’ separation from service.

Ms. Tolstedt left our Company on September 27, 2016, and will begin receiving retirement benefits in April 2017. Because Ms. Tolstedt is not eligible for the “Alternate Benefit” calculation under the Combined Plans described below for Mr. Stumpf, she will receive a retirement benefit based on her vested account balances under the Combined Plans. We provide information about the retirement benefit amount Ms. Tolstedt will receive in footnote (3) to the Pension Benefits table.

Alternative Retirement Benefit Calculation.     When we converted the Combined Plans from traditional defined benefit plans to cash balance plans as of July 1, 1999, following the merger between the former Norwest and the

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former Wells Fargo, our Company retained the formula for calculating benefits for former Norwest team members who were at least 45 years of age and had at least five years of credited service as team members on June 30, 1999. Upon termination of employment, those team members will receive the greater of their account balances under the current Combined Plans or the benefits they would have received under the Combined Plans using the plan formula as in effect prior to the July 1, 1999 amendments (the “Alternative Benefit”).

We calculate the Alternative Benefit based on a formula that uses age, years of credited service calculated as of July 1, 2009, and certified compensation through July 1, 2009. Using this formula, we compute a monthly benefit payable for the team member’s lifetime beginning at “regular retirement age,” as defined in the Combined Plans. This monthly benefit equals up to 1.6% of a team member’s final average monthly earnings multiplied by years of credited service. Benefits payable under the Combined Plans using the Alternative Benefit formula are reduced if a team member terminates employment and begins receiving benefit payments prior to reaching “regular retirement age.”

Mr. Stumpf meets the eligibility requirement for former Norwest employees, and is the only named executive who is eligible to receive the Alternative Benefit. Regular retirement age for Mr. Stumpf is age 66. The “present value of accumulated benefits” under the Combined Plans is calculated as of December 31, 2016, using the Alternative Benefit formula, the regular retirement age of 66 provided for under the Combined Plans, as required by SEC rules, and certain present value assumptions. Mr. Stumpf’s resulting Alternative Benefit under the Combined Plans is greater than his actual accrued Account balances; therefore, we show this greater amount in column (d) of the Pension Benefits table above.

Mr. Stumpf retired as a team member on October 12, 2016 prior to reaching his regular retirement age of 66, and will receive distributions of his retirement benefits under the Cash Balance Plan beginning in March 2017, and under the Supplemental Cash Balance Plan in April 2017, calculated in each case using the Alternative Benefit formula under the Combined Plans. We provide information about the retirement benefit amount Mr. Stumpf will receive as the result of his early retirement in footnote (3) to the Pension Benefits table.

2016 Nonqualified Deferred Compensation

The following table provides information about the participation by each named executive officer in our nonqualified deferred compensation plans. The terms of the plans are described below the table.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
(a)	(b)	(c)	(d)	(e)	(f)
Timothy J. Sloan
Deferred Compensation Plan	-	-	727,245	238,649	11,179,848
Supplemental 401(k) Plan	-	-	96,807	-	2,262,249
John G. Stumpf
Deferred Compensation Plan	-	-	17,939	-	167,415
Supplemental 401(k) Plan	-	-	171,752	-	4,403,641
John R. Shrewsberry
Deferred Compensation Plan	340,000	-	281,311	-	3,386,005
Supplemental 401(k) Plan	-	-	23,376	-	599,360
David M. Carroll
Wachovia Deferred Compensation Plans	-	-	29,453	-	558,946
Wachovia Savings Restoration Plan	-	-	29,356	-	553,840
Michael J. Loughlin
Deferred Compensation Plan	-	-	2,066	1,382	97,086
Supplemental 401(k) Plan	-	-	29,300	-	684,697
Avid Modjtabai
Deferred Compensation Plan	-	-	7,150	-	88,942
Supplemental 401(k) Plan	-	-	37,715	-	881,344
Carrie L. Tolstedt
Deferred Compensation Plan	-	-	-	-	-
Supplemental 401(k) Plan	-	-	71,475	-	1,832,597

(1)	Mr. Shrewsberry’s $340,000 contribution to the Wells Fargo Deferred Compensation Plan (the “Deferred Compensation Plan”) for 2016 shown in the table above represents a portion of his cash annual incentive compensation award for 2015 paid in 2016 that appears under Non-Equity Incentive Compensation (column (f)) for 2015 in the Summary Compensation Table. None of the earnings shown in column (d) for Messrs. Sloan, Stumpf, Shrewsberry, or Loughlin or for Mses. Modjtabai or Tolstedt have been included in the Summary Compensation Table because none are “preferential” or “above-market.” As discussed in footnotes (7) and (8) to the Summary Compensation Table, $15,051 of the earnings shown for Mr. Carroll in column (d) above represents earnings on deferred compensation under the frozen Wachovia Deferred Compensation Plans discussed below at an interest rate (the prime rate averaged over four quarters plus 2%) that may be deemed “preferential” or “above-market.” As required by SEC rules, this amount has been included for Mr. Carroll in column (g) to the Summary Compensation Table.

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(2)	The Wells Fargo Supplemental 401(k) Plan (the “Supplemental 401(k) Plan”), frozen effective July 1, 2009, allowed only employer contributions. All contributions allocated to Wells Fargo Supplemental 401(k) Plan accounts are treated as if invested in our common stock and can be paid only in the form of shares of our common stock. Distributions of these shares will be made in either a lump sum or annual installments payable over ten or fewer years as elected by the named executive prior to December 31, 2008. If a named executive elects installment distribution, all shares remaining in his or her account will earn dividends (which will be credited to the CD Investment Option described below, unless the executive elects to have such dividends reinvested in the form of additional shares) at the same rate as all other Company common stockholders.

(3)	Amounts earned as salary or cash incentive and deferred by those named executives who participated in the Deferred Compensation Plan, the Wachovia Deferred Compensation Plans, or the Wachovia Corporation Savings Restoration Plan (the “Wachovia Savings Restoration Plan”) are included in column (f), and have been disclosed in the Summary Compensation Table and related footnotes in our proxy statements for each prior year in which we included the named executive. Earnings on these amounts for named executives other than Mr. Carroll were not considered “preferential” as discussed in footnote (1), and therefore not disclosed. Amounts included for Mr. Carroll for years prior to 2008 were included in Wachovia Corporation proxy statements. The aggregate amount of (i) all salary and cash annual incentive compensation awards deferred under the Deferred Compensation Plan and (ii) contributions credited under the Supplemental 401(k) Plan until the plan was frozen on July 1, 2009, that we disclosed in Summary Compensation Tables in prior years’ proxy statements, and the years in which the indicated named executive appeared in those prior proxy statements, is as follows: Mr. Stumpf—$1,287,357 in Supplemental 401(K) contributions (2003-2016), Mr. Shrewsberry—$2,318,667 in cash annual incentive award deferrals (2014-2016), and Ms. Tolstedt—$57,000 in base salary deferrals and $422,604 in Supplemental 401(k) contributions (2006-2008 and 2010-2016).

The number of shares of our common stock credited to the Supplemental 401(k) Plan account for each named executive officer as of December 31, 2016 is:

Name	Common Stock Share Credits
Mr. Sloan	41,049
Mr. Stumpf	75,792
Mr. Shrewsberry	10,315
Mr. Loughlin	12,424
Ms. Modjtabai	15,992
Ms. Tolstedt	31,541

We calculated these common stock share credits for each named executive by dividing the Supplemental 401(k) Plan account balance on December 31, 2016, less any dividends earned and credited to the CD investment option, by $55.11, the closing price of our common stock on December 30, 2016, the most recent preceding trading day.

Description of Nonqualified Deferred Compensation Plans

Deferred Compensation Plan.     Each of our named executives is eligible to participate in the Deferred Compensation Plan. The Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan subject to IRC Section 409A. The Deferred Compensation Plan allows certain members of management and highly compensated team members to defer the receipt of compensation that would otherwise be paid to them currently until a future year or years selected by the team member. For 2016, compensation eligible for deferral includes salaries, incentives, commissions, and bonuses earned during 2016 and payable no later than March 15, 2017, subject to any limitations on the compensation amount or type determined by the plan administrator. The Deferred Compensation Plan also provides for supplemental Company matching contributions and supplemental Company discretionary profit sharing contributions related to any compensation deferred by a plan participant, including named executives, that would have been eligible (up to certain IRS limits) but for this deferral for a matching contribution or discretionary profit sharing contribution under the 401(k) Plan.

The Deferred Compensation Plan currently offers three broad categories of earnings options, which generally mirror the investment options offered in the 401(k) Plan. Information about each such option offered under the Deferred Compensation Plan, including its potential earnings return, appears below. A team member may allocate deferred compensation among the earnings options in increments of 1% and may elect to reallocate his or her deferral account as of each business day. However, any deferral amounts allocated to the common stock option are required to remain in the common stock option and may not be reallocated.

•	CD Investment Option. Under the CD investment option, deferred compensation will earn the same return as if it were a $10,000 certificate of deposit with a maturity of one year sold by Wells Fargo Bank, N.A. available in Minnesota. The rate offered in 2016 for the CD investment option was 0.05%.

•	Funds Investment Option. Under the funds investment option, deferred compensation will earn the same return as if invested in one of the funds investment options selected by the participant and shown in the table below. This table shows the funds investment option available to plan participants during 2016. These fund options were revised in part, effective December 9, 2016, and certain fund options formerly available during 2016 were discontinued.

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In order to provide complete information regarding the total return for all funds investment options available during 2016, the following table shows the total return for each such fund option for the applicable period it was available as an investment option under the Deferred Compensation Plan during 2016. The total return for each fund listed in the table is calculated by taking the change in net asset value of a fund, reinvesting all income and capital gains or other distributions during the period also as indicated in the table, and dividing the result by the starting net asset value. Total return does not reflect sales charges (if applicable), but does account for management, administrative and Rule 12b-1 fees, as well as other costs that are automatically deducted from fund assets.

Funds Investment Earnings Option*	Calendar Year 2016	Partial Year 2016
		Period 1 (a)(2)	Period 2 (b)(3)
U.S. Bond Index Fund (1)	2.60%	-	-
Standard and Poor’s 500 Index Fund	11.96%	-	-
Standard and Poor’s MidCap Index Fund	20.67%	-	-
Russell Small Cap Index Fund	21.29%	-	-
NASDAQ 100 Index Fund	7.18%	-	-
International Index Fund	-	-	0.44%
International Equity Fund	0.86%	-	-
Emerging Markets Equity Fund	-		-0.88%
Emerging Markets Equity Fund	-	20.99%
Global Bond Fund	-		0.19%
Global Advantage Strategy Bond Fund	-	5.78%
WF/State Street Target Today CIT	-		0.09%
Dow Jones Target Today Fund	-	2.86%
WF/State Street Target 2010 CIT	-		0.04%
Dow Jones Target 2010 Fund	-	3.09%
WF/State Street Target 2015 CIT	-		-0.12%
Dow Jones Target 2015 Fund	-	4.24%
WF/State Street Target 2020 CIT	-		-0.29%
Dow Jones Target 2020 Fund	-	5.15%
WF/State Street Target 2025 CIT	-		-0.48%
Dow Jones Target 2025 Fund	-	6.59%
WF/State Street Target 2030 CIT	-		-0.69%
Dow Jones Target 2030 Fund	-	8.02%
WF/State Street Target 2035 CIT	-		-0.88%
Dow Jones Target 2035 Fund	-	9.22%
WF/State Street Target 2040 CIT	-		-1.05%
Dow Jones Target 2040 Fund	-	10.35%
WF/State Street Target 2045 CIT	-		-1.17%
Dow Jones Target 2045 Fund	-	11.09%
WF/State Street Target 2050 CIT	-		-1.22%
Dow Jones Target 2050 Fund	-	11.33%
WF/State Street Target 2055 CIT	-		-1.22%
Dow Jones Target 2055 Fund	-	11.34%
WF/State Street Target 2060 CIT	-		-0.08%

*All continuing and new fund options for 2016 are indicated in bold type.

(1)	Effective 12/9/16, we changed the applicable share class for this fund option. As a result, the total return shown for calendar year 2016 for this option represents a combined total return for both the former and new share classes through 12/31/2016.

(2)	If a total return percentage is shown in column (a) of the above table for a fund option, this return percentage represents the fund’s performance for a partial performance period beginning on 01/01/2016 through 12/09/2016, when such fund was discontinued as an available investment option under the Deferred Compensation Plan.

(3)	If a total return percentage is shown in column (b) of the above table for a fund option, this return percentage represents the fund’s performance for a partial performance period beginning on 12/12/2016 (the first business day following the fund’s inception date as an available investment option under the Deferred Compensation Plan) through 12/31/2016. Notwithstanding the foregoing, because the WF/State Street Target 2060 CIT Performance fund became an available investment option effective 12/12/2016, the total return percentage shown for that fund represents its performance for a partial performance period beginning 12/13/2016 through 12/31/2016.

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•	Common Stock Investment Option. Under the Company common stock investment option, deferred compensation will earn the same return as if invested in our common stock, including reinvestment of dividends. The reported high, low and closing sales prices per share of our common stock and the cash dividend paid per share for each quarter during 2016 is shown in the table below.

	High Price	Low Price	Closing Price	Dividend
First Quarter	$53.27	$44.50	$48.36	$0.375
Second Quarter	$51.41	$44.50	$47.33	$0.380
Third Quarter	$51.00	$44.10	$44.28	$0.380
Fourth Quarter	$58.02	$43.55	$55.11	$0.380

Upon withdrawal, account balances allocated to the common stock option are distributed in shares of our common stock, and account balances allocated to the other earnings options are paid in cash.

A team member electing to defer compensation selects the year the distribution is to begin and the method of the distribution—either lump sum or annual installments over no more than ten years. A team member may not make an early withdrawal of any portion of a deferral account for amounts deferred for 2004 or later, but may withdraw all or a portion of a deferral account for amounts deferred on or after January 1, 2013 due to an unforeseen emergency, as defined in the Deferred Compensation Plan. Early withdrawal of amounts deferred for 2003 or earlier are governed by the terms of the Deferred Compensation Plan in effect at the time of the deferral.

Once selected, the team member cannot change the method of distribution, but may elect one time to re-defer a distribution to a year that is at least five years after the date originally selected if it relates to a deferral for 2005 or later, or at least three years after the date originally selected if it relates to a deferral for 2004 or earlier. Distributions will begin in March of the year selected by the team member. The Deferred Compensation Plan specifies certain timing for distributions after a separation from service, as defined in the plan and IRC Section 409A, depending on whether the separation from service occurs before or after the originally scheduled distribution date, and also provides for distribution of deferred plan account balances to a team member’s beneficiaries upon death.

Supplemental 401(k) Plan.     Our named executives, except Mr. Carroll, were eligible for, and were automatically enrolled in, the Supplemental 401(k) Plan until it was frozen on July 1, 2009. The Supplemental 401(k) Plan is an unfunded, nonqualified deferred compensation plan subject to IRC Section 409A and designed to restore certain benefits lost under the Wells Fargo 401(k) Plan due to IRC-imposed limits on contributions and/or eligible compensation. Prior to the freeze, the Supplemental 401(k) Plan provided for Company contributions equal to the team member’s deferral election in the Wells Fargo 401(k) Plan as of January 1 for the relevant year up to 6% of certified compensation, as defined in the Wells Fargo 401(k) Plan. No team member contributions were accepted in the Supplemental 401(k) Plan.

Supplemental 401(k) Plan account contributions are treated as if invested in our common stock, and are credited to reflect dividends paid. Prior to January 1, 2015, all dividend allocations were treated as if reinvested in our common stock; after January 1, 2015, dividend allocations are credited to the CD Investment Option unless the team member elects before the dividend payment date to have the dividend treated as if reinvested in our common stock. Information regarding the CD Investment Option and our common stock, including the applicable dividend rate per share is shown under Deferred Compensation Plan above. We will distribute a team member’s vested Supplemental 401(k) Plan account balance following a separation in service as defined in the plan, either in a lump sum or in installments as previously elected by the team member, in the form of shares of our common stock, with cash for any fractional shares, or in cash, depending on the investment allocations (common stock or the CD investment option) made by the team member.

Wachovia Deferred Compensation Plans/Wachovia Savings Restoration Plan.     Mr. Carroll was eligible to participate in the Wachovia Deferred Compensation Plans and the Wachovia Savings Restoration Plan, until participation in these plans was frozen and contributions ceased effective December 31, 2001 and 2007, respectively. The Wachovia Deferred Compensation Plans were unfunded, nonqualified deferred compensation plans that allowed certain highly compensated and management team members to defer base salary and/or incentive payments until a future date (generally retirement, death, or separation from service). Participants’ account balances are credited on December 31 each year with a rate of interest equal to the average of the Prime Rate over four quarters plus 2%. These plans specify the form and term of payment for participant’s account balances (depending on the plan, either in installments or in a lump sum) and permit early withdrawal of account balances in certain circumstances, including periodic early voluntary withdrawals (subject to a 6% early withdrawal penalty) and in the case of an emergency resulting in severe financial hardship.

The Wachovia Savings Restoration Plan is a frozen, unfunded, nonqualified deferred compensation plan that previously provided for pre-tax deferral contributions to restore 401(k) plan contributions beyond the IRS qualified plan

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contribution limitations. Team members with an annual base salary greater than IRC annual covered compensation limits were eligible to participate and could elect to contribute up to 30% of base salary. Wachovia matched participants’ contributions on a dollar for dollar basis up to 6% of base salary. Participants direct, and may re-allocate daily, their deferred balances among investment index benchmarks that generally mirror those offered in the 401(k) Plan. Participants elected, at the time they joined the plan, the timing of the payment of their account balances (on or after five years of participation, or the earlier of separation or retirement), as well as the form and term of payment of their accounts (lump sum or ten annual installments), and may petition for, and receive an early distribution of, their account balances in the event of an emergency causing severe financial hardship in accordance with IRC Section 409A.

Potential Post-Employment Payments

We do not have employment or other severance agreements with our named executives. Mr. Stumpf and Ms. Tolstedt, who terminated employment during 2016, were not paid severance and did not receive any retirement enhancements in connection with their separations from our Company.

The table below shows estimated post-employment payments for our named executives serving as of December 31, 2016, assuming they had terminated employment on that day. Mr. Stumpf and Ms. Tolstedt were not eligible for any such payments. To estimate the payment amounts, we used the closing price of our common stock on December 30, 2016, the last trading day of 2016.

The following items are not included in the table below:

•	Retirement benefits under our Cash Balance Plan and Supplemental Cash Balance Plan, which are described above under 2016 Pension Benefits.

•	Distributions of balances under our deferred compensation plans and Supplemental 401(k) Plan, which balances are shown in the Nonqualified Deferred Compensation table above.

•	Payments and benefits provided on a non-discriminatory basis to team members upon termination of employment. These include accrued salary, severance payments under our Salary Continuation Pay Plan, distributions of plan balances under our 401(k) Plan, and welfare benefits provided to all retirees, including access to unsubsidized retiree medical insurance.

•	Retiree medical insurance subsidies, which are available to certain of our team members based on their service histories with Wells Fargo or legacy organizations. The estimated value of these retiree medical insurance subsidies are as follows: Mr. Sloan—$50,576; Mr. Stumpf—$94,971; Mr. Loughlin—$31,368; and Ms. Tolstedt—$61,910, based on the following assumptions: (a) each named executive retired and began receiving benefits on December 31, 2016 (other than for Mr. Stumpf and Ms. Tolstedt who retired during 2016) and elected to cover his or her spouse; (b) a discount rate of 4%; and (c) the same assumptions used for our 2016 year-end financial disclosures.

Estimated Post-Employment Payments (1)

		Type of Termination
Name	Type of Payment (2)	Death ($)	Disability; Involuntary Due to Displacement, Divestiture, or Affiliate Change in Control; or Retirement ($)(3)
Timothy J. Sloan	Restricted Stock Rights	7,546,277	7,546,277
	Performance Shares	19,099,728	28,649,564

	Total	26,646,005	36,195,841

John R. Shrewsberry	Restricted Stock Rights	5,192,178	5,192,178
	Performance Shares	14,539,757	21,809,636

	Total	19,731,935	27,001,814

David M. Carroll	Restricted Stock Rights	6,835,962	6,835,962
	Performance Shares	14,539,757	21,809,636

	Total	21,375,719	28,645,598

Michael J. Loughlin	Restricted Stock Rights	3,085,170	3,085,170
	Performance Shares	7,301,033	10,951,492

	Total	10,386,203	14,036,662

Avid Modjtabai	Restricted Stock Rights	6,812,666	6,812,666
	Performance Shares	14,539,757	21,809,636

	Total	21,352,423	28,622,302

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(1)	None of the outstanding equity awards granted under the LTICP have automatic “single trigger” vesting upon an acquisition of our Company or major Board changes.

The following is the general treatment of unvested Performance Shares and RSRs upon termination of employment:

Reason for Termination	Impact on Vesting
Death	• Immediate vesting of RSRs, subject to forfeiture provisions*

•   Immediate vesting of Performance Shares (at target, unless the termination occurs after the end of the performance period and the final number earned can be determined), subject to forfeiture provisions*

Disability or involuntary due to displacement, divestiture, or an affiliate change in control	• Immediate vesting of RSRs, subject to forfeiture provisions*

•   Continued vesting on schedule of Performance Shares, subject to RORCE and Net Operating Loss performance, forfeiture provisions*, and compliance with covenants. Covenants may include non-competition, non-solicitation of team members and customers, non-disclosure of trade secrets and other confidential information, and non-disparagement, subject to applicable laws and regulations

Retirement (unless terminated for cause)	• Continued vesting on schedule of RSRs, subject to forfeiture provisions*
• Continued vesting on schedule of Performance Shares, subject to RORCE performance, forfeiture provisions*, and compliance with covenants noted above
Other voluntary or involuntary termination (if not retirement eligible)	• RSRs and Performance Shares forfeit immediately
* Our equity award forfeiture provisions and our clawback policies are described under Clawback and Forfeiture Policies and Provisions in our CD&A.

(2)	The value shown in the table for the RSRs (including the 2014 Performance Shares, for which the performance period was completed on December 31, 2016) includes the value as reflected in the Outstanding Equity Awards at Fiscal Year-End table. For the 2015 and 2016 Performance Shares, the value upon death is at target pursuant to the terms of the applicable award agreements; for disability, certain involuntary terminations, or voluntary retirement, the values assume the maximum level of performance achievement as of December 31, 2016. However, because the applicable performance period for each of these awards has not yet been completed, the actual number of 2015 and 2016 Performance Shares earned will depend on our Company’s relative level of RORCE performance over the performance period for each award and the satisfaction of the Net Operating Loss performance condition. Each award may also be credited additional dividend equivalents, as described in the Outstanding Equity Awards at Fiscal Year-End table.

(3)	Under the LTICP, certain involuntary terminations include terminations due to displacement and receipt of a lump sum severance benefit, placement on a leave that results in receipt of a severance benefit, or a termination associated with an affiliate change in control. Under the LTICP, retirement generally occurs when a named executive has reached the earliest of: (1) age 55 with ten completed years of service; (2) 80 points (with one point credited for each completed age year and one point credited for each completed year of service); or (3) age 65. As of December 31, 2016, each of our named executives, other than Mr. Shrewsberry, met this definition of retirement.

Management Chairman or CEO Post-Retirement Policy

Our Chairman/CEO Post-Retirement Policy, as previously adopted by our Board, applies to any management Chairman or CEO of our Company elected on or after January 1, 2005. Mr. Sloan is covered under this policy, which, if approved by our Board and HRC, would provide him with office space, an administrative assistant, and a part-time driver at our expense for two years following his retirement if he continues to be available for consultation with management and to represent us with our customers, community, and team members during this period. Assuming Mr. Sloan retired on December 31, 2016, our Board and HRC approved such benefits, and Mr. Sloan began providing services under this policy on January 1, 2017, he would be entitled to receive an estimated annual benefit under this policy of approximately $200,000.

Following Mr. Stumpf’s retirement on October 12, 2016, taking into consideration its desire to have Mr. Stumpf assist with our CEO transition and our Board’s independent investigation, the HRC approved certain benefits under this policy. Specifically, the HRC approved providing office space and administrative support for the limited purposes of facilitating our CEO transition and our Company’s response to information requests related to our Board’s independent investigation. We believe there is no personal benefit associated with these items. In addition, our Board and HRC approved the provision of a part-time driver to provide security to Mr. Stumpf. Mr. Stumpf did not make use of the part-time driver following his retirement during 2016, and to the extent he does make use of the part-time driver in the two-year period following his retirement, we estimate that the value of the benefit would be less than $10,000 per year. Mr. Stumpf will not receive a tax gross-up on any such benefit.

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Audit Matters

Item 4 – Ratify Appointment of Independent Registered Public Accounting Firm for 2017

The AEC is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm (independent auditors) retained to audit our Company’s financial statements. The AEC has appointed KPMG LLP as our independent auditors for the year ending December 31, 2017, and stockholders will vote at the annual meeting to ratify this appointment. KPMG or its predecessors have examined our financial statements each year since 1931. The AEC exercises sole authority to approve all audit engagement fees and terms associated with the retention of KPMG. In addition to assuring the regular rotation of the lead audit partner as required by law, the AEC is involved in the selection of, and reviews and evaluates the lead audit partner. The AEC bases its selection of the lead partner on the AEC’s interactions with prospective candidates, assessment of their professional experiences, and input received from KPMG and management. The Committee also considers whether, in order to assure continuing auditor independence, there should be regular rotation of the independent registered public accounting firm, which includes consideration of the advisability and potential impact of selecting a different independent public accounting firm. For reasons stated in the AEC report, the AEC and our Board believe that the continued retention of KPMG to serve as our independent auditors is in the best interests of our Company and its stockholders.

Although we are not required to seek stockholder ratification of KPMG’s appointment, our Board believes it is sound corporate governance to do so. If stockholders do not ratify the appointment of KPMG, the AEC will consider the stockholders’ action in determining whether to appoint KPMG as our independent auditors for 2018.

Representatives of KPMG will be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

The Audit and Examination Committee Report shall not be deemed to be soliciting material or to be filed with the SEC and is not incorporated by reference into any of our Company’s previous or future filings with the SEC, except as otherwise explicitly specified by our Company in any such filing.

Item 4 – Our Board recommends that you vote FOR the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for 2017

KPMG Fees

We incurred the fees shown in the following table for professional services provided by KPMG for 2016 and 2015:

	2016	2015
Audit Fees (1)	$41,082,000	$39,136,000
Audit-Related Fees (2)	4,653,000	4,627,000
Tax Fees (3)	6,717,000	4,538,000
All Other Fees (4)	95,000	999,000

Total	$52,547,000	$49,300,000

(1)	Audit Fees principally relate to the audit of our annual financial statements, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting. Audit fees also relate to services such as subsidiary and statutory audits, managed fund audits, registration activities (i.e., comfort letters, consent filings, etc.), and regulatory and compliance attest services.

(2)	Audit-Related Fees principally relate to audits of employee benefit plans, review of internal controls for selected information systems and business units (Service Organization Control Reports), and due diligence work.

(3)	Tax Fees principally relate to the preparation of tax returns and compliance services, tax planning and consultation services and trust and estate tax compliance services.

(4)	Other Fees relate to non-tax related advisory and consulting services.

Audit and Examination Committee Pre-Approval Policies and Procedures

The AEC selects and oversees our independent auditors. AEC policy prohibits KPMG from providing certain non-audit services to us and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the

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AEC. There are three methods for pre-approving KPMG services. The AEC may pre-approve, on an annual basis, recurring services such as the audits of our annual financial statements and internal control over financial reporting and the review of our quarterly financial statements. Preliminary fee levels will not exceed the amount pre-approved for these services in the preceding calendar year, and changes to these fee levels as a result of changes in the scope of services will be submitted to the AEC for pre-approval on an annual basis. The AEC must pre-approve changes in the scope of recurring services if they will result in fee increases in excess of a relatively small amount established by the AEC prior to such additional services being provided by KPMG. The AEC may also pre-approve, for a particular fiscal year, specific types of audit, audit-related and tax services, subject to a fee cap for each of the three service type categories. Finally, the AEC may pre-approve, from time to time during the year, services that have neither been pre-approved as recurring services nor pre-approved pursuant to the categorical pre-approval described above. Actual fees incurred for services provided to us by KPMG are reported to the AEC after the services have been fully performed. In determining whether to pre-approve the provision by KPMG of a permissible non-audit service, the AEC considers whether the provision of the service by KPMG could impair the independence of KPMG with respect to us. As part of this process, the AEC considers the facts and circumstances of the proposed engagement, including whether KPMG can provide the service more effectively and economically than other firms because of its familiarity with our businesses and operations. The AEC also considers the proposed engagement in light of any other non-audit services provided to us by KPMG and the fees paid to KPMG for those services. The AEC requires competitive bidding for non-audit services unless it is not warranted because of the facts and circumstances of the proposed engagement.

The AEC has delegated pre-approval authority to designated AEC members. Pre-approval by a designated AEC member is used for time-sensitive engagements. Pre-approval decisions by a designated AEC member are reported to the full AEC at a future meeting.

Audit and Examination Committee Report

The AEC’s charter sets forth the AEC’s purposes and responsibilities. The five members of the AEC who participated in the review, discussion, and recommendation of this report are named below. Each such member is independent, as independence for audit committee members is defined by NYSE rules. The Board has determined, in its business judgment, that each such member of the AEC is financially literate as required by NYSE rules and each of Messrs. Baker, Peña, and Quigley and Ms. Swenson qualifies as an “audit committee financial expert” as defined by SEC regulations.

Management has primary responsibility for our financial statements and the overall reporting process and, with the assistance of our internal auditors, for maintaining adequate internal control over financial reporting for us and assessing the effectiveness of our internal control over financial reporting. The independent auditors are responsible for performing independent audits of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). These audits serve as a basis for the auditors’ opinions included in the annual report to stockholders addressing whether the financial statements fairly present our financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles and whether our internal control over financial reporting was effective as of December 31, 2016. The AEC’s responsibility is to monitor and oversee these processes.

In connection with its monitoring and oversight responsibilities, the AEC assessed the activities and performance of the Company’s independent auditor. In conducting its assessment, the AEC considered, among other things: information relating to audit effectiveness, including the results of PCAOB inspection reports; KPMG’s demonstrated understanding of the financial services industry, the Company’s businesses, significant accounting practices, and system of internal control over financial reporting; and the professionalism of KPMG’s team, including exhibited professional skepticism, objectivity, integrity, and trustworthiness.

The AEC has reviewed and discussed our 2016 audited financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting with management and KPMG. The AEC has discussed with KPMG the matters required to be discussed by applicable PCAOB standards, including matters relating to the conduct of the audit of our financial statements, as well as the quality of the Company’s accounting principles and the reasonableness of critical accounting estimates and judgments. KPMG has provided to the AEC the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the AEC concerning independence, and the AEC has discussed with KPMG that firm’s independence from us. Based on this review and these discussions, the AEC recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Members of the Audit and Examination Committee:

James H. Quigley, Chair John D. Baker II Federico F. Peña	Susan G. Swenson Suzanne M. Vautrinot

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Stockholder Proposals

Stockholders will vote on the following stockholder proposals (Items 5 through 10), if they are properly presented at our annual meeting. The text of these proposals and supporting statements appear in the form in which we received them. The proposals may contain assertions about our Company that we believe are incorrect. We have not attempted to refute any inaccuracies.

We provide the name and address of the lead proponent for each stockholder proposal, as well as the number of shares held (if available). We will supply the name, address, and number of shares held (if available) by any co-filer upon oral or written request to our Corporate Secretary.

Items 5 through 10 – Our Board recommends that you vote AGAINST each stockholder proposal for the reasons set forth below each proposal.

Item 5 – Stockholder Proposal – Retail Banking Sales Practices Report

The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014, the holder of 14,832 shares of our common stock, Friends Fiduciary Corporation, American Baptist Home Mission Society, Benedictine Sisters of Mount St. Scholastica, Benedictine Sisters of Virginia, Sisters of the Holy Name of Jesus and Mary U.S. – Ontario Province, Benedictine Sisters of Baltimore, Calvert Investment Management, Inc., Missionary Oblates of Mary Immaculate, The Employees’ Retirement System of Rhode Island, The Boston Trust & Walden Funds, Mercy Investment Services, Inc., Dominican Sisters of Hope, Board of Pensions of the Presbyterian Church (USA), United Church Funds, Rockefeller Asset Management, Northwest & Ethical Investments L.P., Maryknoll Sisters of St. Dominic, Inc., Dominican Sisters of Springfield, IL, and California Reinvestment Coalition have advised us that they intend to introduce the following resolution at our annual meeting:

In September 2016, Wells Fargo reported a $185 million settlement with the Consumer Financial Protection Bureau due to long-term and widespread consumer fraud, including setting up two million deposit and credit-card accounts for clients without their permission.

Wells Fargo dismissed 5,300 employees for these illegal acts over 5 years, mostly sales employees with approximately 10% at the branch manager level.

The bank faced a firestorm of public criticism and CEO John Stumpf was required to testify before the Senate Banking Committee and House Financial Services Committee where he faced sharp bipartisan criticism. The U.S. Department of Justice is currently investigating the company which could lead to civil or even criminal charges. Additionally, the U.S. Department of Labor is conducting a “top-to-bottom review” for possible violations of federal labor laws. Separately, the Comptroller of California and Treasurer of Illinois have suspended their business relationships with the bank as a result of the scandal.

This is not the first time that lack of oversight of policies and practices led to systematic, ethical lapses and alleged illegal activities at Wells Fargo. In 2012 the bank entered into a $175 million settlement with the Department of Justice over allegations of widespread “discriminatory steering” of African-American and Hispanic borrowers into high-cost loans.

Multiple charges of discrimination and fraud have resulted in significant financial penalties and reputational repercussions that will undermine the confidence of customers, investors, and the public. Further, these impacts are expected to result in a loss of shareholder value.

While the Board initiated compensation clawbacks, for CEO Stumpf and Carrie Tolstedt totaling $60 million, investors and customers still do not have a clear understanding of the scope of the fraud or the strategies in place to address it in order to determine whether they are sufficient to prevent future lapses.

Resolution

Resolved:

Shareholders request that the Board commission a comprehensive report, available to shareholders by October 2017, on the root causes of the fraudulent activity and steps taken to improve risk management and control processes. The report should omit proprietary information and be prepared at reasonable cost.

Supporting Statement

Shareholders believe a full accounting of the systemic failures allowing these unethical practices to flourish are critical to rebuilding credibility with all stakeholders and will strengthen risk management systems going forward.

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The review and report should address the following:

1.	An analysis of the impacts on the bank, its reputation, customers, and investors;
2.	Changes implemented or planned to strengthen corporate culture and instill a commitment to high ethical standards at all employee levels;
3.	Improvements in risk management and controls, including new or revised policies and investment in people or technological solutions;
4.	Evidence that incentive systems are aligned with customers’ best interests.
5.	Changes in Board oversight of risk management processes;
6.	Assessment plans to evaluate the adequacy of changes instituted over time;
7.	Other steps to rebuild trust with key stakeholders-regulators, customers, and shareholders.

Position of our Board

Our Board is focused on and believes it is addressing the important topics requested by this proposal to be provided in a report to stockholders. Accordingly, for the reasons below, our Board believes that an additional report is not necessary and, therefore, recommends a vote against this proposal, which is identified as Item 5 on the proxy card.

•	Our Company and our Board understand the concerns raised in the proposal about assessing the root causes of the retail banking sales practices matter and disclosing information to our investors and other stakeholders on those causes and the actions taken in response by our Company;

•	Our Board’s independent directors launched a comprehensive independent investigation into our Company’s retail banking sales practices and related matters, and have publicly stated that they will make findings public prior to our 2017 annual meeting;

•	Our Board and our Company have taken actions to address retail banking sales practices matters, as well as monitoring the impact on our business and reputation, and we are reporting on those actions through our disclosures in this proxy statement, on our website, and in other public communications as discussed below; and

•	As a result, our Board and our Company believe we are providing through our current and anticipated future disclosures, including the public release of findings of our Board’s investigation, the information requested by this proposal.

Our Company and our Board understand the concerns raised in the proposal about assessing the root causes of the retail banking sales practices matter and disclosing to our investors and other stakeholders information on those causes, as well as the actions taken by our Company to enhance risk management processes and controls. Our Company and our Board are focused on making things right for our customers and team members, fully addressing the causes of the retail sales practices matter, and building a better Wells Fargo for the future. In connection with our Company’s comprehensive action plan to rebuild trust and our Board’s independent investigation into our Company’s retail banking sales practices and related matters, we are addressing the concerns raised in the proposal and have disclosed information, including in this proxy statement, on our website, and in our other public communications, and will be disclosing additional information, including publicly releasing findings from our Board’s investigation, responsive to those matters. For example, and consistent with the requests of the proponents, we highlight the following:

•	Analysis of the Root Causes and Impacts of the Retail Banking Sales Practices Matter (see the Proxy Summary and pages 2-7 in this proxy statement for additional information)

¡	Our Board launched a comprehensive independent investigation into our Company’s retail banking sales practices and related matters shortly after the announcement of our Company’s legal and regulatory settlements relating to sales practices. The investigation covers a broad range of topics so that it addresses questions and concerns raised by our stockholders, customers, team members, regulators, and other government officials, including the actions of our Board, senior management, the Community Bank and key corporate functions. Findings from the investigation will be disclosed publicly in April prior to our 2017 annual meeting.

¡	We are not waiting for the completion of our Board’s investigation to take action to address retail banking sales practices matters. We have already taken action and will continue to take action to rebuild trust in Wells Fargo, including making improvements to our corporate governance, risk management practices, compensation programs, and culture as highlighted throughout this proxy statement.

¡

We are also working on completing the requirements of our regulatory consent orders, which include a review by an independent consultant to determine the root cause of the sales practices issues and the

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implementation of an action plan that addresses the findings of the independent review. While the independent consultant’s report is regulatory supervisory information that cannot be publicly disclosed, we expect that many of the enhancements made by our Company in response to the report will become part of our normal business operations and will be highlighted through various public disclosures.

¡	We are also going beyond our regulatory requirements by:

∎	offering a nationwide mediation program at no charge to customers with sales practices claims,
∎	voluntarily expanding our Company’s review of retail and small business accounts to include the years 2009 and 2010 in addition to the required account reviews we are completing for 2011 to 2016,
∎	using an additional third party to review sales practices more broadly across Wells Fargo, and
∎	researching how customers’ credit scores may have been impacted as a result of potentially unauthorized credit cards — with the goal of aiding customers whose credit scores were negatively affected.

¡	Additional information about our outreach and remediation efforts with customers is included on pages 3-4 of this proxy statement.

¡	Information about our commitment to customers and certain actions we are taking is available on our website at https://www.wellsfargo.com/commitment/.

¡	We continue to monitor and disclose supplemental information in our earnings release documents and investor presentations, as well as holding monthly update calls to provide information to our investors and other stakeholders on business metrics, the impacts of the sales practices matter on our reputation and business and financial results, and our progress on addressing this matter. This information is available on our Investor Relations page on our website at https://www.wellsfargo.com/about/investor-relations/.

•	Changes Being Implemented to Strengthen our Company’s Culture and Instill a Commitment to the Highest Ethical Standards (see the Proxy Summary and pages 4-6 in this proxy statement for additional information)

¡	Our top priority — Rebuilding Trust — sharpens our focus on our task ahead, what our Company and team members must accomplish together, and how best to serve customers.

¡	To support our rebuilding trust effort, we have established a Rebuilding Trust Office that will organize and accelerate our efforts through one integrated program. The head of our Rebuilding Trust Office reports to our Chief Risk Officer.

¡	We have engaged outside independent culture experts to help us understand where we have cultural weaknesses that need to be strengthened.

∎	We also are surveying team members to understand their views on our approach to ethics and integrity.
∎	We are having more candid and frequent dialogue about our challenges and opportunities, including in connection with our Town Halls led by our CEO along with other company executives who listen to questions and concerns from our team members and during in-person sessions with team members held across the country by members of our Operating Committee. These forums are providing an open venue for team members to learn about our progress and to share their thoughts and perspective.

¡	We are conducting a thorough review of our EthicsLine processes with the support of a third party expert to address any concerns about reports from former team members who felt they faced retaliation for calling the EthicsLine.

¡	We created a new Office of Ethics, Oversight, and Integrity, which is tasked with ensuring a consistent process for identifying, assessing, investigating, correcting, and reporting on practices that do not align with our expectations for high ethical standards and excellence in risk management.

∎	This new group combines our existing enterprise sales practices oversight, global ethics and integrity, complaints oversight, and internal investigations groups.
∎	The head of the Office of Ethics, Oversight, and Integrity reports to our Chief Risk Officer.

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¡	We have invested in enhanced training on and monitoring of team members’ compliance with our Company’s Code of Ethics and Business Conduct to strengthen our Company’s ethics culture.

•	Improvements in Risk Management and Controls (see the Proxy Summary and pages 6-7 in this proxy statement for additional information)

¡	We changed reporting lines for many of our risk team members, who previously reported within our businesses, to report into Corporate Risk in order to provide greater role clarity, increased coordination, and stronger oversight.

¡	We changed reporting lines for staff groups throughout our Company, including finance, marketing, communications, and human resources (includes compensation and employee relations), to report into their central control groups rather than the line of business.

∎	These organizational changes are designed to create a stronger risk and control foundation that allows senior team members across our Company to provide more independent challenges to how we operate.

¡	We have made system and process enhancements, including sending automated confirmation emails to our customers every time a new personal or small business checking account or a savings account is opened; letter acknowledgements for credit card applications; and same-day emails to credit card customers.

¡	Additional information about our enhancements to our risk management practices and controls is provided on pages 6-7 of this proxy statement.

•	Alignment of Incentive Systems with our Customers’ Best Interests (see the Proxy Summary and pages 47-51 in this proxy statement for additional information)

¡	We eliminated product sales goals for all retail bank team members who serve customers in our retail branches and in our retail banking contact centers effective October 1, 2016, to help ensure our retail bankers do not put their interests ahead of our customers.

¡	We put in place a new incentive program effective January 1, 2017 for our retail bank team members to focus on the customer experience within our branches.

¡	We changed our performance review processes for retail bank team members and managers.

¡	We have put additional centralized monitoring and controls in place to provide enhanced oversight of sales processes, including periodic reviews and checkpoints to monitor any unintended outcomes or behavior prompted by the new plan for retail bank team members.

¡	We are expanding the scope of our incentive compensation risk management program, which is subject to Human Resources Committee oversight, to include a broader population of team members, including team members in our retail bank and call centers. See pages 47-51 of this proxy statement for additional information on the enhancements to our incentive compensation risk management program and practices.

•	Changes in our Board’s Oversight of Risk (see pages 33-35 in this proxy statement for additional information)

¡	Our Board separated the roles of Chairman and CEO to provide independent Board oversight, elected an independent Chairman and independent Vice Chair, and amended our Company’s By-Laws to require the Chairman and any Vice Chairman of our Board to be independent. Additional information about our Board leadership structure is included on pages 14-15 of this proxy statement.

¡	Our Board has enhanced its oversight of conduct risk by focusing management’s reporting to the Board on the alignment of team member conduct with (1) our Company’s risk appetite and (2) our Company’s culture as reflected in our Vision and Values and our Code of Ethics and Business Conduct.

¡	Our Board enhanced Board committee oversight of conduct risk matters.

∎	Expanded the Risk Committee’s oversight responsibilities to include enterprise-wide conduct risk, risk culture, and our new Office of Ethics, Oversight, and Integrity, in addition to overseeing our enterprise risk management framework, Corporate Risk function, and key risks identified by our Company; and

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∎	Expanded the Human Resources Committee’s oversight responsibilities to include human capital management, culture, our Code of Ethics and Business Conduct, implementation and effectiveness of our Company’s ethics, business conduct, and conflicts of interest program (including training on ethical decision-making and processes for reporting and resolution of ethics issues), and incentive compensation risk management program.

•	Ongoing Assessment Plans

¡	Our Office of Ethics, Oversight, and Integrity will monitor alignment of behavior with our Vision and Values and Code of Ethics and Business Conduct.

¡	We established stronger controls and will monitor our new retail bank compensation plan for any unintended outcomes or behaviors, and will make changes as needed.

¡	Our Board, including the Risk Committee and Human Resources Committee, will receive reporting from the Rebuilding Trust Office and Office of Ethics, Oversight, and Integrity, respectively, on our efforts and progress in achieving our objectives.

Our Board and our Company have disclosed information about and actions taken in response to the retail banking sales practices matter, including in this proxy statement, on our Company’s website, and in our other public communications, and will continue to disclose important information about our efforts. For example, our Company is expanding our website disclosure to centralize information about important environmental, social, and governance issues, including actions our Company is taking in connection with the retail banking sales practice matter and other key topics on our Company’s business standards important to our many stakeholders. In developing this website, we took into account feedback from the proponents, including representatives of the Interfaith Center on Corporate Responsibility, and other investors and stakeholders. This information is accessible on our website at https://www.wellsfargo.com/about/investor-relations/environmental-social-governance-guide/ . In addition, our Board has committed to make findings from its independent investigation into our Company’s retail banking sales practices and related matters public prior to our 2017 annual meeting.

As a result, our Board and our Company believe we are providing through our current and anticipated future disclosures the information requested by this proposal.

Item 6 – Stockholder Proposal – Cumulative Voting

Gerald R. Armstrong, 621 Seventeenth Street, Suite 2000, Denver, CO 80293, the holder of 23,934 shares of our common stock, has advised us that he intends to introduce the following resolution at our annual meeting:

Resolution

That the shareholders of WELLS FARGO & COMPANY request its Board of Directors to take steps necessary to provide for cumulative voting in the elections of directors, which means that shareholders may cast an aggregate number of votes equal to the number of shares held, multiplied by the number of directors to be elected and cast all of those votes for one or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve proportionate representation on the Board of Directors.

Supporting Statement

Last fall, the Board of Directors of WELLS FARGO & COMPANY admitted its several problems and abandoned the dual role of one person serving as its Chairman of the Board while being Chief Executive Officer and appointed an “independent” Chairman and Vice-Chairman of the Board. Obviously, the Board finally realized the seriousness of the issues and impact of paying $210,000,000 in fines. Later, it increased high-end estimates of reasonably possible litigation losses to $1,700,000,000.

Having purchased shares of two entities acquired by Wells Fargo and Norwest in 1969, the proponent of this proposal considers himself a longterm investor.

The following summarizes proposals he has previously submitted to Wells Fargo shareholders:

2002: To end the “poison pill.” Strongly opposed but passed by shareholder vote.

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2003 and 2004: To report “value” of stock options. Opposed strongly but enacted by regulations.

2010 and 2011: To allow shareholders to vote on “executive compensation” (Say-On-Pay). Passed by shareholders each time but enacted only by regulation in 2012.

2005, 2006, 2007, 2008, 2009, 2012, 2013, 2014, 2015, and 2016: To require the Chairman of the Board be an “independent” director. Strongly opposed by Board of Directors. Adopted in 2016 after $210,000,000 paid for government fines and added “independent” Vice-Chairman of the Board.

The proponent believes that although some directors may claim to be “independent,” they may not have given their full-faith in being independent and that the presence of an outsider on the board asking the right questions could cause greater awareness of issues before the board.

The “lap-dog” conduct by board members should be replaced by a “growling Doberman” on governance matters, executive compensation, auditing and reporting standards, and the current attitude of “in management we trust.”

A prominent governance consultant stated, “an independent director on the board of Enron might have made Enron a name and not a number in the bankruptcy court.”

The proponent believes that corporate governance practices at Wells Fargo should be improved and that tenure of Directors should be reviewed and the current system must be expanded to allow shareholders a more reasonable way to elect a Director of their own choosing.

If you agree, please vote FOR this proposal.

Position of our Board

Our Board recommends a vote against this proposal, which is identified as Item 6 on the proxy card, for the following reasons:

•	Our Company’s current system for electing directors, combined with its strong governance structure, including a majority vote for director elections, proxy access rights, the composition of our Board and its committees and its independent Chairman and Vice Chair, provides effective Board accountability, responsiveness to stockholders, and best ensures that director elections reflect the will of a majority of stockholders; and

•	Cumulative voting could result in the election of directors who represent and pursue the special interests of a small group of stockholders having a limited ownership interest, leading to a fragmented Board and impairing its members’ ability to function effectively on behalf of all stockholders.

Our Board believes that cumulative voting in director elections is unnecessary in light of our Company’s existing governance model and governance practices which ensure that stockholders have a meaningful voice in the selection of directors who represent and are accountable to all stockholders. Our Company has a single class of voting stock with each share entitled to one vote so that all stockholders have an equal vote based on the number of shares they own. Directors are elected annually, and stockholders vote on the entire Board each year. In an uncontested election directors are elected by a majority vote; in a contested election they are elected by a plurality vote with the nominees receiving the highest number of affirmative votes for the available directorships being elected. In addition, an eligible stockholder (or a group of up to 20 stockholders) who has owned 3% of our Company’s stock for 3 years may, pursuant to our Company’s By-Laws, nominate up to the greater of 2 directors and 20 percent of our Board, subject to the terms and conditions in the By-Laws. Except for Mr. Sloan, all director nominees are independent under NYSE rules and our Company’s Director Independence Standards, including the independent Chairman and independent Vice Chair who provide strong independent leadership on our Board; and the GNC, which is responsible for identifying, evaluating and recommending director nominees with the requisite management, financial and other expertise who will act in the best interests of our Company and its stockholders, consists solely of independent directors. Finally, stockholders have the right to call special meetings and act by written consent.

Our Board also believes that cumulative voting in director elections is inconsistent with the one share, one vote principle our Company has followed since its founding in 1929 and could result in the election of directors who pursue a narrow and self-interested agenda of a stockholder group holding a small minority interest in our Company to the detriment of our Company’s other stockholders. Also, under the proposal, in an uncontested director election each stockholder could allocate or “cumulate” votes for a single nominee, resulting in the election of one or more directors who do not have the support of a majority of our stockholders, conflicting with the purpose of a majority vote. Further, the ability to cumulate votes for a single nominee could result in the election of directors who are conflicted in their allegiance to the group responsible for their election and their duty of loyalty to all stockholders. Finally, the election of directors who represent separate stockholder groups with divergent interests could lead to a fragmented Board and impair its members’ ability to work together effectively for all stockholders.

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Item 7 – Stockholder Proposal – Divesting Non-Core Business Report

Bartlett Naylor, 215 Pennsylvania Ave. S.E., Washington, D.C. 20003, the holder of shares of our common stock with a market value in excess of $2,000, has advised us that he intends to introduce the following resolution at our annual meeting:

Resolution

Resolved, that stockholders of Wells Fargo urge that:

1.	The Board of Directors conduct a series of study sessions, ideally organized and led by an independent director, to address whether the divestiture of all non-core banking business segments would enhance shareholder value, and whether it should divide into a number of independent firms.
2.	The Board shall attempt to report publicly on its analysis to stockholders no later than 300 days after the 2017 Annual Meeting of Stockholders, and confidential information may be withheld.
3.	In carrying out its evaluation, the Board should consider retaining, at reasonable cost, independent legal, investment banking and other third party advisers as the Board determines is appropriate.

For purposes of this proposal, “non-core banking operations” mean operations that are conducted by affiliates other than the affiliate the corporation identifies as Wells Fargo Bank, NA, which holds the FDIC Certificate No 3511

Supporting Statement

The financial crisis that began in 2008 underscored potentially significant weaknesses in the practices of large, inter-connected financial institutions such as Wells Fargo. As the financial crisis unfolded in 2008, Wells Fargo stock fell from $37 on September 1, 2008, to $12 on February 1, 2009. The crisis revealed that some banks were “too big.” They were “too big to fail,” in which their creditors were guaranteed; they were “too big to jail,” as Attorney General Holder confided that true justice for a mega-bank would lead to grave collateral consequences (leaving shareholder-funded fines as the chief penalty); and they were “too big to manage.” At Wells Fargo, roughly 5,300 employees of the community banking division perpetrated a massive fraud whereby they created some 2 million accounts for unwitting customers. Rather than sanction the community banking chief executive, Wells Fargo celebrated her tenure with a $125 million retirement package. Rather than acknowledging a management break-down, CEO John Stumpf blamed a minority of bad employees. He claimed there was no reason for the employees to commit the fraud. “There was no incentive to do bad things,” Stumpf told the Wall Street Journal.

Taking CEO Stumpf at his word, then, we believe he effectively argues that his firm is so large as to be unmanageable.

This proposal, which should not be seen as prescriptive, merely urges an independent study. Study is the bedrock of all investment decisions, a principle subscribed to by virtually all professional investors. For example, the Ontario Teachers Pension Plan states, “Our responsible investing approach includes consideration of a broad range of financial and non-financial factors.” Or take private equity firm Vestar Capital Partners: “We value transparency.”

Surely, Wells Fargo’s board should consider, given the urgency of its management problems, a study of whether it might more likely remain on the right side of the law under a trimmer organizational structure.

Position of our Board

Our Board recommends a vote against this proposal, which is identified as Item 7 on the proxy card, for the following reasons:

•	Management, with our Board’s independent oversight, regularly assesses our business activities in connection with the development and review of our Company’s strategy;

•	Our Company’s diversified business model is a significant part of our Company’s strategy and our vision of satisfying our customers’ financial needs and helping them succeed financially, and has generated consistent financial performance;

•	Our Company continues to reduce non-core businesses consistent with our strategic reviews and assessment of our Company’s risk appetite with our Board; and

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•	Given our Company’s and Board’s ongoing reviews of our business strategy, as well as our interaction with our investors regarding our strategy, our Board believes that the proponent’s request is unnecessary.

The proposal requests that our Board conduct a series of study sessions on whether divesting all “non-core banking operations” would enhance stockholder value. In the proposal, “non-core banking operations” are defined as operations that are conducted by affiliates other than the affiliate the corporation identifies as Wells Fargo Bank, N.A., which holds the FDIC Certificate No 3511. Our Board believes this request is unnecessary as management, with our Board’s independent oversight, regularly assesses our business activities in support of the development and review of our Company’s strategy, including whether our businesses remain consistent with our strategy.

Our Board is committed to the growth and development of our Company and enhancing stockholder value. Consistent with this commitment, our Board and management have implemented a strategic framework designed to generate value for our stockholders, customers, and communities. We regularly evaluate with our Board our business activities against our strategy and risk appetite. Our diversified business model, which includes the breadth of our products and services and multi-channel distribution platform serving our more than 70 million customers, including consumer, wealth and asset management, and wholesale customers, is a significant part of our strategy and our vision of satisfying our customers’ financial needs and helping them succeed financially. Our Company’s balanced, diversified business model has generated consistent financial performance in an uneven economic environment and solid returns for our stockholders. For example, in 2016, our Company generated $21.9 billion of net income, a return on equity of 11.49% and returned $12.5 billion in capital to our stockholders. As of December 31, 2016, while only approximately 10% of our Company’s consolidated assets and revenue were represented by subsidiaries other than Wells Fargo Bank, N.A., the synergy amongst our Company’s subsidiaries strengthens our ability to better satisfy our customers’ financial needs, and supports the success of our Company’s diversified business model.

Since we acquired Wachovia Corporation on December 31, 2008, we have eliminated more than 1,200 redundant, dormant or inactive subsidiaries, and have taken, and continue to take, steps to streamline our operations. Over the last few years, we have exited certain non-core businesses and products. We have executed a number of divestures designed to simplify our structure, reduce complexities, and enable greater focus on core businesses and products. A few of these divestitures include the sale of our Warranty Solutions business, our market leading crop insurance business, and our Health Care Benefits business. In addition, on December 1, 2016, we divested our global fund administration business. These divestitures are evidence of our willingness to exit profitable businesses and products that are inconsistent with our strategy or risk appetite.

Our Board is engaged in the development and monitoring of our Company’s strategic plan, which includes streamlining our operations and exiting non-core businesses and products that are not consistent with our strategy. Moreover, management, along with our independent Chairman, have regular discussions with our investors regarding our Company’s strategy and focus on long-term stockholder value. These interactions, which include our Investor Day that is held at least every other year and the engagement with our stockholders described elsewhere in this proxy statement, help inform our strategy. We believe our current strategy, with our Board’s independent oversight, and the actions our Company has taken to simplify our business activities and to strengthen our Company are appropriate and effective for our Company. For these reasons, our Board believes the proponent’s request is unnecessary.

Item 8 – Stockholder Proposal – Gender Pay Equity Report

Arjuna Capital, on behalf of Julia Bamburg and Judith Bamburg, as trustees of the Harold B. Bamburg Revocable Trust, 49 Union Street, Manchester, MA 01944, the holder of 700 shares of our common stock, has advised us that it intends to introduce the following resolution at our annual meeting:

Resolution

Whereas:

The median income for women working full time in the United States is reported to be 79 percent of that of their male counterparts, a 10,800 dollar disparity that can add up to nearly half a million dollars over the course of a career. The gap for African America and Latina women is wider at 60 percent and 55 percent respectively. At the current rate, women will not reach pay parity until 2059.

A 2016 Glassdoor study finds an unexplained 6.4 percent gender pay gap in the financial industry after statistical controls, among the highest of industries examined. Data from the Bureau of Labor Statistics, reveals female financial advisors faced a 61.3 percent pay gap in 2014, the widest of occupations reviewed.

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Women make up over half of entry level positions in finance, yet a 2016 Oliver Wyman study finds it will take until 2048 to reach 30 percent female executive committee representation. Mercer finds female executives are 20 to 30 percent more likely to leave financial services careers than in any other industry.

At Wells Fargo, approximately 57 percent of our employees are women, but women account for only 27 percent of leadership.

A large body of evidence suggests diversity in leadership leads to better performance. McKinsey & Company states, “the business case for the advancement and promotion of women is compelling” and has found companies with highly diverse executive teams boasted higher returns on equity, earnings performance, and stock price growth. Best practices to address this underleveraged opportunity include “tracking and eliminating gender pay gaps.”

Mercer finds actively managing pay equity “is associated with higher current female representation at the professional through executive levels and a faster trajectory to improved representation.”

Regulatory risk exists as the Paycheck Fairness Act pends before Congress. The Equal Employment Opportunity Commission has proposed rules requiring wage gap reporting. California, Massachusetts, New York and Maryland have passed some of the strongest equal pay legislation to date.

The Wall Street Journal reports, “Academic research attributes salary inequalities to several factors–from outright bias to women failing to ask for raises.” A Harvard University economist concluded the gap stems from women making less in the same jobs. As much as 40 percent of the wage gap may be attributed to discrimination.

S&P 500 companies including Intel, Apple, Expedia, and eBay have publically reported and committed to gender pay equity.

Resolved:     Shareholders request Wells Fargo prepare a report by October 2017, omitting proprietary information and prepared at reasonable cost, on the Company’s policies and goals to reduce the gender pay gap.

The gender pay gap is defined as the difference between male and female earnings expressed as a percentage of male earnings (Organization for Economic Cooperation and Development).

Supporting Statement

Supporting Statement:     A report adequate for investors to assess Wells Fargo’s strategy and performance would include the percentage pay gap between male and female employees, including base, bonus and equity compensation, policies to address that gap, and quantitative reduction targets.

Position of our Board

Our Board recommends a vote against this proposal, which is identified as Item 8 on the proxy card, for the following reasons:

•	Our Company values and promotes diversity and inclusion in every aspect of our business and at every level of our organization, and is committed to ensuring that we do not discriminate pay on the basis of gender;

•	We already have processes and procedures, including an annual pay equity analysis conducted by outside compensation experts, designed to ensure we apply our pay practices consistently;

•	We are committed to continuing to conduct these reviews, to taking appropriate actions to ensure our compensation is fair and equitable, and to continuing to enhance our processes; and

•	We are providing disclosure on our policies and commitment to reduce the gender pay gap.

Our Company values and promotes diversity and inclusion in every aspect of our business and at every level of our organization. Our commitment to diversity, including gender diversity, starts with our Board where 33% of our director nominees are women. We have a strong record of recruiting, promoting, and rewarding women at all levels of our Company. As a result, a large percentage of our team members, our officers, and managers are women.

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To attract and retain talented team members, we offer a total compensation package, including salary, benefits, and incentive pay opportunities, that is competitive with those offered by our key competitors in the businesses and markets in which we operate. Our compensation program is designed to be consistent with our four compensation principles of paying for performance, fostering a risk management culture, attracting and retaining top talent, and encouraging the creation of long-term stockholder value.

We are committed to ensuring that we do not discriminate on the basis of gender in our compensation programs. Each year, our Company engages a third party consultant to conduct a thorough pay equity statistical analysis to compare the compensation of men and women performing similar work to ensure our pay practices are applied consistently and fairly. This consultant reviews our pay levels and makes recommendations for improvement, and then we proactively address any areas of inconsistency identified by making the appropriate pay adjustments. Our Board’s Human Resources Committee oversees these pay equity reviews, and our other human capital management practices, including talent management, succession planning, and diversity and inclusion initiatives.

We are committed to continuing to conduct these reviews and to taking appropriate actions to ensure our compensation is fair and equitable. We believe the steps we are taking to promote pay equity and provide disclosure regarding our policies and commitment to reduce the gender pay gap are responsive to the proposal.

Item 9 – Stockholder Proposal – Lobbying Report

The Nathan Cummings Foundation, 475 Tenth Avenue, 14th Floor, New York, NY 10018, the holder of 8,799 shares of our common stock, has advised us that it intends to introduce the following resolution at our annual meeting:

Resolution

Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether WFC’s lobbying is consistent with WFC’s expressed goals and in the best interests of stockholders.

Resolved, the stockholders of Wells Fargo & Company (“WFC”) request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by WFC used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	WFC’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which WFC is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on WFC’s website.

Supporting Statement

We encourage transparency in the use of corporate funds to influence legislation and regulation, both directly and indirectly. WFC spent $12.79 million in 2014 and 2015 on federal lobbying (opensecrets.org). This figure does not include lobbying expenditures to influence legislation in states, where WFC also lobbies (“Amid Federal Gridlock, Lobbying Rises in the States,” Center for Public Integrity, February 11, 2016), but disclosure is uneven or absent. WFC’s lobbying in the wake of the cross-selling scandal has attracted media attention (“Wells Fargo Hires Washington Crisis Management Specialist as Congress Scrutinizes Bank,” Washington Post, September 29, 2016).

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WFC lists major trade association memberships (dues over $25,000), but some memberships aren’t disclosed. For example, WFC serves on the board of the Consumer Bankers Association and belongs to the Real Estate Roundtable, but does not disclose these memberships. WFC restricts its trade associations from using its payments for political contributions, but this does not cover payments used for lobbying. This leaves a serious disclosure gap, as trade associations generally spend far more on lobbying than on political contributions. WFC does not disclose its trade association payments or the amounts of those payments used for lobbying on its website.

We are concerned that WFC’s current lack of trade association lobbying disclosure, coupled with negative publicity from the false accounts scandal, presents reputational risk for WFC. Transparent reporting would reveal whether company assets are being used for objectives contrary to WFC’s long-term interests.

Position of our Board

Our Board recommends a vote against this proposal, which is identified as Item 9 on the proxy card, for the following reasons:

•	Our Company already provides information on our website regarding our policies and practices on advocacy and lobbying, including Board oversight of our advocacy and lobbying activities;

•	Our Company does not participate in any “grassroots lobbying communications” as defined in the proposal;

•	Our Company is subject to extensive federal, state and local lobbying registration and public disclosure requirements, and has a Government Relations Compliance Policy that sets forth our compliance with such requirements; and

•	Our Company has been recognized as a “Trendsetter” with a score of 94.3% in the 2016 CPA-Zicklin Index of Corporate Political Disclosure and Accountability, a report that measures political disclosure and accountability policies and practices of companies in the S&P 500.

Our Board believes that active engagement in the legislative process is an important part of responsible corporate citizenship. Our Company participates in public policy advocacy on issues that impact its business, and regularly communicates with government policymakers, public officials and regulators at the local, state, and federal levels in order to protect and advance the long-term goals and interests of our Company and its customers, team members, and stockholders. Our Company does not participate in any “grassroots lobbying communications” as defined in the proposal.

Our Company’s advocacy activities are overseen by our Board through our Corporate Responsibility Committee, which reviews our Company’s government relations activities and public advocacy policies and programs and at least annually receives reports from management on political and lobbying activities, including payments made to trade associations by Wells Fargo. In addition to this Board oversight, our Company is already subject to, and complies with extensive federal, state and local lobbying registration and reporting requirements. We disclose our federal lobbying activities quarterly to the United State Congress. These reports are available to our stockholders and the general public on the U.S House of Representatives’ website.

Our Company also has a Government Relations Compliance Policy that sets forth requirements for compliance and reputation risk management for our advocacy and lobbying activities. Pursuant to regulatory requirements and our Government Relations Compliance Policy, our Company reports its advocacy and lobbying activities, including expenditures and the legislative issues in which we are engaged, as well as those persons who participate in our public advocacy programs, including team members and third parties. We provide information to stockholders and the general public about our advocacy guidelines and political contribution and engagement policies at https://www.wellsfargo.com/about/corporate-responsibility/government-relations/. The information on our website is updated as required under federal, state and local laws. Semiannually, we update our disclosures on national and regional trade groups that receive more than $25,000 in dues from our Company and our participation in ballot measures such as initiatives and referendums, constitutional amendments, and bond measures that impact our various lines of business.

Our Board believes that our Company participates in the legislative process in a manner that is consistent with sound corporate governance practices. Our Company has been recognized as a “Trendsetter” with a score of 94.3% in the 2016 CPA-Zicklin Index of Corporate Political Disclosure and Accountability for its political disclosure and accountability practices. We also provide information about these policies and activities, our participation in ballot measures, and our memberships in, and dues paid to significant national and regional trade groups on our website. For these reasons, our Board believes the requested report is unnecessary. The majority of our stockholders have agreed with our Board and rejected similar proposals in 2016, 2015, and 2013.

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Item 10 – Stockholder Proposal – Indigenous Peoples’ Rights Policy

Sum of Us, 1250 Brunswick Road, Gardiner, NY 12525, on behalf of Linda Ferich, Holly Kooistra, Philip Katz, Laura Rea and Stanley Tomkiel, each of whom is a holder of shares of our common stock with a market value in excess of $2,000, has advised us that it intends to introduce the following resolution at our annual meeting:

Resolution

Resolved, shareholders ask Wells Fargo & Company (WFC) to develop and adopt a global policy regarding the rights of indigenous peoples (the “policy”) which includes respect for the free, prior and informed consent of indigenous communities affected by WFC financing.

The policy should acknowledge rights of indigenous peoples to the following:

•	property, culture, religion, and non-discrimination in relation to lands, territories and natural resources, including sacred places and objects;
•	health and physical well-being in relation to a clean and healthy environment;
•	setting and pursuing their own priorities for development; and
•	making authoritative decisions about external projects or investments.

The policy should include a description of WFC’s process for identifying, addressing, and periodically evaluating the impact of its business activities on:

•	lands and natural resources subject to traditional ownership or under customary use;
•	relocation of indigenous peoples from lands and natural resources they have traditionally owned or used; and
•	cultural heritage that is essential to the identity and/or cultural, ceremonial, or spiritual aspects of indigenous peoples’ lives.

The policy should include the oversight mechanisms for its continued development, evaluation and implementation, as well as the process by which indigenous peoples are consulted in developing the policy. The policy should describe the process by which the board of directors will monitor implementation of the policy. The policy should be posted on the WFC website by May 2018.

Supporting Statement

As long-term stockholders, we favor policies and practices that protect and enhance the value of our investments. There is increasing recognition that company risks related to the violations of indigenous peoples’ rights, such as reputational damage, project delays and disruptions, and litigation, can adversely affect shareholder value. For example, WFC has suffered reputational damage and loss of customers due to its funding of the Dakota Access Pipeline (“Environmentalists Target Bankers behind Pipeline,” New York Times, November 7, 2016, available at http://www.nytimes.com/2016/11/08/business/energy-environment/environmentalists-blast-bankers-behind-dakota-pipeline.html?_r=0).

We believe companies should adopt policies and processes to anticipate, mitigate, manage, and monitor the risks posed by violations of the rights of indigenous peoples in their operations. The importance of such policies is reflected in the United Nations Guiding Principles on Business and Human Rights approved by the UN Human Rights Council in 2011, which urge that “business enterprises should have in place .... a policy commitment to meet their responsibility to respect human rights... enterprises should respect the human rights of individuals belonging to specific groups or populations that require particular attention, where they may have adverse human rights impacts on them. In this connection, United Nations instruments have elaborated further on the rights of indigenous peoples ...” (http://www.business-humanrights.org/media/documents/ruggie/ruggie-guiding-principles-21-mar-2011.pdf).

We believe that an indigenous peoples’ rights policy would help WFC anticipate and mitigate such risks for future activities.

Position of our Board

Our Board recommends a vote against this proposal, which is identified as Item 10 on the proxy card, for the following reasons:

•	As a company, we recognize that we have a responsibility to respect human rights, including the rights of indigenous people to determine their own way of life on their own lands, according to their time-honored cultures, traditions and beliefs,

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•	We strive to engage with business customers who respect these principles, based on our belief that organizations whose activities may have a significant impact on the environment and local communities should operate in a responsible manner, complying with applicable legal requirements, and with respect for human rights, local communities, and the environment,

•	We have adopted, and made available on our website, our Indigenous Peoples Statement in recognition of the rights of indigenous peoples to meaningful and appropriate consultation regarding issues affecting their sacred lands and natural resources, and to enhance the principles articulated in our existing Human Rights Statement and the policies and risk management and due diligence practices established by our Environmental and Social Risk Management (“ESRM”) Policy and related ESRM Statement, in order to identify, evaluate, and manage transactions that may impact indigenous peoples, and

•	Because our Indigenous Peoples Statement, together with our existing Human Rights Statement and corresponding enhanced ESRM policies, risk management, and due diligence procedures, fully address the issues raised by the Proposal, our Board believes the Proposal is unnecessary.

As a Company, we recognize that we have a responsibility to respect human rights, including the rights of indigenous peoples to determine their own way of life on their own lands, according to their time-honored cultures, traditions and beliefs. We strive to engage with business customers who respect these principles, based on our belief that business organizations having potentially significant impact on the environment and local communities should operate in a responsible manner, in compliance with all applicable legal requirements and with respect for human rights, local communities, and the environment.

In alignment with this belief and the principles embodied in the United Nations Guiding Principles on Business and Human Rights (the “U.N. Declaration”), we adopted a Human Rights Statement (available at https://www.wellsfargo.com/about/corporate/human-rights-statement) that communicates our commitment to respecting human rights in our business activities and throughout our Company. We have also adopted an ESRM Policy, articulated in our Environmental and Social Risk Management Statement, that establishes our risk management and due diligence approach for identifying, evaluating, and managing transactions that may impact indigenous peoples, in order to ensure customer alignment with the principles embodied in the U.N. Declaration.

We understand that the identities and cultures of indigenous peoples are inextricably linked to the lands on which they live and the natural resources on which they depend, and we respect their rights to determine their own way of life on their own lands, according to their time-honored cultures, traditions and beliefs. In acknowledgement of these rights, we have adopted our Indigenous Peoples Statement (https://www.wellsfargo.com/about/corporate-responsibility/indigenous-peoples-statement/) as one of our “Guiding Principles” to enhance our Human Rights Statement and ESRM policies and practices. Our Statement recognizes that indigenous peoples’ communities have a right to meaningful and appropriate consultation regarding issues affecting their sacred lands and natural resources, traditionally owned or otherwise occupied and used today and for future generations. It was developed with input from our relevant business line and corporate responsibility groups, as well as from various tribal non-governmental organizations. We also shared this Statement with the Proponent before it was finalized and published.

To implement the principles embodied in our Indigenous Peoples Statement, we will continue to expand and strengthen our related ESRM risk management and due diligence practices to reinforce our commitment to the rights of indigenous peoples to informed consultation and participation in decision-making. For projects where we can identify that the use of proceeds may potentially impact indigenous people, we expect our customers to demonstrate alignment with the objectives and requirements of “International Finance Corporation Performance Standard 7—

Indigenous Peoples,” including in those circumstances requiring “Free, Prior, and Informed Consent,” as defined in that standard.

Our Board believes that our Indigenous Peoples Statement and the policies and expectations it articulates, together with our related Human Rights Statement and enhanced ESRM policies, risk management, and due diligence procedures, fully address the issues raised by the Proposal, and that as a result, the Proposal is unnecessary.

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Voting and Other Meeting Information

We provide below information on voting at the annual meeting, as well as other annual meeting information, including who can vote, the number of shares required to be present to hold the annual meeting, how to vote your shares, the vote required for the items to be presented at the meeting, and rules for admission to our annual meeting.

Voting Information

Who can vote at the annual meeting?

Delaware law and our governing documents require that we establish a record date for the annual meeting so we can determine which stockholders are entitled to notice of, and to vote at the meeting. The record date for the annual meeting is March 1, 2017. Holders of our common stock as of the close of business on the record date are entitled to notice of and to vote at the meeting. On the record date, we had 5,003,872,216 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote on each of the 15 director nominees and one vote on each other item to be voted on at the meeting. There is no cumulative voting.

How many votes must be present to hold the annual meeting?

We will have a quorum and will be able to conduct business at the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting as of the record date are present in person or represented by proxy at the meeting. We urge you to vote promptly by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting. Solely for purposes of determining whether we have a quorum, we will count:

•	Shares present in person or by proxy and voting;

•	Shares present in person and not voting; and

•	Shares for which we have received proxies but for which stockholders have abstained from voting or that represent broker non-votes, which are described below.

How do I vote my shares?

You don’t have to attend the annual meeting to vote. Our Board is soliciting proxies so that you can vote before the annual meeting. If you vote by proxy, you will be designating each of Hope A. Hardison, Michael J. Loughlin, and John R. Shrewsberry, each of whom is a Company executive officer, with power of substitution as your proxy, and together as your proxies, to vote your shares as you instruct. If you sign and return your proxy card or vote over the internet or by mobile device or telephone without giving specific voting instructions, these individuals will vote your shares by following our Board’s recommendations. The proxies also have discretionary authority to vote to adjourn our annual meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations, or if any other business properly comes before the meeting. If any other business properly comes before the meeting, these individuals will vote on those matters in accordance with their best judgment.

We provide you in the chart below general information on how to vote your shares if you are:

•	A record holder—your shares are held directly in your name on our stock records and you have the right to vote your shares in person or by proxy at the annual meeting;

•	A street name holder—your shares are held in an account at a brokerage firm, bank, or other similar entity. This entity is considered the record holder of these shares for purposes of voting at the annual meeting. You have the right to direct the brokerage firm, bank, or other entity how to vote the shares in your account, but you may not vote your account shares in person at the annual meeting without obtaining a legal proxy from this entity giving you the right to vote these shares at the meeting; or

•

A current or former Wells Fargo team member who holds shares in one or both of our Company Plans—you have the right to instruct the 401(k) Plan trustee or direct the Stock Purchase Plan custodian how to vote the shares of common stock you hold as of the record date under each plan in which you participate. The trustee will vote all shares held in the 401(k) Plan in proportion to the voting instructions the trustee

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actually receives from all 401(k) Plan participants in accordance with the terms of the plan, unless contrary to ERISA. If you do not give voting directions for your Stock Purchase Plan shares, these shares will not be voted. We refer to the 401(k) Plan and Stock Purchase Plan together as the “Company Plans.”

Voting Method	Record Holder	Street Name Holder	Company Plans Participant
Internet*	See notice of internet availability of proxy materials or proxy card for instructions on how to access on-line proxy materials and vote over the internet	See notice of internet availability of proxy materials or voting instruction form for instructions on how to access on-line proxy materials and vote over the internet

See e-mail sent to your current Company e-mail address for instructions on how to access on-line proxy materials and vote over the internet

If proxy materials received by mail, see mailed voting instruction form/proxy card for internet voting instructions

Mobile device*	See notice of internet availability of proxy materials or proxy card to scan printed QR Barcode, then follow prompts on your mobile device to access on-line proxy materials and vote using your device	See notice of internet availability of proxy materials or voting instruction form to scan printed QR Barcode, then follow prompts on your mobile device to access on-line proxy materials and vote using your device	If applicable, see mailed voting instruction form or proxy card to scan printed QR Barcode, then follow prompts on your mobile device to access on-line proxy materials and vote using your device
Telephone*	Call 1-866-883-3382 and follow the recorded instructions	May be available; see notice of internet availability of proxy materials or voting instruction form for any telephone voting instructions	See e-mail sent to your current Company e-mail address or mailed voting instruction form/proxy card for telephone voting instructions
Mail (if proxy materials received by mail)	Complete, sign, date, and return the proxy card	Complete, sign, date, and return voting instruction form	Complete, sign, date, and return voting instruction form (for 401(k) Plan shares)/proxy card (for Stock Purchase Plan shares)

* If you vote by internet, by mobile device using the applicable QR Barcode, or by telephone, you will need the control number from your notice of internet availability of proxy materials, proxy card or voting instruction form. If you vote over the internet, by mobile device, or by telephone, please do not mail back any voting instruction form or proxy card you received. See Other Information below for additional information about the notice of internet availability and electronic delivery of our proxy materials.

Can I vote in person at the annual meeting?

If you are a stockholder of record on the record date, you can vote your shares of common stock in person at the annual meeting. If your shares are held in street name, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds for you in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted previously over the internet, by mobile device, by telephone, or by mail. Attending the annual meeting alone will not revoke any previously submitted proxy. Even if you currently plan to attend the meeting, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

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What are my voting options? What vote is required and how is my vote counted?

The table below shows your possible voting options on the items to be considered at the meeting, the vote required to elect directors and to approve each other item under our By-Laws and applicable law, and the manner in which votes will be counted:

Item	Voting Options	Vote Required	Effect of Abstentions	Effect of “Broker Non-Votes”**
Election of Directors	“For,” “Against,” or “Abstain”	Votes cast “FOR” the nominee must exceed the votes cast “AGAINST” the nominee.*	No effect	No effect
Advisory resolution to approve executive compensation	“For,” “Against,” or “Abstain”	Majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item vote “FOR” this item.	Vote against	No effect
Advisory proposal on the frequency of future advisory votes to approve executive compensation	“Every year,” “Every 2 years,” “Every 3 years,” or “Abstain”

Under our By-Laws, the option, if any, that receives the vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item will be the option selected by our stockholders. Because this proposal has multiple options, if none of the options receives the vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item, then we will consider the stockholders to have approved the option selected by the holders of a plurality of the issued and outstanding shares present in person or by proxy at the annual meeting and entitled to vote on this issue.

			Vote against each option	No effect
Ratification of KPMG	“For,” “Against,” or “Abstain”	Majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item vote “FOR” this item.	Vote against	Not applicable
Stockholder Proposals	“For,” “Against,” or “Abstain”	Majority of the shares present in person or by proxy at the annual meeting and entitled to vote on each item vote “FOR” that item.	Vote against	No effect

*As required by our Corporate Governance Guidelines, each nominee for director has tendered an irrevocable resignation that will become effective if he or she fails to receive the required vote for election at the annual meeting and our Board accepts the tendered resignation. For more information on these director resignation provisions, see the information under Director Election Standard.

** Under NYSE rules, member-brokers are prohibited from voting a customer’s shares on non-routine items (referred to as a “broker non-vote”) if the customer has not given the broker voting instructions on that matter. Only the proposal to ratify KPMG as independent auditors is considered routine, and a broker may vote customer shares in its discretion on this item if the customer does not instruct the broker how to vote. All of the remaining items listed above are considered non-routine, and thus a broker will return a proxy card without voting on these non-routine items if a customer does not give voting instructions on these matters.

What is the deadline for voting before the meeting?

If You Are:	Voting By:	Your Vote Must Be Received:
A record holder	• Mail	• Prior to the annual meeting
	• Internet, mobile device, or telephone	• By 11:59 p.m., Central Daylight Time (CDT), on April 24, 2017
A street name holder	• Mail	• Prior to the annual meeting
	• Internet, mobile device, or telephone	• By 11:59 p.m., Eastern Daylight Time (EDT), on April 24, 2017
A participant in the Company Plans	• Mail • Internet, mobile device, or telephone	• By April 21, 2017 • By 11:59 p.m., EDT, on April 23, 2017

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May I change my vote?

Yes. If you are the record holder of the shares, you may revoke your proxy and change your vote by:

•	Submitting timely written notice of revocation to our Corporate Secretary at MAC #D1053-300, 301 South College Street, 30th Floor, Charlotte, North Carolina 28202 prior to the vote at the annual meeting;

•	If you completed and returned a proxy card, submitting a new proxy card with a later date and returning it prior to the vote at the annual meeting;

•	If you voted over the internet, by mobile device or by telephone, voting again over the internet, by mobile device or by telephone by the applicable deadline shown in the table above; or

•	Attending the annual meeting in person and voting your shares by ballot at the meeting.

If your shares are held in street name, you may revoke your voting instructions and change your vote by submitting new voting instructions to your brokerage firm, bank, or other similar entity before the deadline shown above or, if you have obtained a legal proxy from your brokerage firm, bank or other similar entity giving you the right to vote your shares, you may change your vote by attending the meeting and voting in person.

If you participate in the Company Plans, you may revoke your voting instructions and change your vote by submitting new voting instructions to the trustee or custodian of the applicable plan before the deadline shown above.

Is my vote confidential?

It is our policy that documents identifying your vote are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual meeting except to meet legal requirements; to assert claims for or defend claims against our Company; to allow authorized individuals to count and certify the results of the stockholder vote; a proxy solicitation in opposition to our Board takes place; or to respond to stockholders who have written comments on proxy cards or who have requested disclosure. The Inspector of Election and those who count stockholder votes may not be team members of Wells Fargo & Company but may be team members of Wells Fargo Bank, N.A. who have been instructed to comply with this policy. Third parties unaffiliated with our Company will count the votes of participants in the Company Plans.

Meeting Admission Information

Are there any rules for admission to the annual meeting?

You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our stockholders on the record date. Before we will admit you to the meeting, you must present a valid photo ID and a printed admission ticket available on-line as described in the chart below, or provide one of the form(s) of alternative meeting admission documentation applicable to you also listed in the following chart.

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Meeting Admission Documents

Record Stockholder	Street Name Holder	Company Plans Participant	Proxy for Record Stockholder	Proxy for Street Name Holder

•   A printed admission ticket available on-line at www.proxypush.com/wfc

•   If you do not have an admission ticket, then you need to present one of the following that shows your current name and address:

–  Notice of Internet Availability of Proxy Materials for 2017 Annual Meeting

–  A proxy card for the 2017 Annual Meeting

•   If none of the above, your name must be listed in Wells Fargo’s list of record stockholders

•   A printed admission ticket available on-line at www.proxyvote.com

•   If you do not have an admission ticket, then you need to present one of the following that shows your current name and address:

–  Notice of Internet Availability of Proxy Materials for the 2017 Annual Meeting

–  A voting instruction form for the 2017 Annual Meeting from your bank or broker

–  A letter from your bank or broker confirming you owned Wells Fargo common stock on March 1, 2017

•   A printed admission ticket available on-line at www.proxyvote.com

•   If you do not have an admission ticket, then you need to present one of the following that shows your current name and address:

–  A Company Plans voting instruction form/proxy card

–  A recent Company Plans statement showing that you owned Wells Fargo common stock on March 1, 2017

•   You have a valid, written legal proxy naming you, signed by a record stockholder

AND

Either

•   One of the forms of meeting admission documentation (in the name of the record stockholder) that would be required to admit the record stockholder to the annual meeting

Or

•   The record stockholder’s name is listed in Wells Fargo’s list of record stockholders

•   You have a valid and assignable written legal proxy naming you, signed by the street name holder’s bank or brokerage firm

AND

•   One of the forms of meeting admission documentation (in the name of the street name holder) that would be required to admit the street name holder to the annual meeting

If you do not have a valid photo ID and an admission ticket, or one of the other forms of proof listed in the table above showing that you owned, or are legally authorized to act as proxy for someone who owned shares of our common stock on March 1, 2017, you will not be admitted to the meeting. For purposes of admission to the annual meeting, we will not accept a “Request for Admittance” or similar document or a brokerage or bank statement that does not confirm ownership of our common stock on the March 1, 2017 record date.

At the entrance to the meeting, we will inspect your photo ID, admission ticket or one of the acceptable forms of admission documentation listed in the table above, and any written proxy you present as the representative of a stockholder. We will decide in our sole discretion whether the documentation you present for admission to the meeting meets the requirements described above. If you hold your shares in a joint account, both owners can be admitted to the meeting if proof of joint ownership is provided and you both follow the admission procedures described above. We will not be able to accommodate guests at the annual meeting. The annual meeting will begin at 10:00 a.m. ET. Please allow ample time for the admission procedures described above and for seating limitations.

If you need help at the meeting because of a disability, please call us at 1-866-878-5865 prior to the meeting.

The use of cameras (including cell phones with photographic capabilities), recording devices and other electronic devices is strictly prohibited at the meeting.

If I don’t attend in person, will I be able to listen to the meeting?

Yes. Please visit our “Investor Relations” page under “About Wells Fargo” on www.wellsfargo.com several days before the annual meeting for information on how to listen to the live annual meeting. You will not be able to vote your shares or ask questions while you are listening to the meeting.

Stockholder Information for Future Annual Meetings

Stockholder Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2018 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy statement for our Company’s annual meeting of stockholders in 2018 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible

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for inclusion, stockholder proposals must be received at our principal executive offices at 420 Montgomery Street, San Francisco, CA 94104 (Attention: Timothy J. Sloan, CEO), or by our Corporate Secretary, Anthony R. Augliera, at MAC# D1053-300, 301 South College Street, 30th Floor, Charlotte, NC 28202, no later than the close of business on November 15, 2017.

Under our By-Laws, notice of proxy access director nominees that comply with the requirements set forth in our By-Laws must be received by our Corporate Secretary at the address above no earlier than October 16, 2017 and no later than the close of business on November 15, 2017.

Other Proposals and Nominations for Presentation at the 2018 Annual Meeting

Under our By-Laws, a stockholder who wishes to nominate an individual for election to our Board or to propose any business to be considered at an annual meeting directly at the annual meeting, rather than for inclusion in our proxy statement, must deliver advance notice of such nomination or business to our Company following the procedures in the By-Laws. The stockholder must be a stockholder of record as of the date the notice is delivered and at the time of the annual meeting. The notice must be in writing and contain the information specified in the By-Laws for a director nomination or other business. Our Company’s 2018 annual meeting is currently scheduled to be held on April 24, 2018, and to be timely, the notice must be delivered not earlier than the close of business on December 26, 2017 (the 120th day prior to the first anniversary of this year’s annual meeting) and not later than the close of business on January 25, 2018 (the 90th day prior to the first anniversary of this year’s annual meeting) to our CEO and Corporate Secretary as follows: Timothy J. Sloan, CEO, Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104; and Anthony R. Augliera, Corporate Secretary, MAC# D1053-300, 301 South College Street, 30th Floor, Charlotte, North Carolina 28202. However, if our Company’s 2018 annual meeting is more than 30 days before or more than 60 days after the first anniversary of this year’s annual meeting, such notice must be delivered not earlier than the close of business on the 120th day prior to the date of the 2018 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2018 annual meeting or, if the first public announcement of the date of the 2018 annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by our Company. The Chairman or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our By-Laws. Any person duly named as proxy by a stockholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if our Company does not receive notice of the nomination or other business matter within the time frames described above or where a notice is received within these time frames, if the stockholder delivering the notice fails to satisfy the requirements of SEC Rule 14a-4.

The requirements described above are separate from the procedures you must follow to recommend a nominee for consideration by the GNC for election as a director as described under Director Nomination Process and from the requirements that a stockholder must meet in order to have a stockholder proposal pursuant to SEC Rule 14a-8 or a proxy access director nominee under our By-laws included in our proxy statement.

Other Information

Cost of Soliciting Proxies

We pay the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to help our Board solicit proxies. We expect to pay approximately $20,000 plus out-of-pocket expenses for its help. Members of our Board and our team members may also solicit proxies for us by mail, telephone, fax, e-mail, or in person. We will not pay our directors or team members any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing street name holders for their expenses in forwarding the notice of internet availability of proxy materials and/or proxy materials to their customers who are street name holders and obtaining their voting instructions.

Electronic Delivery of Proxy Materials

We use the SEC notice and access rule that allows us to furnish our proxy materials to our stockholders over the internet instead of mailing paper copies of those materials. As a result, beginning on March 15, 2017, we sent to most of our stockholders by mail a notice of internet availability of proxy materials containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are participants in our benefit plans, with paper copies of the

Wells Fargo & Company 2017 Proxy Statement            103

proxy materials instead of a notice that the materials are electronically available over the internet. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically, as described below.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice or more than one set of paper proxy materials. To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

How to Receive Future Proxy Materials Electronically

Although you may request to receive paper copies of the proxy materials, we would prefer to send proxy materials to stockholders electronically. Stockholders who sign up to receive proxy materials electronically will receive an e-mail prior to next year’s annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election. To receive proxy materials by e-mail in the future, follow the instructions described below or on the notice.

If we sent you paper copies of the proxy materials by mail and you would like to sign up to receive these materials electronically in the future, please have your proxy card available and register using one of the following choices:

Record Holders	If you are the record holder of your shares, you may either go to www.proxydocs.com/wfc and follow the instructions for requesting meeting materials or call 1-866-870-3684.
Street Name Holders	If you hold your shares in street name, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or contact your brokerage firm, bank, or other similar entity that holds your shares.

If you have previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the annual meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

Householding

SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple stockholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to stockholders of record sharing an address. This means that stockholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices. Stockholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting:

Wells Fargo & Company

MAC #D1053-300

301 South College Street, 30th Floor

Charlotte, North Carolina 28202

Attention: Corporate Secretary

1-866-870-3684

104            Wells Fargo & Company 2017 Proxy Statement

Acronyms Used in this Proxy Statement

AEC	Audit and Examination Committee	IRC	U.S. Internal Revenue Code of 1986, as amended
CD&A	Compensation Discussion and Analysis	IRS	U.S. Internal Revenue Service
CDT	Central Daylight Time	LTICP	Long-Term Incentive Compensation Plan
FW Cook	F.W. Cook & Co.	NOL	Net Operating Loss
CRC	Corporate Responsibility Committee	NYSE	New York Stock Exchange
EPS	Earnings Per Share	PCAOB	Public Company Accounting Oversight Board
ERISA	Employee Retirement Income Security Act of 1974, as amended	RSR	Restricted share right
GNC	Governance and Nominating Committee	RORCE	Return on Realized Common Equity
HRC	Human Resources Committee	SEC	U.S. Securities and Exchange Commission

Directions to the 2017 Annual Meeting

From Jacksonville International Airport:

Travel south on I-95 to second exit. Sign will say 9A & Blount Island (Exit 362A). Follow 9A to Butler Boulevard, SR 202. Travel east on Butler Boulevard until it ends at A1A. Veer right onto A1A (south) and follow 3.5 miles to the Sawgrass Marriott. Turn right on PGA Tour Boulevard. The Sawgrass Marriott is on the left.

From West – Travel from Tallahassee:

Travel west on I-10. Travel to I-95 and go south towards Jacksonville. Continue south to Exit 344 to State Route 202 East (J. Turner Butler Boulevard). Take Butler Boulevard ramp and bear left on Butler. Travel east on Butler Boulevard East until it ends at A1A. Veer right onto A1A (south) and follow 3.5 miles to the Sawgrass Marriott. Turn right on PGA Tour Boulevard. The Sawgrass Marriott is on the left.

From North – Travel from Atlanta:

Travel south on I-75 to I-10. Take I-10 east. Proceed to I-95 and follow south to Butler Blvd. Take Exit 344 (Old Exit 101) (SR 202). Follow Butler Boulevard east. Butler Boulevard will end at A1A. Veer right onto A1A (south) and follow 3.5 miles to the Sawgrass Marriott. Turn right on PGA Tour Boulevard. The Sawgrass Marriott is on the left.

From Southwest – Travel from Tampa:

Travel north on I-75 to I-4. Take I-4 east to I-95 north. Follow I-95 north to Exit 329 (Old Exit 960) (CR 210). Exit and bear right onto CR 210 east. Take CR 210 east to US 1. Turn left at the stop light on US 1 and proceed approximately 1/2 mile to the continuation of CR 210 (Nocatee Parkway) (at the next stop light) and turn right. Take CR 210 (Nocatee Parkway) east (follow roundabout 3/4 around to Palm Valley Road) and continue to A1A. Turn left at the stop light. Follow A1A to the second stop light (PGA Tour Boulevard) and turn left. The Sawgrass Marriott is on the left.

From South – Travel from Miami:

Travel north on I-95 from Miami. Proceed to Exit 329 (Old Exit 960) (CR 210). Exit and bear right onto CR 210 east. Exit and bear right onto CR 210 east. Take CR 210 east to US 1. Turn left at the stop light on US 1 and proceed approximately 1/2 mile to the continuation of CR 210 (Nocatee Parkway) (at the next stop light) and turn right. Take CR 210 (Nocatee Parkway) east (follow roundabout 3/4 around to Palm Valley Road) and continue to A1A. Turn left at the stop light. Follow A1A to the second stop light (PGA Tour Boulevard) and turn left. The Sawgrass Marriott is on the left.

Wells Fargo & Company 2017 Proxy Statement            105

CCM4521

WELLS FARGO & COMPANY

WELLS FARGO & COMPANY Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: ☐

This proxy is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Stockholders to be held on Tuesday, April 25, 2017, at 10:00 a.m., Eastern Time (ET), at the Sawgrass Marriott, 1000 PGA Tour Boulevard, Ponte Vedra Beach, Florida 32082.

TO VOTE BY INTERNET OR TELEPHONE SEE REVERSE SIDE OF THIS PROXY CARD

TO VOTE BY MOBILE DEVICE, SCAN THE QR BARCODE BELOW AND SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL, COMPLETE THIS PROXY CARD AND RETURN THE ENTIRE PROXY CARD—DO NOT SEPARATE IT—IN THE ENCLOSED ENVELOPE

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Hope A. Hardison, Michael J. Loughlin, and John R. Shrewsberry, and each of them, with full power of substitution, as proxies to vote all shares of the Company’s common stock held of record by the undersigned at the close of business on March 1, 2017, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournment or postponement thereof, as specified on this proxy card. If properly executed, this proxy will be voted as you direct below. If this proxy is executed but no direction is indicated, this proxy will be voted FOR Items 1, 2 and 4, EVERY YEAR for Item 3, AGAINST Items 5 through 10, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

¾	Please fold here – Do not separate	½

The Board of Directors recommends you vote FOR Items 1, 2 and 4, and EVERY YEAR for Item 3.

1.	Election of directors:		For	Against	Abstain

	1(a)	John D. Baker II	☐	☐	☐

	1(b)	John S. Chen	☐	☐	☐

	1(c)	Lloyd H. Dean	☐	☐	☐

	1(d)	Elizabeth A. Duke	☐	☐	☐

	1(e)	Enrique Hernandez, Jr.	☐	☐	☐

	1(f)	Donald M. James	☐	☐	☐

	1(g)	Cynthia H. Milligan	☐	☐	☐

	1(h)	Karen B. Peetz	☐	☐	☐

		For	Against	Abstain

1(i)	Federico F. Peña	☐	☐	☐

1(j)	James H. Quigley	☐	☐	☐

1(k)	Stephen W. Sanger	☐	☐	☐

1(l)	Ronald L. Sargent	☐	☐	☐

1(m)	Timothy J. Sloan	☐	☐	☐

1(n)	Susan G. Swenson	☐	☐	☐

1(o)	Suzanne M. Vautrinot	☐	☐	☐

			For	Against	Abstain

2.	Advisory resolution to approve executive compensation.		☐	☐	☐

3.	Advisory proposal on the frequency of future advisory votes to approve executive compensation.	Every year	Every 2 years	Every 3 years	Abstain
		☐	☐	☐	☐

4.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017.		For ☐	Against ☐	Abstain ☐

The Board of Directors recommends you vote AGAINST Items 5 through 10.

		For	Against	Abstain

5.	Stockholder Proposal – Retail Banking Sales Practices Report	☐	☐	☐

6.	Stockholder Proposal – Cumulative Voting	☐	☐	☐

7.	Stockholder Proposal – Divesting Non-Core Business Report	☐	☐	☐

		For	Against	Abstain

8.	Stockholder Proposal – Gender Pay Equity Report	☐	☐	☐

9.	Stockholder Proposal – Lobbying Report	☐	☐	☐

10.	Stockholder Proposal – Indigenous Peoples’ Rights Policy	☐	☐	☐

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below or the date the Annual Meeting is completed.

If you plan on attending the Annual Meeting, please check the box: ☐

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

WELLS FARGO & COMPANY
SAWGRASS MARRIOTT
1000 PGA TOUR BOULEVARD
PONTE VEDRA BEACH, FLORIDA 32082

2017 ANNUAL MEETING OF STOCKHOLDERS
TUESDAY, APRIL 25, 2017
10:00 a.m., Eastern Time (ET)

ACCESS PROXY MATERIALS BY INTERNET OR MOBILE DEVICE

You can access our proxy materials over the internet or using your mobile device. Please have this proxy card available and go to the following internet address: www.proxydocs.com/wfc or, using your mobile device, scan the QR Barcode on the reverse side of this card to access the materials.

Please help the environment by signing up at the following internet address: www.investorelections.com/wfc to receive all your future annual meeting materials electronically.

¾	Please fold here – Do not separate	½

VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL

TO VOTE BY INTERNET OR MOBILE DEVICE: GO TO THE INTERNET ADDRESS: www.proxypush.com/wfc, OR SCAN THE QR BARCODE ON THE REVERSE SIDE OF THIS CARD

•	Use the internet or your mobile device to vote by proxy 24 hours a day, 7 days a week, until 11:59 p.m., CDT on April 24, 2017.

•	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions when prompted.

•	Do not mail back your proxy card.

TO VOTE BY TELEPHONE: CALL TOLL FREE ON A TOUCH-TONE TELEPHONE: 1-866-883-3382

•	Use any touch-tone telephone to vote by proxy 24 hours a day, 7 days a week, until 11:59 p.m., CDT on April 24, 2017.

•	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions when prompted.

•	Do not mail back your proxy card.

TO VOTE BY MAIL: PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE RETURN THE ENTIRE PROXY CARD. DO NOT SEPARATE IT.

ATTENDING THE ANNUAL MEETING

You may choose to attend the annual meeting and vote in person at the meeting. If you wish to attend the annual meeting, you must follow the requirements for meeting admission contained in the 2017 proxy statement. You must present a valid photo ID and proof of stock ownership or an admission ticket, which you can obtain and print by following the admission ticket link at www.proxypush.com/wfc, to be admitted to the annual meeting.

WELLS FARGO & COMPANY WELLS FARGO CENTER 90 SOUTH 7TH STREET - 17TH FLOOR MINNEAPOLIS, MN 55402-3903

VOTE BY INTERNET OR BY MOBILE DEVICE - www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time (EDT), on April 23, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT, on April 23, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION: To vote and/or obtain an admission ticket to attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                         E22114-P87290-Z69453                 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WELLS FARGO & COMPANY
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a) John D. Baker II		☐	☐	☐

	1b) John S. Chen		☐	☐	☐

	1c) Lloyd H. Dean		☐	☐	☐

	1d) Elizabeth A. Duke		☐	☐	☐

	1e) Enrique Hernandez, Jr.		☐	☐	☐

	1f) Donald M. James		☐	☐	☐

	1g) Cynthia H. Milligan		☐	☐	☐

	1h) Karen B. Peetz		☐	☐	☐

	1i) Federico F. Peña		☐	☐	☐

	1j) James H. Quigley		☐	☐	☐

	1k) Stephen W. Sanger		☐	☐	☐

	1l) Ronald L. Sargent		☐	☐	☐

	1m) Timothy J. Sloan		☐	☐	☐

	1n) Susan G. Swenson		☐	☐	☐

	1o) Suzanne M. Vautrinot		☐	☐	☐

	Signature [PLEASE SIGN WITHIN BOX]	Date

		For	Against	Abstain

2.	Advisory resolution to approve executive compensation.	☐	☐	☐

The Board of Directors recommends you vote EVERY YEAR for the following proposal:	Every Year	Every 2 Year	Every 3 Year	Abstain

3.	Advisory proposal on the frequency of future advisory votes to approve executive compensation. ☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

4.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following stockholder proposals:

5.	Stockholder Proposal - Retail Banking Sales Practices Report.	☐	☐	☐

6.	Stockholder Proposal - Cumulative Voting.	☐	☐	☐

7.	Stockholder Proposal - Divesting Non-Core Business Report.	☐	☐	☐

8.	Stockholder Proposal - Gender Pay Equity Report.	☐	☐	☐

9.	Stockholder Proposal - Lobbying Report.	☐	☐	☐

10.	Stockholder Proposal - Indigenous Peoples’ Rights Policy.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature (Joint Owners)	Date

V.1.1

WELLS FARGO & COMPANY

2017 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, APRIL 25, 2017

10:00 A.M., Eastern Time (ET)

VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL

If you vote by internet, mobile device, telephone, or mail, you authorize, as applicable, the 401(k) Plan trustee or the Stock Purchase Plan custodian to designate Hope A. Hardison, Michael J. Loughlin, and John R. Shrewsberry, and each of them, with full power of substitution, as proxies, to vote the shares as you instruct at the Annual Meeting, or at any adjournment or postponement thereof. Voting by internet, mobile device or telephone is a proxy vote in the same manner as if you had marked, signed, and returned this voting instruction form and proxy card.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting To Be Held

on April 25, 2017:

The 2017 Notice and Proxy Statement, 2016 Annual Report, and other proxy materials are available at

https://materials.proxyvote.com/949746

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this voting instruction form and proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

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E22115-P87290-Z69453

WELLS FARGO & COMPANY

420 Montgomery Street, San Francisco, California 94104

This voting instruction form and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Stockholders to be held on Tuesday, April 25, 2017, at 10:00 a.m., ET, from persons who participate in the (1) Wells Fargo & Company 401(k) Plan (the “401(k) Plan”) and/or (2) Wells Fargo & Company Stock Purchase Plan (the “Stock Purchase Plan”) or any combination of these plans.

By signing this voting instruction form and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Wells Fargo Bank, National Association (“WFB”), the 401(k) Plan trustee, to exercise the voting rights relating to any shares of the Company’s common stock allocable to his or her 401(k) Plan account as of March 1, 2017, at the Annual Meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card; and/or (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies, and hereby directs WFB, the custodian of the Stock Purchase Plan, to vote all shares of the Company’s common stock credited to his or her Stock Purchase Plan account as of March 1, 2017 at the Annual Meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card.

If properly executed, this voting instruction form and proxy card will be voted as you direct on the reverse side. If no direction is indicated, this voting instruction form and proxy card will be voted FOR Items 1, 2 and 4, EVERY YEAR for Item 3, AGAINST Items 5 through 10, and in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting.

Broadridge Financial Solutions, Inc. (“Broadridge”), as tabulation agent, will tabulate the votes by mail from all participants in the 401(k) Plan and the Stock Purchase Plan received by April 21, 2017, and by internet, mobile device, and telephone before 11:59 p.m., EDT, on April 23, 2017. Broadridge will provide the total voting results for all 401(k) Plan shares to WFB, which will then determine the ratio of votes received for and against each item. WFB will then vote all 401(k) Plan shares according to the same ratios. Broadridge will also provide the voting results for all Stock Purchase Plan shares to WFB, which will then vote such shares as directed by the participants at the Annual Meeting.

TO VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL-SEE REVERSE SIDE

V.1.1